Filed with the SEC on January   , 1997             Registration No. 333-
                              --                                       --------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        -----------------------------

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        -----------------------------

                             DEPOSIT GUARANTY CORP.
             (Exact name of registrant as specified in its charter)


        MISSISSIPPI                         6711                 64-072169
(State or other jurisdiction (Primary Standard Industrial  (IRS Employer Identi-
of incorporation or           Classification Code Number)     fication Number)
organization)


                                               ARLEN L. MCDONALD
   210 EAST CAPITOL STREET                     210 EAST CAPITOL STREET
   POST OFFICE BOX 730                         POST OFFICE BOX 730
   JACKSON, MISSISSIPPI  39205                 JACKSON, MISSISSIPPI  39205
   TELEPHONE NUMBER: (601) 354-8497            TELEPHONE NUMBER: (601) 354-8497
   (Address, including zip code,               (Name, address, including zip
   and telephone number, including             code, and telephone number,
   area code of registrant's                   including area code of agent
   principal executive offices)                for service)

                                 Copies to:

   L. Keith Parsons, Esq.                      Lawrence B. Mandala, Esq.
   Watkins Ludlam & Stennis, P.A.              McGlinchey Stafford Lang
   633 North State Street                      A Professional Limited Liability
   Post Office Box 427                         Company
   Jackson, Mississippi  39205-0427            2777 Stemmons Freeway, Suite 925
   Telephone Number: (601) 949-4701            Dallas, Texas 75207
                                               Telephone Number: (214) 860-9731


Approximate date of commencement of proposed sale of securities to the public:
The Effective Date of the merger of First Capital Bancorp, Inc. into Deposit Guaranty Louisiana Corp. as described in the attached Proxy
Statement/Prospectus.

If the securities being registered on this form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                        Proposed Maximum      Proposed Maximum Aggregate
 Title of Each Class of              Amount to be        Offering Price           Offering Price(2)                 Amount of
 Securities to be Registered         Registered(1)         Per Unit                                              Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value            1,702,126               NA                    $10,766,972                    $3,712.75
==================================================================================================================================

        (1) Plus such additional shares as may be issued as a result of the adjustment provisions contained in the Agreement and Plan of Merger. Based upon the anticipated maximum number of shares to be issued in connection with the transaction described herein.

        (2) Estimated in accordance with Rule 457(f)(2) solely for the purpose of calculating the registration fee on the basis of the book value of the outstanding shares of First Capital Bancorp, Inc. common stock as of December 31, 1996.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             DEPOSIT GUARANTY CORP.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


                                                 Caption or Location
                                                       in Proxy
Items in Form S-4                                Statement/Prospectus
-----------------                                --------------------
1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus.......................       Cover Page of
                                                 Registration Statement;
                                                 Cross Reference Sheet;
                                                 Cover Page of the Proxy
                                                 Statement/Prospectus

2.       Inside Front and Outside Back
         Cover Pages of Prospectus........       Available Information;
                                                 Incorporation of
                                                 Certain Documents by
                                                 Reference

3.       Risk Factors, Ratio of Earnings
         to Fixed Charges and Other
         Information......................       Summary

4.       Terms of the Transaction.........       Summary; The Mergers; Comparative
                                                 Rights of Shareholders

5.       Pro Forma Financial Information..       Not Applicable

6.       Material Contracts with the
         Company Being Acquired...........       Not Applicable

7.       Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be Under-
         writers..........................       Not Applicable

8.       Interest of Named Experts and
         Counsel..........................       Legal Opinion; Experts

9.       Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities...       Not Applicable

10.      Information with Respect to
         S-3 Registrants..................       Available Information;
                                                 Incorporation of
                                                 Certain Documents by
                                                 Reference

11.      Incorporation of Certain Infor-
         mation by Reference..............       Available Information;  Incorporation
                                                 of Certain Documents by
                                                 Reference

12.      Information with Respect to S-2
         or S-3 Registrants...............       Not Applicable

13.      Incorporation of Certain Infor-
         mation by Reference..............       Not Applicable

14.      Information with Respect to
         Registrants Other Than S-2 or
         S-3 Registrants..................       Not Applicable

15.      Information with Respect to S-3
         Companies........................       Not Applicable

16.      Information with Respect to S-2
         or S-3 Companies.................       Not Applicable

17.      Information with Respect to
         Companies Other Than S-2 or
         S-3 Companies....................       Information Concerning First Capital Bancorp; First
                                                 Capital Bancorp Management's Discussion and
                                                 Analysis of  Financial Condition and Results of
                                                 Operations; Index to First Capital Bancorp
                                                 Financial Statements

18.      Information if Proxies, Consents
         or Authorizations Are to be
         Solicited........................       Incorporation of Certain Documents by Reference;
                                                 Summary; Introduction; The Mergers--Interests of
                                                 Certain Persons in the Mergers; Dissenters' Rights;
                                                 Security Ownership of Principal Shareholders and
                                                 Management; Experts

19.      Information if Proxies, Consents
         or Authorizations Are Not to be
         Solicited or in an Exchange
         Offer............................       Not Applicable

                          FIRST CAPITAL BANCORP, INC.
                              2400 FORSYTHE AVENUE
                              POST OFFICE BOX 8500
                          MONROE, LOUISIANA 71201-2939

                                                               February __, 1997

To Our Shareholders:

         You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of First Capital Bancorp, Inc. ("First Capital Bancorp") to be held at 1:30 p.m., local time, on March 18, 1997 at the main office of Capital Bank, 100 Oak Street, Delhi, Louisiana.

         At the Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 26, 1996, by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of DG Louisiana, on the one hand, and First Capital Bancorp and its wholly- owned subsidiary, Capital Bank ("Capital Bank"), on the other hand, pursuant to which (a) First Capital Bancorp will merge into DG Louisiana (the "Holding Company Merger") and Capital Bank will merge into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), and (b) each outstanding share of First Capital Bancorp common stock will be converted into a number of shares of Deposit Guaranty common stock as determined pursuant to the Merger Agreement. Details of the proposal are set forth in the accompanying Proxy Statement/Prospectus, which you should read carefully.

         AFTER CAREFUL CONSIDERATION, THE MERGER AGREEMENT HAS BEEN UNANIMOUSLY APPROVED BY YOUR BOARD OF DIRECTORS. THE BOARD BELIEVES THE MERGERS ARE IN THE BEST INTERESTS OF FIRST CAPITAL BANCORP AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT. THE REASONS FOR SUCH RECOMMENDATION ARE SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. FURTHERMORE, FIRST CAPITAL BANCORP'S FINANCIAL ADVISOR, MERCER CAPITAL MANAGEMENT, INC., HAS ISSUED ITS OPINION TO THE EFFECT THAT, AS OF THE DATE OF SUCH OPINION AND BASED UPON THE CONSIDERATIONS DESCRIBED THEREIN, THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF FIRST CAPITAL BANCORP COMMON STOCK PURSUANT TO THE HOLDING COMPANY MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO SUCH SHAREHOLDERS.

         The Mergers present an exceptional opportunity for holders of First Capital Bancorp common stock to join on favorable terms in a combined enterprise with greater financial resources and a more geographically diversified business. As a result of the proposed Mergers, you, as a shareholder of Deposit Guaranty, will own common stock in a bank holding company whose shares are actively traded on the New York Stock Exchange.

         We urge you to read the enclosed materials carefully so that you can evaluate the Mergers for yourself.

         All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.



                                           Very truly yours,


                                           F. Ronnie Myrick
                                           President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                          FIRST CAPITAL BANCORP, INC.
                              2400 FORSYTHE AVENUE
                              POST OFFICE BOX 8500
                          MONROE, LOUISIANA 71201-2939

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of First Capital Bancorp, Inc.:

         Notice is hereby given that a Special Meeting (the "Meeting") of Shareholders of First Capital Bancorp, Inc. ("First Capital Bancorp") will be held at the main office of Capital Bank, 100 Oak Street, Delhi, Louisiana on March 18, 1997 at 1:30 p.m., local time, for the purpose of considering and voting upon the following matters:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 26, 1996, by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of DG Louisiana, on the one hand, and First Capital Bancorp, and its wholly-owned subsidiary, Capital Bank ("Capital Bank"), a Louisiana state bank, on the other hand, pursuant to which
                 (a) First Capital Bancorp will merge into DG Louisiana (the "Holding Company Merger") and Capital Bank will merge into DGNB Louisiana (the "Bank Merger"), and (b) each outstanding share of First Capital Bancorp common stock will be converted into shares of Deposit Guaranty common stock in accordance with the terms of the Merger Agreement; and

         2. To transact such other business as may lawfully come before the meeting or any adjournment or postponement thereof.

         DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE HOLDING COMPANY MERGER IS EFFECTED UPON APPROVAL BY LESS THAN EIGHTY PERCENT (80%) OF THE TOTAL VOTING POWER OF FIRST CAPITAL BANCORP.

         Two-thirds of the voting power present at the Meeting must approve the
Merger Agreement.   Only shareholders of record of First Capital Bancorp common stock as of the close of business on January 28, 1997, are entitled to vote at the Meeting. All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked by appropriate notice to the Secretary of First Capital Bancorp at any time prior to the voting thereof or by delivery of a later-dated proxy. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.



                                           By Order of the Board of Directors



                                           George W. Cummings, III
                                           Chief Operating Officer and Secretary

February __, 1997
Monroe, Louisiana

PROSPECTUS                                           PROXY STATEMENT

DEPOSIT GUARANTY CORP.                               FIRST CAPITAL BANCORP, INC.
___________________                                  ______________

1,702,126 SHARES OF                                  SPECIAL MEETING OF
COMMON STOCK, NO PAR VALUE                           SHAREHOLDERS TO BE HELD
                                                     MARCH 18, 1997


         This Proxy Statement/Prospectus is being furnished to holders of the common stock of First Capital Bancorp, Inc. ("First Capital Bancorp") in connection with the solicitation of proxies by the Board of Directors of First Capital Bancorp for use at its Special Meeting (the "Meeting") of Shareholders to be held on March 18, 1997. This Proxy Statement/Prospectus and accompanying proxy cards were first mailed to shareholders of First Capital Bancorp on or about February _____, 1997.

         At the Meeting, the holders of First Capital Bancorp common stock, no par value ("First Capital Bancorp Common Stock"), will be asked to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 26, 1996, by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a wholly-owned subsidiary of DG Louisiana, on the one hand, and First Capital Bancorp and its wholly-owned subsidiary, Capital Bank ("Capital Bank"), a Louisiana state bank, on the other hand, pursuant to which First Capital Bancorp will merge into DG Louisiana (the "Holding Company Merger") and Capital Bank will merge into DGNB Louisiana (the "Bank Merger", and together with the Holding Company Merger, the "Mergers"). Upon consummation of the Mergers, each outstanding share of First Capital Bancorp Common Stock, other than shares held by First Capital Bancorp's shareholders who perfect dissenters' rights, will be converted into shares of Deposit Guaranty common stock, no par value per share ("Deposit Guaranty Common Stock"), and cash in lieu of any fractional shares, all in accordance with the terms of the Merger Agreement. For a more complete description of the Merger Agreement and the terms of the Mergers, see "The Mergers." A conformed copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit
A. For a more complete description of dissenters' rights, see "Dissenters' Rights."

         Deposit Guaranty has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 1,702,126 shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers. This document constitutes a Proxy Statement of First Capital Bancorp in connection with the Meeting and a Prospectus of Deposit Guaranty with respect to the shares of Deposit Guaranty Common Stock to be issued upon consummation of the Mergers. Each of Deposit Guaranty and First Capital Bancorp has furnished all information included herein with respect to it and its consolidated subsidiaries.

         No person is authorized to give any information or to make any representation concerning the Mergers not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus does not cover any resales of Deposit Guaranty Common Stock to be received by First Capital Bancorp's shareholders upon consummation of the Holding Company Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.


                           -------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

       The date of this Proxy Statement/Prospectus is February ___, 1997.

                             AVAILABLE INFORMATION

         Deposit Guaranty is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Deposit Guaranty can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549 and at the Commission's Regional Offices located in the Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048 and they are also available to the public at the web site maintained by the Commission at "http://www.sec.gov." Copies of such material can also be obtained from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates. In addition, material filed by Deposit Guaranty can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Deposit Guaranty Common Stock is listed (symbol: DEP).

         Deposit Guaranty has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the common stock offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission, and to which portions reference is hereby made for further information with respect to Deposit Guaranty and the securities offered hereby.

         AS INDICATED BELOW, THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN INFORMATION WITH RESPECT TO DEPOSIT GUARANTY, WHICH IS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH INFORMATION OR DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 11, 1997, AND SUCH REQUESTS SHOULD BE DIRECTED TO DEPOSIT GUARANTY'S PRINCIPAL EXECUTIVE OFFICES AT 210 EAST CAPITOL STREET, JACKSON, MISSISSIPPI 39201, ATTENTION:
ARLEN L. MCDONALD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (601) 354-8497.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by Deposit Guaranty with the Commission are hereby incorporated by reference:

       (1) Deposit Guaranty's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

       (2) Deposit Guaranty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

       (3) The description of capital stock contained in Item 14 of Deposit Guaranty's Registration Statement on Form 10 filed April 21, 1970, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1982, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1986, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, relating to the description of Deposit Guaranty's Common Stock.

         All documents filed by Deposit Guaranty pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting of shareholders of First Capital Bancorp are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                               TABLE OF CONTENTS


                                                                                                                       Page
                                                                                                                       ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Purpose of the Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Date, Time and Place of the Meeting; Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Recommendation of the Board of Directors; Reasons for the Mergers  . . . . . . . . . . . . . . . . . . . . . . 3
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Regulatory Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Other Conditions to Consummation of the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Exchange of First Capital Bancorp Certificates; No Fractional Shares   . . . . . . . . . . . . . . . . . . . . 4
         Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Interests of Certain Persons in the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Dissenters' Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Recent Market Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         First Capital Bancorp, Inc. and Subsidiary - Selected Financial Data . . . . . . . . . . . . . . . . . . . . . 7
         Deposit Guaranty Corp. and Subsidiaries - Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . 8
         Comparative Per Share Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Record Date; Voting Rights; Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Structure and Terms of the Mergers; Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Escrow of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Background of and Reasons for the Mergers - First Capital Bancorp  . . . . . . . . . . . . . . . . . . . . .  14
         Reasons for the Mergers - Deposit Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Other Conditions to the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Interests of Certain Persons in the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Exchange of First Capital Bancorp Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Amendment; Waiver; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Conduct of Business Pending the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Resales of Deposit Guaranty Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

DISSENTERS' RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Filing Written Objection and Vote Against the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Notice of the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Written Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Payment and Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Cumulative Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Limitations on Directors' and Officers' Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Supermajority Voting Requirements; Business Combinations; Control Shares . . . . . . . . . . . . . . . . . .  27
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Vacancies in the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Amendment of the Articles of Incorporation or Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Special Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Shareholder Proposals and Nominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Authorized Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

INFORMATION CONCERNING FIRST CAPITAL BANCORP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Market Prices and Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Supervision and Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Ownership of Principal Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Ownership of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

FIRST CAPITAL BANCORP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . .  37
         Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

INDEX TO FIRST CAPITAL BANCORP FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Exhibit A - Agreement and Plan of Merger
Exhibit B - Fairness Opinion of Mercer Capital Management, Inc.
Exhibit C - Section 131 of the Louisiana Business Corporation Law
Exhibit D - Escrow Agreement

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary is necessarily incomplete and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Exhibits and the documents incorporated in this Proxy Statement/Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

PURPOSE OF THE MEETING

         The purpose of the Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated December 26, 1996 (the "Merger Agreement"), by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, its wholly-owned subsidiary, Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a Louisiana corporation, and DG Louisiana's wholly-owned subsidiary, Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national banking association, on the one hand, and First Capital Bancorp, Inc. ("First Capital Bancorp"), a Louisiana corporation and its wholly-owned subsidiary, Capital Bank ("Capital Bank"), a Louisiana state bank, on the other hand, pursuant to which, among other things, (a) First Capital Bancorp will be merged into DG Louisiana (the "Holding Company Merger"), (b) Capital Bank will be merged into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), and (c) on the effective date of the Mergers (the "Effective Date"), each outstanding share of First Capital Bancorp common stock, no par value per share ("First Capital Bancorp Common Stock"), will be converted into a number of shares of common stock, no par value per share, of Deposit Guaranty ("Deposit Guaranty Common Stock"), as determined pursuant to the Merger Agreement.

         The number of shares of Deposit Guaranty Common Stock to be issued in exchange for First Capital Bancorp Common Stock will be based on the Exchange Ratio (as defined below) and the Escrow Shares Exchange Ratio (as defined below). If the Average Market Price (as defined below) of Deposit Guaranty Common Stock is greater than or equal to $25.50 per share, the Exchange Ratio shall equal 1,568,626, less the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, divided by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date. If the Average Market Price of Deposit Guaranty Common Stock is less than or equal to $23.50 per share, the Exchange Ratio shall equal 1,702,126, less the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, divided by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date. If the Average Market Price of Deposit Guaranty Common Stock is greater than $23.50 per share, but less than $25.50 per share, the Exchange Ratio shall be determined by dividing 40,000,000 by the Average Market Price, subtracting from the product the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, and then dividing the result by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date. The Escrow Shares Exchange Ratio shall equal the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock and then dividing the result by the total number of shares of First Capital Bancorp Common Stock issued and
outstanding immediately prior to the Effective Date.   The Average Market Price
of the Deposit Guaranty Common Stock shall be the average of the closing per share trading prices of Deposit Guaranty Common Stock as reported by the New York Stock Exchange on the New York Stock Exchange composite transactions tape (adjusted for any stock split or similar transaction) on the ten (10) consecutive trading days ending on the tenth business day prior to the Effective Date.

         As a result of the Mergers, the business and properties of First Capital Bancorp will become the business and properties of DG Louisiana, the business and properties of Capital Bank will become the business and properties of DGNB Louisiana, and holders of First Capital Bancorp Common Stock will become shareholders of Deposit Guaranty, except for any such holders who perfect dissenters' rights.

         In connection with the Mergers, the parties to the Merger Agreement have agreed to enter into an Escrow Agreement (the "Escrow Agreement"), the form of which is attached hereto as Exhibit D, pursuant to which, among other things, a number of shares of Deposit Guaranty Common Stock equal to the product of the Escrow Shares Exchange Ratio and the number of shares of First Capital Bancorp Common Stock issued and outstanding on the Effective Date (the "Escrow Shares") will be placed into escrow for up to four years and eleven months subsequent to the Effective Date to cover a specific contingency involving certain inadvertent violations by Capital Bank of the Bank Secrecy Act and certain regulations thereunder. The Escrow Shares will have a market value, based solely upon the Average Market Price, equal to $3 million. It is anticipated that the Escrow Shares will constitute approximately six to seven percent of the total number of shares of Deposit Guaranty Common Stock issuable in the Holding Company Merger. As a result of the arrangements contemplated by the Escrow Agreement, holders of First Capital Bancorp Common Stock initially will receive as consideration in the Holding Company Merger a number of shares of Deposit Guaranty Common Stock based on the Exchange Ratio. The existence and scope of any releases of shares from escrow to Deposit Guaranty will determine whether holders of First Capital Bancorp Common Stock subsequently receive additional shares of Deposit Guaranty Common Stock based upon the Escrow Shares Exchange Ratio. Notwithstanding the deposit of the Escrow Shares into escrow, holders of First Capital Bancorp Common Stock with an interest in the Escrow Shares will be entitled to receive any cash dividends paid by Deposit Guaranty with respect to such shares, and to direct the voting of such shares. See "The Mergers -- Escrow of Shares."

DATE, TIME AND PLACE OF THE MEETING; RECORD DATE

         A Special Meeting (the "Meeting") of the Shareholders of First Capital Bancorp will be held on March 18, 1997, at 1:30 p.m., at the main office of Capital Bank, 100 Oak Street, Delhi, Louisiana. The Board of Directors of First Capital Bancorp has fixed the close of business on January 28, 1997, as the record date (the "Record Date") for determining holders of outstanding shares of First Capital Bancorp Common Stock entitled to notice of and to vote at the Meeting. Only holders of First Capital Bancorp Common Stock of record on the books of First Capital Bancorp at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 460,127 shares of First Capital Bancorp Common Stock issued and outstanding, each of which is entitled to one vote. See "Introduction -- General" and "Introduction -- Record Date; Voting Rights; Proxies."


VOTE REQUIRED

         Two-thirds of the total voting power of First Capital Bancorp present
at the Meeting must approve the Merger Agreement.   As of the Record Date, the
executive officers and directors of First Capital Bancorp as a group had the power to vote approximately 105,030 shares of First Capital Bancorp Common Stock, representing approximately 23% of the outstanding shares, all of which are expected to be voted in favor of approval of the Merger Agreement.

THE PARTIES

         Deposit Guaranty Corp.   Deposit Guaranty is a bank holding company
headquartered at 210 East Capitol Street, Jackson, Mississippi 39201, telephone
(601) 354-8497. Its principal subsidiaries are Deposit Guaranty National Bank, a national banking association with its principal office in Jackson, Mississippi; Commercial National Bank, a national banking association with its principal office in Shreveport, Louisiana; Deposit Guaranty National Bank of Louisiana, a national banking association with its principal office in Hammond, Louisiana; Merchants National Bank, a national banking association with its principal office in Fort Smith, Arkansas; and three (3) full-service mortgage banking firms, Deposit Guaranty Mortgage Company, headquartered in Jackson, Mississippi, McAfee Mortgage Company, headquartered in Lubbock, Texas and First Mortgage Corp., headquartered in Omaha, Nebraska. Deposit Guaranty, through its subsidiaries, provides comprehensive corporate, commercial, correspondent and individual banking services, mortgage loan servicing, and personal and corporate trust services.

         As of September 30, 1996, Deposit Guaranty had total assets of $6.2 billion, total deposits of $4.9 billion, total loans of $3.9 billion and shareholders' equity of $562 million. Based on total assets at September 30, 1996, Deposit Guaranty ranked first among Mississippi-based bank holding companies.

         Deposit Guaranty Louisiana Corp.   DG Louisiana is a Louisiana
corporation which owns one hundred percent (100%) of Commercial National Bank and DGNB Louisiana. Deposit Guaranty acquired one hundred percent (100%) of the stock of DG Louisiana in February, 1990. Other than its ownership of Commercial National Bank and DGNB of Louisiana, DG Louisiana does not engage in substantial business activities.

         Deposit Guaranty National Bank of Louisiana. DGNB Louisiana is a national bank headquartered at 201 NW Railroad Ave., Hammond, Louisiana. DGNB Louisiana provides a full complement of consumer and commercial banking services in Tangipahoa, Ascension, Jefferson, St. Tammany and Orleans Parishes in Louisiana.

         First Capital Bancorp, Inc. First Capital Bancorp is a bank holding company headquartered at 2400 Forsythe Avenue, Monroe, Louisiana 71201-2939, telephone number (318) 387-2265. Its only subsidiary is Capital Bank. First Capital Bancorp, through its subsidiary, provides a full complement of consumer and commercial banking services in Ouachita, Madison, Morehouse and Richland Parishes in the State of Louisiana. As of September 30, 1996, First Capital Bancorp had total assets of $186.1 million, total deposits of $162.9 million, total loans of $135.8 million and shareholders' equity of $12.8 million.

         Capital Bank. Capital Bank, a Louisiana state bank, is a full service commercial bank offering consumer and commercial banking services in four Northeast Louisiana parishes. It conducts its business through its main office at 100 Oak Street, Delhi, Louisiana and at five branch offices located in Monroe, West Monroe, Tallulah and Bastrop, Louisiana. Capital Bank offers an array of deposit services, including demand accounts, NOW accounts, certificates of deposit and money market accounts, and provides safe deposit boxes, night depository, individual retirement accounts and electronic and drive-in banking services. Capital Bank's lending activities consist principally of agricultural, real estate, consumer and commercial loans.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGERS

         THE BOARD OF DIRECTORS OF FIRST CAPITAL BANCORP (THE "FIRST CAPITAL BANCORP BOARD") HAS DETERMINED THAT THE MERGERS ARE IN THE BEST INTERESTS OF FIRST CAPITAL BANCORP AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FIRST CAPITAL BANCORP COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. The First Capital Bancorp Board believes that the Mergers provide significant value to the holders of First Capital Bancorp Common Stock and enable them to participate in opportunities for growth that the Mergers make possible.

         In recommending approval of the Merger Agreement to the holders of First Capital Bancorp Common Stock, the First Capital Bancorp Board considered, among other factors, the financial terms of the Merger Agreement; the liquidity the Mergers will afford holders of First Capital Bancorp Common Stock; the respective dividend policies of Deposit Guaranty and First Capital Bancorp; information concerning the financial condition, results of operation and prospects of Deposit Guaranty and First Capital Bancorp; the market price of Deposit Guaranty Common Stock; the tax-free nature of the Mergers to First Capital Bancorp's shareholders for federal income tax purposes (except to the extent that cash is received in respect of their shares); the financial terms of other business combinations in the banking industry; and certain non-monetary factors. See "The Mergers -- Background of and Reasons for the Mergers- First Capital Bancorp."

         In addition, the First Capital Bancorp Board has received the opinion of Mercer Capital Management, Inc. ("Mercer Capital") that the consideration to be received by the holders of First Capital Bancorp Common Stock pursuant to the Merger Agreement, when taken as a whole, is fair to such shareholders from a financial point of view. See "The Mergers -- Opinion of Financial Advisor."


         The Board of Directors of Deposit Guaranty has approved the Merger Agreement because it believes that the Merger will enhance Deposit Guaranty's earnings capacity by enabling it to deliver products and provide services to a larger geographic customer base and that the combination of Deposit Guaranty and First Capital Bancorp can take advantage of increased overall efficiencies and economies of scale. See "The Mergers -- Reasons for the Mergers - Deposit Guaranty."

OPINION OF FINANCIAL ADVISOR

         Mercer Capital, First Capital Bancorp's financial advisor, has rendered its opinion that the consideration to be received by the holders of First Capital Bancorp Common Stock pursuant to the Merger Agreement, when taken as a whole, is fair to such shareholders from a financial point of view. The opinion of Mercer Capital is attached hereto as Exhibit B, and should be read in its entirety with respect to the procedures followed, assumptions made and matters considered by Mercer Capital in connection with its opinion. See "The Mergers -- Opinion of Financial Advisor" for further information regarding, among other things, the First Capital Bancorp Board's selection of Mercer Capital and its compensation arrangement in connection with the Mergers.

REGULATORY APPROVALS

         It is a condition to the consummation of the Mergers that all required regulatory approvals, including the approval of the Office of the Comptroller of the Currency (the "OCC"), be obtained. OCC approval is anticipated in March, 1997, although there can be no assurance that such approval will be
forthcoming or as to the conditions to or timing of such approval.   See "The
Mergers -- Regulatory Approvals."

OTHER CONDITIONS TO CONSUMMATION OF THE MERGERS

         In addition to regulatory approvals and the approval of the Merger Agreement by the requisite vote of the holders of First Capital Bancorp Common Stock, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to receipt of an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986 (the "Code"), and the absence of a material adverse change in the financial condition, results of operations or business of the other party's consolidated group. See "The Mergers -- Other Conditions to the Mergers" for additional information concerning the conditions to consummation of the Mergers.

EXCHANGE OF FIRST CAPITAL BANCORP CERTIFICATES; NO FRACTIONAL SHARES

         As soon as practicable after the Effective Date, The Bank of New York (the "Exchange Agent") will mail to each holder of record of First Capital Bancorp Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Date, represented outstanding shares of First Capital Bancorp Common Stock in exchange for certificates representing Deposit Guaranty Common Stock. See "The Mergers -- Exchange of First Capital Bancorp Certificates." Cash will be paid in lieu of any fractional shares of Deposit Guaranty Common Stock. See "The Mergers -- Structure and Terms of the Mergers; Escrow." Certificates representing First Capital Bancorp Common Stock should not be surrendered until the letter of transmittal is received.

EFFECTIVE DATE

         If the Merger Agreement is approved by the requisite vote of the holders of First Capital Bancorp Common Stock, the Mergers are approved by all required regulatory agencies and the other conditions to the Mergers are satisfied or waived (where permissible), the Mergers will become effective at the date (the "Effective Date") a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Louisiana, or as of such later date to which Deposit Guaranty and First Capital Bancorp agree, which may be specified in the Certificate of Merger to be filed with the Louisiana Secretary of State pursuant to the Business Corporation Law of the State of Louisiana (the "Louisiana BCL"). It is expected that the Effective Date will occur in the Spring of 1997; however, there can be no assurance that the conditions to the Mergers will be satisfied or waived so that the Mergers can be consummated. See "The Mergers -- Effective Date" and "The Mergers -- Other Conditions to the Mergers."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of First Capital Bancorp's management and Board of Directors have interests in the Mergers in addition to their interests as shareholders of First Capital Bancorp generally. Those interests include, among others, provisions in the Merger Agreement regarding indemnification and insurance and eligibility to participate in certain Deposit Guaranty employee benefit plans. Certain executive officers of First Capital Bancorp also have an interest in the Mergers as a result of change in control retention and severance provisions in their existing employment agreements. Pursuant to the Merger Agreement, DG Louisiana has agreed to honor the retention and severance provisions contained in such employment agreements. See "The Mergers -- Interests of Certain Persons in the Mergers."

TERMINATION

         Among other reasons, the Merger Agreement may be terminated at any time prior to the Effective Date (i) in the event the Merger Agreement is not approved by the shareholders of First Capital Bancorp at the Meeting, (ii) if the number of shares of First Capital Bancorp Common Stock, the holders of which perfect dissenters' rights, exceeds ten percent (10%) of the outstanding shares of First Capital Bancorp Common Stock, or (iii) if the Closing has not occurred by September 30, 1997. The Merger Agreement may also be terminated by mutual consent. See "The Mergers -- Amendment; Waiver; Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Consummation of the Mergers is conditioned upon receipt by each of the parties to the Merger Agreement of an opinion of counsel substantially to the effect that the Mergers will be treated, for federal income tax purposes, as tax-free reorganizations, with the result that no gain or loss will be recognized by First Capital Bancorp or by holders of First Capital Bancorp Common Stock who exchange all of their First Capital Bancorp Common Stock solely for Deposit Guaranty Common Stock pursuant to the Mergers (except with respect to cash, if any, received in lieu of fractional shares). First Capital Bancorp's shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Mergers. See "The Mergers -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         Deposit Guaranty intends to use the pooling of interests method of accounting to account for the Mergers upon consummation. See "The Mergers -- Accounting Treatment."

DISSENTERS' RIGHTS

         Unless the Merger Agreement is approved at the Meeting by the affirmative vote of 80% or more of the total voting power of First Capital Bancorp, by complying with the specific procedures required by Louisiana law and described herein, holders of First Capital Bancorp Common Stock will have the right to dissent from the Holding Company Merger, in which event, if the Holding Company Merger is consummated, such shareholders may be entitled to receive in cash the fair value of their shares of First Capital Bancorp Common Stock, in lieu of shares of Deposit Guaranty Common Stock issuable under the Merger Agreement. See "Dissenters' Rights" and Exhibit C hereto.

RECENT MARKET PRICES

         On December 24, 1996, the business day preceding the date that Deposit Guaranty, DG Louisiana, DGNB Louisiana, First Capital Bancorp and Capital Bank entered into the Merger Agreement, the closing sales price for a share of Deposit Guaranty Common Stock, as quoted on the New York Stock Exchange, was $28.75. No assurance can be given as to the market price of Deposit Guaranty Common Stock on the Effective Date. On January 10, 1997, the closing sales price for a share of Deposit Guaranty Common Stock was $30.74 and, if such date had been the Effective Date, the Average Market Price would have been $30.62.

         First Capital Bancorp Common Stock is not actively traded, and there is no established market for First Capital Bancorp Common Stock. At January 21, 1997, there were 309 holders of record of First Capital Bancorp Common Stock.

SELECTED FINANCIAL DATA

         The following selected financial data for Deposit Guaranty and First Capital Bancorp has been derived from the consolidated financial statements of Deposit Guaranty and First Capital Bancorp. The selected financial data as of and for the nine months ended September 30, 1996 and 1995 is derived from unaudited financial statements. In the opinion of First Capital Bancorp management (in the case of the First Capital Bancorp financial statements) and Deposit Guaranty management (in the case of the Deposit Guaranty financial statements), such unaudited financial statements reflect all adjustments that are necessary for a fair presentation of the consolidated results of operations and financial condition of such company for such periods. Results of operations for the nine-months ended September 30, 1996 and 1995 are not necessarily indicative of the results for the entire year. The information set forth below should be read in conjunction with the consolidated financial statements of Deposit Guaranty and First Capital Bancorp incorporated by reference or included elsewhere herein, and First Capital Bancorp Management's Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere herein.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARY - SELECTED FINANCIAL DATA (In Thousands Except Per Share Amounts)


                                  September 30,                               Year Ended December 31,
                              ---------------------         ---------------------------------------------------------------
                               1996          1995            1995          1994         1993            1992         1991
                              ---------------------         ---------------------------------------------------------------
STATEMENTS OF  EARNINGS
Interest income               $11,829       $10,668         $14,356        $9,752         $8,665        $7,730       $9,128
Interest expense                4,872         4,511           6,144         3,467          2,740         3,043        4,588
                              ---------------------         ---------------------------------------------------------------
Net interest income             6,957         6,157           8,212         6,285          5,925         4,687        4,540
Provision for possible
  loan losses                     268           295             271           182            250           403          399
                              ---------------------         ---------------------------------------------------------------
Net interest income after
  provision for  possible
  loan losses                   6,689         5,862           7,941         6,103          5,675         4,284        4,141
Other operating income          1,242         1,053           1,437         1,180          1,040         1,473          966
Other operating expenses        5,008         4,830           7,026         4,930          4,268         4,003        3,740
                              ---------------------         ---------------------------------------------------------------
Income before income taxes      2,923         2,085           2,352         2,353          2,447         1,754        1,367
Income tax expense              1,011           386             546           778            818           615          407
                              ---------------------         ---------------------------------------------------------------
Net income                    $ 1,912        $1,699         $ 1,806        $1,575         $1,629        $1,139         $960
                              =====================         ===============================================================
Net income per share          $  4.16         $3.69         $  3.93         $3.44          $3.57         $2.50        $2.11

WEIGHTED AVERAGE SHARES
OUTSTANDING                   459,990       459,809         459,809       458,142        455,809       455,809      455,809

CASH DIVIDENDS PER SHARE        $0.00         $0.00           $0.70         $0.70          $0.25         $0.23        $0.21

STATEMENTS OF CONDITION -
AVERAGES
Total assets                 $175,649      $152,805        $156,202      $118,096       $107,026       $95,853      $89,976
Earning assets                161,576       139,987         142,706       108,586         98,518        89,008       82,725
Securities                     30,574        26,207          25,476        18,840         19,021        21,514       12,415
Loans, net of unearned
  income                      128,166       108,058         110,687        86,378         78,450        66,260       59,638
Total deposits                151,436       131,931         134,937        97,311         71,514        69,858       69,933
Total stockholders'            11,985         9,751          10,511         8,494          7,955         6,502        5,715
equity

SELECTED RATIOS
Return on average assets         1.45  %       1.48  %         1.16  %       1.33  %        1.52  %       1.19 %       1.07  %
Return on average equity        21.27         23.23           17.18         18.54          20.48         17.52        16.80
Net interest margin - tax
   equivalent                    5.74          5.86            5.75          5.79           6.01          5.27         5.49
Average loans to deposits       84.63         81.90           82.03         88.76         109.70         94.85        85.28
Allowance for possible
loan losses to loans, net of
  unearned income                1.14          1.02            1.21          1.43           1.58          1.70         1.56
Net charge-offs to               0.30          0.04            0.15          0.15           0.21          0.22         0.38
   average loans, net of
   unearned income
Dividend payout                  0.00          0.00           17.81         20.35           7.00          9.20         9.95
Average equity to average
   assets                        6.82          6.38            6.73          7.19           7.43          6.78         6.35
Leverage ratio                   6.75          6.22            6.48          7.01           7.60          7.10           --
Tier I risk-based capital       11.74         10.44           10.85         10.37          10.60         10.70           --

Total risk-based capital        12.81         11.78           12.10         11.62          11.90         11.90           --

DEPOSIT GUARANTY CORP. AND SUBSIDIARIES - SELECTED FINANCIAL DATA
(In Thousands Except Per Share Amounts)


                                          September 30,                            Year Ended December 31,
                                     ----------------------       -------------------------------------------------------------
                                      1996          1995            1995         1994          1993         1992        1991
                                     ----------------------       -------------------------------------------------------------
STATEMENTS OF  EARNINGS
Interest income                      $320,345      $295,049       $ 402,704    $ 307,272    $ 299,327     $ 322,114   $ 382,432
Interest expense                      136,448       127,128         173,432      125,881      124,687       155,459     231,473
                                   ------------------------      --------------------------------------------------------------
Net interest income                   183,897       167,921         229,272      181,391      174,640       166,655     150,959
Provision for possible loan
  losses                                4,005         2,040           2,160       (4,750)     (16,000)       10,378      17,260
                                   ------------------------      --------------------------------------------------------------
Net interest income after
  provision for  possible loan
  losses                              179,892       165,881         227,112      186,141      190,640       156,277     133,699
Other operating income                 86,932        66,179          91,989       93,499       74,781        67,977      61,439
Other operating expense               171,727       149,531         211,452      180,047      171,567       164,470     152,828
                                   ------------------------      --------------------------------------------------------------
Income before income taxes             95,097        82,529         107,649       99,593       93,854        59,784      42,310
Income tax expense                     30,972        26,472          35,029       32,463       27,302        14,270      10,090
                                   ------------------------      --------------------------------------------------------------
Net income                            $64,125       $56,057        $ 72,620     $ 67,130     $ 66,552      $ 45,514    $ 32,220
                                   ========================      ==============================================================
NET INCOME PER SHARE
Primary                                 $1.66         $1.46           $1.89        $1.90     $   1.89      $   1.34       $1.02
Fully diluted                            1.66          1.46            1.89         1.90         1.89          1.30         .92
WEIGHTED AVERAGE SHARES
OUTSTANDING
Primary                            38,620,170    38,282,322      38,431,162   35,336,124   35,299,704    34,067,328  31,599,992
Fully diluted                      38,620,170    38,282,322      38,431,162   35,336,124   35,299,704    34,930,564  34,884,776
CASH DIVIDENDS PER SHARE                 $.52          $.44            $.61         $.53         $.47          $.40        $.39
STATEMENTS OF CONDITION -
AVERAGES
Total assets                       $5,983,117    $5,468,189      $5,571,697   $4,940,977  $ 4,826,726  $  4,777,596  $4,814,533
Earning assets                      5,358,152     4,877,395       4,961,261    4,413,938    4,333,740     4,275,345   4,329,336
Securities available for sale       1,293,508        51,812         186,194      712,184    1,308,634    ---         ---
Investment securities                 124,383     1,528,775       1,365,070      718,891      396,011     1,616,658   1,417,299
Loans, net of unearned income       3,731,139     3,178,944       3,273,408    2,581,724    2,293,416     2,261,034   2,411,731
Deposits                            4,712,369     4,349,549       4,438,797    3,997,038    3,867,669     3,876,927   3,990,963
Long-term debt                         57,307      ---           ---           ---             ---            6,320      24,020
Total stockholders' equity            541,612       488,407         498,023      429,967      367,592       315,833     275,345
SELECTED RATIOS
Return on average assets                 1.43%         1.37%           1.30%        1.36%        1.38%          .95%        .67%
Return on average equity                15.82         15.35           14.58        15.61        18.10         14.41       11.70
Net interest margin - tax
   equivalent                            4.73          4.73            4.75         4.24         4.18          4.12        3.77
Allowance for possible loan
  losses to loans, net of
  unearned income                        1.58          1.72            1.64         1.95         2.56          3.30        3.74
Net charge-offs (recoveries) to
   average loans, net of
   unearned income                       0.11          0.07             .12          .10         (.14)         1.02         .77
Dividend payout                         30.42         29.45           32.01        27.89        24.67         29.96       38.24
Average equity to average assets         9.05          8.93            8.94         8.70         7.62          6.61        5.72
Leverage ratio                           8.13          7.95            7.87         8.43         8.13          6.80        5.42
Tier I risk-based capital               11.02         10.91           11.05        12.49        13.28         12.00        9.95
Total risk-based capital                12.27         12.17           12.30        13.75        14.54         13.27       12.11

COMPARATIVE PER SHARE INFORMATION

        The following table sets forth certain historical comparative information and certain pro forma and equivalent pro forma information with respect to income per share, book value per share and cash dividends per share for the Deposit Guaranty Common Stock and the First Capital Bancorp Common Stock. The information that follows should be read in conjunction with the audited historical financial statements and notes thereto of Deposit Guaranty incorporated by reference herein and the audited historical financial statements and notes thereto of First Capital Bancorp included in this Proxy Statement/Prospectus. The comparative pro forma and equivalent pro forma data have been included herein for comparative purposes only and do not purport to be indicative of the results of operations or financial condition that actually would have resulted had the Mergers occurred at the beginning of the period or the results of operations or financial condition that may be obtained in the future.

                                                                                                     Pro Forma
                                                                                   ------------------------------------------
                                                                                          Deposit
                                                      Historical                        Guaranty and               First
                                          ---------------------------------           First Capital              Capital
                                                                   First                Bancorp  Pro            Bancorp Pro
                                           Deposit                Capital                  Forma                   Forma
       Per Common Share                    Guaranty               Bancorp                 Combined             Equivalent(a)
  -----------------------------------     ---------------------------------        ------------------------------------------
  NET INCOME (b)
    For the nine months ended
      September 30, 1996                      $1.66                   $4.16                    $1.64                  $5.60

    For the year ended
     December 31,
     1995                                      1.89                    3.93                     1.86                   6.35
     1994                                      1.90                    3.44                     1.86                   6.35
     1993                                      1.89                    3.57                     1.85                   6.31

  CASH DIVIDENDS (c)
    For the nine months ended
      September 30, 1996                      $ .52                     ---                    $ .52                  $1.76

    For the year ended
      December 31,
      1995                                      .61                     .70                      .61                   2.06
      1994                                      .53                     .70                      .53                   1.81
      1993                                      .47                     .25                      .47                   1.59

  BOOK VALUE (d)
    As of September 30, 1996                 $14.46                  $27.74                   $14.22                 $48.48
    As of December 31, 1995                   13.91                   24.47                    13.65                  46.53
    As of December 31, 1994                   12.62                   19.21                    12.32                  42.01
    As of December 31, 1993                   11.20                   17.76                    10.95                  37.33

   (a) First Capital Bancorp pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by an assumed exchange ratio. The assumed exchange ratio used in this pro forma presentation was determined based on the average closing price for the ten trading days from December 30, 1996 to January 10, 1997. In accordance with the terms of the Merger Agreement, the actual exchange ratio will be based on the closing per share trading prices of Deposit Guaranty Common Stock as reported by the New York Stock Exchange on the New York Stock Exchange composite transactions tape (adjusted for any stock split or similar transaction) on the ten (10) consecutive trading days ending on the tenth business day prior to the Effective Date.

   (b) Net income per common share is based on weighted average common shares outstanding, adjusted for stock split.

   (c) Pro forma cash dividends represent historical cash dividends of Deposit Guaranty, adjusted for stock split.

   (d) Book value per common share, adjusted for stock split, is based on total period-end shareholders' equity.

                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to holders of First Capital Bancorp Common Stock in connection with the solicitation by the Board of Directors of First Capital Bancorp of proxies for use at a Special Meeting of Shareholders to be held at 1:30 p.m., local time, on March 18, 1997 at the main office of Capital Bank, 100 Oak Street, Delhi, Louisiana, and at any adjournment or postponement thereof.

         At the Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, by and among Deposit Guaranty, DG Louisiana, DGNB Louisiana, First Capital Bancorp and Capital Bank, pursuant to which First Capital Bancorp will merge into DG Louisiana, Capital Bank will merge into DGNB Louisiana and each share of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (except Dissenting Shares, as hereinafter defined) will be converted into and exchangeable for a number of shares of Deposit Guaranty Common Stock, as determined pursuant to the Merger Agreement. As a result of the Merger, the holders of First Capital Bancorp Common Stock (other than holders of Dissenting Shares) will become shareholders of Deposit Guaranty.

         This Proxy Statement/Prospectus constitutes a Proxy Statement of First Capital Bancorp with respect to the Meeting and a Prospectus of Deposit Guaranty with respect to the shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers. The information in this Proxy Statement/Prospectus concerning Deposit Guaranty and its subsidiaries and First Capital Bancorp and its subsidiary has been furnished by each of such entities, respectively.

         The principal executive office of Deposit Guaranty is located at 210 East Capitol Street, Jackson, Mississippi 39201, and its telephone number is
(601) 354-8497. The principal executive office of First Capital Bancorp is located at 2400 Forsythe Avenue, Monroe, Louisiana 71201-2939, and its telephone number is (318) 387-2265.

         This Proxy Statement/Prospectus is first being mailed to holders of First Capital Bancorp Common Stock on or about February __, 1997.

RECORD DATE; VOTING RIGHTS; PROXIES

         The Board of Directors of First Capital Bancorp has fixed the close of business on January 28, 1997 as the Record Date for determining holders of outstanding shares of First Capital Bancorp Common Stock entitled to notice of and to vote at the Meeting. Only holders of First Capital Bancorp Common Stock of record on the books of First Capital Bancorp at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof. Shares of First Capital Bancorp Preferred Stock are not entitled to vote on the Mergers. As of the Record Date, there were 460,127 shares of First Capital Bancorp Common Stock issued and outstanding, each of which is entitled to one vote. The presence, in person or by proxy, of a majority of the total voting power of First Capital Bancorp is necessary to constitute a quorum of the shareholders to take action at the Meeting. Shares of First Capital Bancorp Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the proposal to approve the Merger Agreement and in the discretion of the proxy holders as to any other matter which may properly come before the Meeting or any adjournment or postponement thereof. A shareholder who has given a proxy may revoke it at any time before it is voted by (a) filing with the Secretary of First Capital Bancorp (i) a notice in writing revoking it, or (ii) a duly executed proxy bearing a later date or (b) voting in person at the Meeting.

         Approval of the Merger Agreement requires the approval of two-thirds of the voting power present at the Meeting. An abstention by a shareholder present at the Meeting in person or by proxy will have the same effect as a vote against the Merger Agreement, but failure to return a properly executed proxy, or a broker submitting a proxy without exercising discretionary authority with respect to approval of the Merger Agreement will not. As of the Record Date, the executive officers and directors of First Capital Bancorp as a group had the power to vote approximately 105,030 shares of First Capital Bancorp Common Stock, representing approximately 23% of the outstanding shares, all of which are expected to be voted in favor of approval of the Merger Agreement.

         Deposit Guaranty's shareholders are not required to approve the Merger Agreement or the issuance of shares of Deposit Guaranty Common Stock.

         First Capital Bancorp will bear the costs of soliciting proxies from its shareholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of First Capital Bancorp in person, or by telephone, telecopier or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of First Capital Bancorp Common Stock held of record by such persons, and First Capital Bancorp may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. An independent solicitation firm, The Herman Group, Inc., has been retained by First Capital Bancorp to assist in the solicitation of proxies for an aggregate fee of $3,500 plus out-of-pocket expenses.


                                  THE MERGERS

GENERAL

         The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all related waiting periods and the approval of the holders of First Capital Bancorp Common Stock, First Capital Bancorp will be merged with and into DG Louisiana, and Capital Bank will be merged with and into DGNB Louisiana. As a result of the Mergers, the separate corporate existence of First Capital Bancorp and Capital Bank will cease and the holders of First Capital Bancorp Common Stock (other than holders of Dissenting Shares) will become shareholders of Deposit Guaranty. The date on which the Mergers will be consummated is herein referred to as the "Effective Date." See "The Mergers -- Effective Date."

         The description of the Merger Agreement included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit A.

STRUCTURE AND TERMS OF THE MERGERS; ESCROW

         Upon consummation of the Mergers, First Capital Bancorp will be merged with and into DG Louisiana and the First Capital Bancorp Common Stock issued and outstanding at the Effective Date (other than shares owned by shareholders who, pursuant to the Louisiana BCL, perfect any right to receive the fair value of such shares ("Dissenting Shares")) will be converted into and exchangeable for a number of shares of Deposit Guaranty Common Stock determined by multiplying the number of such shares by the sum of the Exchange Ratio and the Escrow Shares Exchange Ratio.

         The number of shares of Deposit Guaranty Common Stock to be issued in exchange for First Capital Bancorp Common Stock will be based on the Exchange Ratio (as defined below) and the Escrow Shares Exchange Ratio (as defined below). If the Average Market Price (as defined below) of Deposit Guaranty Common Stock is greater than or equal to $25.50 per share, the Exchange Ratio shall equal 1,568,626, less the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, divided by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date. If the Average Market Price of Deposit Guaranty Common Stock is less than or equal to $23.50 per share, the Exchange Ratio shall equal 1,702,126, less the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, divided by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date. If the Average Market Price of Deposit Guaranty Common Stock is greater than $23.50 per share, but less than $25.50 per share, the Exchange Ratio shall be determined by dividing 40,000,000 by the Average Market Price, subtracting from the product the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, and then dividing the result by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date. The Escrow Shares Exchange Ratio shall equal the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of Deposit Guaranty Common Stock, and then dividing the result by the total number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the
Effective Date.   The Average Market Price of the Deposit Guaranty Common Stock
shall be the average of the closing per share trading prices of Deposit Guaranty Common Stock as reported by the New York Stock Exchange on the New York Stock Exchange composite transactions tape (adjusted for any stock split or similar transaction) on the ten (10) consecutive trading days ending on the tenth business day prior to the Effective Date.

         The operation of the Exchange Ratio and the Escrow Shares Exchange Ratio is illustrated by the table below, which shows the effect that various Average Market Prices would have on the Exchange Ratio and the Escrow Shares Exchange Ratio, the total number of shares of Deposit Guaranty Common Stock issuable in the Holding Company Merger, and the aggregate value of such shares based on the Average Market Price. The table assumes that immediately before the Effective Date of the Holding Company Merger, a total of 460,127 shares of First Capital Bancorp Common Stock are outstanding.

                                                              Total Number of
                                                             Shares of Deposit         Average Market Price
    Average Market                                         Guaranty Common Stock      Times Total Number of
   Price of Deposit                                               Issuable               Shares Issuable
   Guaranty  Common     Exchange Ratio    Escrow Shares      (including Escrow          (including Escrow
         Stock                           Exchange Ratio           Shares)                    Shares)
        $21.50              3.3960           0.3033              1,702,126                 $36,595,709

        $22.50              3.4095           0.2898              1,702,126                 $38,297,835

        $23.50              3.4218           0.2774              1,702,126                 $39,999,961

        $24.50              3.2822           0.2661              1,632,653                 $40,000,000

        $25.50              3.1534           0.2557              1,568,626                 $39,999,963

        $26.50              3.1631           0.2460              1,568,626                 $41,568,589

        $27.50              3.1720           0.2371              1,568,626                 $43,137,215

        $28.50              3.1804           0.2288              1,568,626                 $44,705,841

        $29.50              3.1881           0.2210              1,568,626                 $46,274,467

        $30.50              3.1954           0.2138              1,568,626                 $47,843,093

        $31.50              3.2021           0.2070              1,568,626                 $49,411,719

This table is presented for illustration purposes only and no inference is intended or may be drawn concerning the actual Average Market Price which may occur or the resulting Exchange Ratio and Escrow Shares Exchange Ratio. Moreover, the actual market value of a share of Deposit Guaranty Common Stock at the effective time of the Holding Company Merger and at the time certificates for those shares are delivered to holders of First Capital Bancorp Common Stock may be more or less than the Average Market Price used to determine the Exchange Ratio. Also, the price at which the Deposit Guaranty Common Stock is trading at or before the time of the Meeting at which holders of First Capital Bancorp Common Stock will vote on whether to approve the Holding Company Merger may be higher or lower than the Average Market Price used to determine the Exchange Ratio, or the market value of Deposit Guaranty Common Stock at the effective time of the Holding Company Merger or the time certificates representing such shares are delivered to holders of First Capital Bancorp Common Stock. First Capital Bancorp's shareholders are urged to obtain information on the trading price of Deposit Guaranty Common Stock that is more recent than that provided in this Proxy Statement/Prospectus.

         If prior to the Effective Date Deposit Guaranty should split, reclassify or combine Deposit Guaranty Common Stock, or pay a stock dividend or other distribution in Deposit Guaranty Common Stock, then the Exchange Ratio and the Escrow Shares Exchange Ratio shall be appropriately adjusted to reflect such split, reclassification, combination, dividend or distribution.

         The Exchange Ratio was determined by a process of arm's length negotiations involving the managements of First Capital Bancorp and Deposit Guaranty and their respective financial advisors. The maximum number of shares of Deposit Guaranty Common Stock which may be issued upon consummation of the Mergers (1,702,126 shares) would constitute approximately 4.3% of the shares of Deposit Guaranty Common Stock outstanding immediately after the Effective Date. The minimum number of shares of Deposit Guaranty Common Stock which may be issued upon consummation of the Mergers (1,568,626 shares) would constitute approximately 4% of the shares of Deposit Guaranty Common Stock outstanding immediately after the Effective Date. These calculations do not make any adjustment for fractional shares or Dissenting Shares and are based upon the number of shares of First Capital Bancorp Common Stock and Deposit Guaranty Common Stock outstanding on the Record Date.

         No fractional shares of Deposit Guaranty Common Stock will be issued in the Mergers. Deposit Guaranty shall combine any fractional share payable to a holder of First Capital Bancorp Common Stock based on the Exchange Ratio and any fractional share payable to the same holder of First Capital Bancorp Common Stock based on the Escrow Shares Exchange Ratio and add the resulting whole share to the number of shares to be issued to such holder pursuant to the Exchange Ratio. Deposit Guaranty shall pay in lieu of any remaining fractional share an amount in cash determined by multiplying (i) the Average Market Price of Deposit Guaranty Common Stock, by (ii) the fraction of a share of Deposit Guaranty Common Stock to which such holder would otherwise be entitled.

         It is a condition to consummation of the Mergers that all outstanding shares of First Capital Bancorp Preferred Stock be retired prior to the Effective Date. Consequently, no provision has been made for the conversion of such shares in the Mergers.

ESCROW OF SHARES

         The following is a summary of the Escrow Agreement, the form of which is attached hereto as Exhibit D and incorporated herein by reference. The summary set forth below does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement.

         The Escrow Agreement provides that, on the Effective Date, a number of shares of Deposit Guaranty Common Stock equal to the product of the Escrow Shares Exchange Ratio and the number of shares of First Capital Bancorp Common Stock issued and outstanding immediately prior to the Effective Date (the "Escrow Shares") will be deposited with an escrow agent (the "Escrow Agent"). The Escrow Shares will have a market value, based solely upon the Average Market Price, equal to $3 million. It is anticipated that the Escrow Shares will constitute between six and seven percent of the total number of shares of Deposit Guaranty Common Stock issuable in the Holding Company Merger.

         The escrow is being established to provide an adjustment to the consideration to be paid in the Mergers should Deposit Guaranty or any of its consolidated subsidiaries (the "Deposit Guaranty Consolidated Group") pay a fine or civil money penalty or an amount in settlement of a claim by the United States for any such fine or civil money penalty as a result of any violation by Capital Bank of the Bank Secrecy Act or the Treasury Department regulations promulgated thereunder prior to the Effective Date of the Mergers (a "Covered Payment"). In the event of a Covered Payment, Deposit Guaranty may deliver to the Escrow Agent a certificate demanding that the Escrow Agent transfer to Deposit Guaranty a number of whole shares equal as nearly as possible to the amount of the Covered Payment, less the amount of any tax benefit to the Deposit Guaranty Consolidated Group as a consequence of such Covered Payment, divided by the Average Market Price of Deposit Guaranty Common Stock (as defined in the Merger Agreement). The certificate shall specify the amount and nature of the Covered Payment, the tax treatment of such Covered Payment, the number of Escrow Shares for which release is demanded, and the basis for the demand. A copy of the certificate shall be mailed by the Escrow Agent to each beneficial owner of Escrow Shares within five (5) business days after receipt thereof by the Escrow Agent, along with a letter of instructions regarding the procedure for objecting to the release of the Escrow Shares demanded in the certificate. If beneficial owners having an aggregate interest in the Escrow Shares greater than ten percent (10%) deliver timely objections to a certificate to the Escrow Agent, the Escrow Agent shall not release any of the Escrow Shares to Deposit Guaranty pursuant to the certificate unless and until the Escrow Agent receives (i) a certified copy of an arbitration award from an arbitration conducted pursuant to the provisions of the Escrow Agreement, specifying the number of Escrow Shares, if any, to be released, or (ii) joint instructions from Deposit Guaranty and beneficial owners holding a majority of the interest owned by those beneficial owners submitting objections, instructing the number of Escrow Shares to be released. In the event of any disagreement among any of the parties to the Escrow Agreement and the beneficial owners having an aggregate interest greater than ten percent (10%) regarding any person's rights or obligations thereunder, any party, or beneficial owners having an aggregate interest greater than ten percent (10%), may submit the question to an arbitrator to be appointed by the American Arbitration Association for arbitration in accordance with its rules, whose determination shall be conclusive and binding on all parties to the Escrow Agreement and the beneficial owners.

         Unless sooner terminated, the escrow shall terminate thirty (30) days prior to the fifth anniversary of the Effective Date of the Mergers. If (i) the Treasury Department conducts an investigation of possible violations of the Bank Secrecy Act and the Treasury Department regulations promulgated thereunder by Capital Bank covering a period from the earliest date, as of the time of the investigation, as to which a penalty may be assessed for violations of the Bank Secrecy Act and the Treasury Department regulations by Capital Bank through December 1, 1995, (ii) the Treasury Department investigation has been completed, and (iii) Escrow Shares have been delivered to Deposit Guaranty pursuant to the Escrow Agreement, then Deposit Guaranty shall so notify the Escrow Agent and the beneficial owners of Escrow Shares, and the escrow shall terminate. Upon termination of the escrow period, the Escrow Agent shall promptly exchange the Deposit Guaranty stock certificates in its name representing the remaining Escrow Shares for certificates in the names of each of the beneficial owners, in an amount as to a beneficial owner equal to the number of Escrow Shares then remaining in escrow, multiplied by such beneficial owner's proportionate interest in the Escrow Shares. No certificates or scrip representing fractional interests in any Escrow Shares shall be released by the Escrow Agent. All fractional interests in Escrow Shares that a person at any time would otherwise be entitled to receive under the Escrow Agreement shall be disregarded and such person shall only be entitled to receive the resulting whole number of Escrow Shares.

         Notwithstanding the deposit of the Escrow Shares into escrow, holders of First Capital Bancorp Common Stock with an interest in the Escrow Shares will be entitled to receive any cash dividends paid by Deposit Guaranty with respect to such shares, and to direct the voting of such shares.

BACKGROUND OF AND REASONS FOR THE MERGERS - FIRST CAPITAL BANCORP

         BACKGROUND. In the last several years, there has been a sharp increase in the level of interest in and the number of acquisitions of financial institutions in Louisiana. One of the responsibilities of the First Capital Bancorp Board is to consider various strategic alternatives, including whether to affiliate with a larger, more diversified financial organization, as viable opportunities might arise.

         In November and December, 1995, the First Capital Bancorp Board interviewed several investment banking firms for the purpose of retaining a financial advisor to assist First Capital Bancorp in evaluating its strategic alternatives. In early 1996, the First Capital Bancorp Board decided to postpone the retention of a financial advisor for several months. Management projected that 1996 income would be improved from 1995 levels. Thus, the First Capital Bancorp Board believed that, if a decision were made to pursue a business combination with a larger financial organization, shareholder value would be enhanced after several months of 1996 income had been recorded by First Capital Bancorp.

         In April, 1996, F. Ronnie Myrick, President and Chief Executive Officer of First Capital Bancorp, was approached by Deposit Guaranty about the possibility of a business combination between First Capital Bancorp and Deposit Guaranty. The interest expressed by Deposit Guaranty was unsolicited by First Capital Bancorp. Following preliminary discussions between representatives of First Capital Bancorp and Deposit Guaranty, on June 10, 1996, First Capital Bancorp engaged Mercer Capital as its financial advisor to assist it in evaluating and negotiating the possible sale of First Capital Bancorp to Deposit Guaranty. On June 28, 1996, First Capital Bancorp and Deposit Guaranty entered into a confidentiality agreement and First Capital Bancorp provided certain confidential information concerning its business to Deposit Guaranty as a means of exploring further a possible business combination.

         In October, 1996, Deposit Guaranty made a proposal to acquire First
Capital Bancorp.   Over the next several weeks, the parties engaged in
negotiations concerning the terms of such a business combination. On October 31, 1996, representatives of Deposit Guaranty and First Capital Bancorp reached a preliminary agreement on the terms of a business combination, including the consideration to be received by shareholders of First Capital Bancorp, and executed a letter of intent, subject to Deposit Guaranty's completion of due diligence, approval by First Capital Bancorp's and Deposit Guaranty's respective boards of directors, execution of a definitive agreement among the parties and certain other conditions. Following execution of the letter of intent, Deposit Guaranty conducted a review of First Capital Bancorp's and Capital Bank's books and records, and representatives of First Capital Bancorp and Deposit Guaranty, and their respective advisors, negotiated the terms of the Merger Agreement, subject to approval by each party's board of directors.

         The Mergers and Merger Agreement were considered by the Boards of Directors of First Capital Bancorp and Capital Bank at a joint special meeting held for that purpose on December 16, 1996. At the meeting, representatives of Mercer Capital advised the Boards regarding the proposed Mergers. Based upon the foregoing and their analysis of the Mergers and Merger Agreement, the First Capital Bancorp Board and the Capital Bank Board each determined that the Mergers were in the best interests of First Capital Bancorp and Capital Bank and their respective shareholders and approved the Merger Agreement, subject to such changes therein and additions thereto as the President and Chief Executive Officer or the Chief Operating Officer of First Capital Bancorp, and the Chairman and Chief Executive Officer or the President and Chief Operating Officer of Capital Bank, with the advice of counsel, approved.

         Following the December 16, 1996 meeting, representatives of Deposit Guaranty and First Capital Bancorp negotiated the terms of the Merger Agreement relating to the escrow. The Boards of Directors of First Capital Bancorp and Capital Bank conducted another joint special meeting on December 23, 1996 for the purpose of considering the Mergers and Merger Agreement, as revised to include provisions for the escrow. At the meeting, representatives of Mercer Capital again advised the Boards regarding the proposed Mergers. Based upon the foregoing and their analysis of the Mergers and Merger Agreement, the First Capital Bancorp Board and the Capital Bank Board approved the Mergers and Merger Agreement.

         REASONS FOR THE MERGERS. In reaching its decision that the Mergers are in the best interests of First Capital Bancorp and its shareholders, the First Capital Bancorp Board consulted with its financial and other advisors, as well as with First Capital Bancorp's management, and considered a number of factors, including without limitation, the following:

       (a) The financial condition and results of operations of, and prospects for, each of Deposit Guaranty and First Capital Bancorp, and the market price of Deposit Guaranty Common Stock;

       (b) The respective dividend policies of Deposit Guaranty and First Capital Bancorp;

       (c) The amount and type of consideration to be received by the holders of First Capital Bancorp Common Stock pursuant to the Merger Agreement, and the financial terms of other business combinations in the banking industry;

       (d) The Deposit Guaranty Common Stock to be received pursuant to the Merger Agreement will be listed for trading on the New York Stock Exchange and provide holders of First Capital Bancorp Common Stock with liquidity that presently is unavailable to such holders because an active trading market does not exist for the First Capital Bancorp Common Stock;

       (e) The Mergers will allow holders of First Capital Bancorp Common Stock to become shareholders of Deposit Guaranty, a regional bank holding company that was, as of June 30, 1996, the seventy-second (72nd) largest bank holding company in the United States;

       (f) Each of the Mergers is expected to qualify as a tax-free reorganization so that neither First Capital Bancorp nor its shareholders (except to the extent that cash is received in respect of their shares) will recognize any gain in the transaction (see "The Mergers -- Certain Federal Income Tax Consequences"); and

       (g) The opinion received from Mercer Capital that the consideration to be received by the holders of First Capital Bancorp Common Stock pursuant to the Merger Agreement, when taken as a whole, is fair to such shareholders from a financial point of view (see "The Mergers -- Opinion of Financial Advisor").

       The First Capital Bancorp Board did not assign any specific or relative weight to the foregoing factors in its considerations. The First Capital Bancorp Board believes that the Mergers will provide significant value to the holders of First Capital Bancorp Common Stock and will enable them to participate in opportunities for growth that the First Capital Bancorp Board believes the Mergers make possible.

       BASED ON THE FOREGOING, THE FIRST CAPITAL BANCORP BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF FIRST CAPITAL BANCORP COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

REASONS FOR THE MERGERS - DEPOSIT GUARANTY

       The Deposit Guaranty Board of Directors believes that by expanding Deposit Guaranty's customer base into the northeastern portion of Louisiana, the Mergers should enhance Deposit Guaranty's earnings capacity by enabling it to deliver products and provide services to that enlarged customer base, and by permitting cost savings through consolidation of operations. In addition, the Deposit Guaranty Board of Directors believes that the combination of Deposit Guaranty and First Capital Bancorp will allow Deposit Guaranty and First Capital Bancorp to increase overall efficiency and take advantage of economies of scale in several areas. In evaluating the Mergers, the Deposit Guaranty Board of Directors considered a variety of factors, including the respective results of operations, financial condition and prospects of Deposit Guaranty and First Capital Bancorp; the compatibility and complimentary nature of the respective businesses and managerial philosophies of Deposit Guaranty and First Capital Bancorp; and the relative prices paid in recent acquisitions of financial institutions.

OPINION OF FINANCIAL ADVISOR

       GENERAL. Pursuant to an engagement letter dated June 10, 1996 (the "Engagement Letter"), First Capital Bancorp engaged Mercer Capital to act as its financial advisor in connection with the possible sale of First Capital Bancorp to Deposit Guaranty. Mercer Capital is a nationally recognized business valuation and financial advisory consulting firm and is regularly engaged in the valuation of financial institutions and other businesses in connection with mergers and other business combinations, and in business valuations for corporate and other purposes. First Capital Bancorp selected Mercer Capital as its financial advisor on the basis of its experience and expertise in transactions similar to the Mergers, its reputation in the banking community, and its previous experience in conducting valuations of First Capital Bancorp Common Stock on behalf of the Capital Bank Employee Stock Ownership Plan.

       At the December 16, 1996 and December 23, 1996 meetings of the First Capital Bancorp Board, Mercer Capital delivered its oral opinion, subsequently confirmed in writing, that the consideration to be received by the holders of First Capital Bancorp Common Stock pursuant to the Merger Agreement, when taken as a whole, is fair to such shareholders from a financial point of view. No limitations were imposed by First Capital Bancorp on Mercer Capital with respect to the investigations made or procedures followed in rendering its opinion. The full text of Mercer Capital's written opinion to the First Capital Bancorp Board of Directors, which sets forth the assumptions made, matters considered, and limitations of the review by Mercer Capital, is attached hereto as Exhibit B and is incorporated herein by reference and should be read carefully and in its entirety in connection with this Proxy Statement/Prospectus. The following summary of Mercer Capital's opinion is qualified in its entirety by reference to the full text of the opinion. Mercer Capital's opinion is addressed to the First Capital Bancorp Board of Directors only and does not constitute a recommendation to any shareholder of First Capital Bancorp as to how such shareholder should vote at the Special Meeting.

       In connection with its opinion, Mercer Capital, among other things: (i) reviewed certain publicly available financial and other data with respect to Deposit Guaranty and certain financial and other data with respect to First Capital Bancorp, including the consolidated financial statements for recent years and interim periods to September 30, 1996, and certain other relevant financial and operating data relating to First Capital Bancorp and Deposit Guaranty made available to Mercer Capital from published sources and from the internal records of First Capital Bancorp; (ii) reviewed the Merger Agreement;
(iii) reviewed certain historical market prices and trading volumes of Deposit Guaranty Common Stock on The Nasdaq Stock Market and New York Stock Exchange;
(iv) compared Deposit Guaranty from a financial point of view with proxies for certain other companies in the banking industry that Mercer Capital deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry that Mercer Capital deemed to be comparable, in whole or in part, to the Mergers; (vi) reviewed and discussed with representatives of the management of First Capital Bancorp and Deposit Guaranty certain information of a business and financial nature regarding First Capital Bancorp and Deposit Guaranty, furnished to Mercer Capital by First Capital Bancorp and Deposit Guaranty, including financial forecasts and related assumptions of First Capital Bancorp;
(vii) made inquiries regarding and discussed the Merger Agreement and other matters related thereto with First Capital Bancorp's counsel; and (viii) performed such other analyses and examinations as Mercer Capital deemed appropriate.

       In connection with its review, Mercer Capital did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts for First Capital Bancorp provided to Mercer Capital by First Capital Bancorp's management, Mercer Capital assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of First Capital Bancorp's management at the time of preparation as to the future financial performance of First Capital Bancorp and provided a reasonable basis upon which Mercer Capital could form its opinion. Mercer Capital also assumed that there were no material changes in First Capital Bancorp's or Deposit Guaranty's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Mercer Capital. In addition, Mercer Capital did not review any individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of First Capital Bancorp or Deposit Guaranty, and was not furnished with any such appraisals. Further, Mercer Capital's opinion was based on economic, monetary and market conditions existing as of December 16, 1996 and December 23, 1996, and on the assumption that the Mergers will be consummated in accordance with the terms of the Merger Agreement, without any amendment thereto and without waiver by First Capital Bancorp of any of the conditions to its obligations thereunder.

       Set forth below is a brief summary of the reports presented by Mercer Capital to the First Capital Bancorp Board of Directors on December 16, 1996 and December 23, 1996 in connection with its opinion.

       TRANSACTION OVERVIEW. Mercer Capital noted that under the terms of the Merger Agreement, First Capital Bancorp Common Stock will be converted into Deposit Guaranty Common Stock based upon the following: (a) 1,702,126 shares of Deposit Guaranty Common Stock will be issued if the Average Market Price is less than $23.50 per share; (b) 1,568,626 shares of Deposit Guaranty Common Stock will be issued if the Average Market Price is greater than $25.50 per share; or (c) $40,000,000 worth of Deposit Guaranty Common Stock will be issued if the Average Market Price is between $23.50 per share and $25.50 per share. In each case, a number of shares of Deposit Guaranty Common Stock equal to 3,000,000 divided by the Average Market Price will become subject to the Escrow Agreement.

       Based upon the terms of the Merger Agreement and the approximate trading value of Deposit Guaranty Common Stock on the date the preliminary fairness opinion was rendered ($29.50 per share), and assuming that all Escrow Shares ultimately will be released to First Capital Bancorp shareholders, Mercer Capital calculated that the implied value of the proposed Holding Company Merger was $46.3 million, or $100.60 per share. Mercer Capital noted that this implied value represented 351% of First Capital Bancorp's September 30, 1996 book value, 351% of its tangible book value, 18.6x estimated 1996 consolidated earnings of approximately $2.5 million before giving consideration to merger related expenses, 24.0% of assets, and a premium (i.e., price in excess of tangible book value) to estimated core deposits of 21.6%. Mercer Capital emphasized, however, that the ultimate value to be received by First Capital Bancorp shareholders was contingent upon the market value of Deposit Guaranty's Common Stock during the calculation period and receipt of the Escrow Shares.

       COMPARABLE TRANSACTION ANALYSIS. Mercer Capital reviewed the prices paid for various banks which have been acquired based upon certain available
public information as compiled by SNL Securities.   Mercer Capital noted that
most banking transactions are measured in terms of the price/book ("P/B"), price/tangible book ("P/TB"), price/earnings ("P/E"), price/assets ("P/A") and tangible book premium/core deposit ("TBP/CD") ratios.

       The bank acquisition data was divided into the following six groups: (1) aggregate national acquisition data; (2) banks based in the Southeast; (3) banks based in the Southwest; (4) Louisiana banks; (5) banks with a return on equity ("ROE") greater than 17%; and (6) banks with assets of $150 million to $250 million. For each group, average and median P/E, P/B, P/TB, P/A and TBP/CD ratios were calculated for calendar years 1991-1995 and the year-to-date period ended December 1, 1996. The 1996 median P/E ratio and average P/B, P/TB, P/A and TBP/CD ratios were then multiplied by First Capital Bancorp's respective estimated fiscal year 1996 earnings and September 30, 1996 book value, tangible book value, assets and core deposits to develop an overall indicated range of value for First Capital Bancorp. A summary of Mercer Capital's analysis is presented in the table below.

                                                                        Transaction Multiples
                                         ---------------------------------------------------------------------------------
                                                                                                            Tangible Book
                                            Price/          Price/           Price/           Price/        Premium/Core
                                           Earnings          Book        Tangible Book        Assets          Deposits
                                         -------------   ------------   ----------------   ------------   ----------------
  National Averages                          16.6            193%             196%            18.5%             10.8%
  Southeast Averages                         19.1            194%             199%            19.7%             12.0%
  Southwest Averages                         13.6            199%             203%            18.6%             12.3%
  Louisiana Averages                         16.5            218%             218%            21.1%             14.5%
  High ROE Bank Averages                     10.8            214%             224%            18.6%             13.1%
  $150MM-$250MM Asset Averages               18.5            205%             209%            18.9%             11.7%
  HIGH                                       19.1            218%             224%            21.1%             14.5%
  AVERAGE                                    15.3            204%             208%            19.3%             12.5%
  MEDIAN                                     16.5            199%             203%            18.6%             12.3%
  LOW                                        13.6            193%             196%            18.5%             10.8%

                                                                      Implied Acquisition Values
                                         ---------------------------------------------------------------------------------
                                                                                                            Tangible Book
                                            Price/          Price/           Price/           Price/        Premium/Core
                                           Earnings          Book        Tangible Book        Assets          Deposits
                                         -------------   ------------   ----------------   ------------   ----------------
  National Averages                      $   90.00       $  53.00       $    54.00         $ 75.00        $    64.00
  Southeast Averages                        103.00          54.00            55.00           80.00             68.00
  Southwest Averages                         73.00          55.00            56.00           75.00             69.00
  Louisiana Averages                         89.00          60.00            60.00           85.00             77.00
  High ROE Bank Averages                     58.00          59.00            62.00           75.00             72.00
  $150MM-$250MM Asset Averages              100.00          57.00            58.00           76.00             67.00

  HIGH                                      103.00          60.00            62.00           85.00             77.00
  AVERAGE                                    86.00          56.00            58.00           78.00             70.00
  MEDIAN                                     90.00          56.00            57.00           76.00             69.00
  LOW                                        58.00          53.00            54.00           75.00             64.00

         Mercer Capital's analysis indicated an overall range of value of First Capital Bancorp of $53.00 to $103.00 per share of First Capital Bancorp Common Stock. The overall median indicated values ranged from $57.00 to $90.00 per share of First Capital Bancorp Common Stock. Mercer Capital noted that the implied price for First Capital Bancorp of $100.60 per share of First Capital Bancorp Common Stock, based upon Deposit Guaranty's then trading price of $29.50 per share, fell at the upper end of the cited range.

         DILUTION ANALYSIS. A dilution analysis was conducted whereby hypothetical non-dilutive prices for First Capital Bancorp were generated under the assumption that various potential buyers would structure an offer so that First Capital Bancorp's pro forma earnings per share would equal that of the assumed buyer based solely on the shares issued to First Capital Bancorp's shareholders.

         The valuation analysis was based upon hypothetical non-dilutive mergers with Deposit Guaranty, Hibernia Corporation, First Commerce Corporation, Regions Financial Corporation, Banc One Corporation and Hancock Holding Company. The analysis calculated a range of values for each assumed buyer based upon First Capital Bancorp's estimated 1996 earnings, plus after-tax cost savings that a buyer might realize. Expense savings were assumed to range from 0% to 40% of First Capital Bancorp's non-interest operating expenses.

         The analysis indicated an overall range of $68.00 (0% expense savings) to $127.00 per share of First Capital Bancorp Common Stock (40% expense savings). Mercer Capital noted that the implied pricing of Deposit Guaranty's offer fell slightly above the mid-point of the range. Mercer Capital further noted that the implicit assumption in the analysis is that the buyer "pays" the seller for all expense savings and no revenues are lost in the acquisition.

         CONTRIBUTION ANALYSIS. Mercer Capital compared the relative contribution First Capital Bancorp and Deposit Guaranty will make to the pro forma organization based upon September 30, 1996 balance sheet data and trailing 12 month net income. Mercer Capital noted that First Capital Bancorp shareholders collectively will own 3.9% of the Deposit Guaranty Common Stock, assuming 1,568,626 shares of Deposit Guaranty Common Stock are issued in the Holding Company Merger and that all Escrow Shares ultimately are released. By way of comparison, First Capital Bancorp will contribute approximately 2.2% of the equity, 3.4% of the loans and 3.2% of the deposits to the pro forma organization. In addition, First Capital Bancorp would contribute approximately 2.7% of the stated earnings and 3.8% of the pro forma earnings to the pro forma organization, assuming cost savings approximate 20% of First Capital Bancorp's non-interest operating expenses.

         DISCOUNTED CASH FLOW ANALYSIS. A discounted cash flow ("DCF") analysis was prepared to develop an estimate of value First Capital Bancorp shareholders might realize assuming a merger was delayed one and two years. Indications of value derived using the DCF method reflect interim cash flows (dividends) and a terminal cash flow (the value of First Capital Bancorp at the end of the projection period), both discounted to the present at an appropriate required rate of return.

         For purposes of the analysis, projected dividends for 1997 and 1998 assumed that First Capital Bancorp's existing dividend of $0.70 per share would be maintained. The terminal value for the one year projections was based upon a range of net income in 1997 of $2.7 million to $3.3 million, multiplied by a P/E ratio of 12.0x to 18.0x. The terminal value in the two year projections was based upon a range of net income of $3.0 million to $3.6 million, multiplied by a P/E ratio of 12.0x to 18.0x. The terminal values and interim dividends were discounted to present values at a rate of 15%.

         Mercer Capital calculated a range of present values for the one year projections of $62.00 to $113.00 per share of First Capital Bancorp Common Stock, and a range of present values for the two year projections of $60.00 to $108.00 per share of First Capital Bancorp Common Stock. Mercer Capital noted that the implied value of the proposed Holding Company Merger with Deposit Guaranty (approximately $100.00 per share, including the Escrow Shares) compared favorably with the range of value derived from the DCF analysis. Further, it was noted that by delaying a sale in an effort to realize more value that First Capital Bancorp's shareholders could risk losing value if market and/or economic conditions changed, if management's projected performance was not achieved, or other similar events occurred.

         PRO FORMA ANALYSIS OF PER SHARE DATA. Mercer Capital analyzed changes in pro forma dividends per share, earnings per share and book value per share from the perspective of holders of First Capital Bancorp Common Stock. Mercer Capital did not represent or warrant that the actual pro forma data reflected in the Proxy Statement/Prospectus mailed to First Capital Bancorp shareholders would reflect that which was developed in its analysis. Mercer Capital noted that the proposed terms of the Mergers would result in a substantial increase in earnings and book value per share for holders of First Capital Bancorp Common Stock. Mercer Capital calculated that such shareholders would benefit from an increase in dividends to $2.73 per share from $0.70 per share as a consequence of the Mergers, based upon Deposit Guaranty's current annualized quarterly dividend of $0.80 per share and the proposed terms of the Mergers.

         REVIEW OF DEPOSIT GUARANTY. Using public and other available information, Mercer Capital compared the historical financial performance and current market pricing of Deposit Guaranty with the following: (1) publicly traded bank holding companies based in Mississippi, Alabama, Arkansas, Louisiana and Tennessee; (2) publicly traded bank holding companies with $5 billion to $15 billion of assets; and (3) aggregate data for all publicly traded bank holding companies. None of the companies considered in the comparison analysis are identical to Deposit Guaranty. Mercer Capital noted that, in general, Deposit Guaranty could be characterized as more profitable than the comparable group medians, while its public market price in terms of P/E, P/B, P/TB and dividend yield ratios were comparable to the median statistics. A summary of Mercer Capital's comparisons is presented below.


                                                                                    $5-$15 Billion
                                            Deposit           Regional Bank          Bank Holding           National Bank
                                           Guaranty          Holding Company           Company             Holding Company
             Pricing Data                  Multiples           Multiples              Multiples               Multiples
  ----------------------------------   ----------------   --------------------   --------------------   ---------------------
  Earnings Per Share (LTM)                 14.1                 14.6                  14.5                    14.3
  Earnings Per Share (96E)                 13.5                 13.4                  13.5                    13.4
  Earnings Per Share (97E)                 12.7                 12.4                  12.5                    12.0
  Book Value Per Share                      204%                 185%                  217%                    181%
  Tangible Book Value Per Share             241%                 200%                  239%                    197%
  Annualized Quarterly Dividend            2.71%                2.58%                 2.70%                   2.15%

        PROFITABILITY SUMMARY
  ----------------------------------
  Return on Average Equity (LTM)          15.00%               13.40%                14.60%                  13.00%
  Return on Average Assets (LTM)           1.35%                1.21%                 1.25%                   1.18%
  Efficiency Ratio                        63.30%               60.00%                59.10%                  60.40%
  Payout Ratio                            37.00%               35.00%                36.00%                  32.00%

         The summary set forth above does not purport to be a complete description of the presentation by Mercer Capital to the First Capital Bancorp Board of Directors or of the analyses performed by Mercer Capital. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Mercer Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the First Capital Bancorp Board of Directors. In addition, Mercer Capital may have given certain analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Mercer Capital's view of the actual value of First Capital Bancorp or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, Mercer Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Capital Bancorp or Deposit Guaranty. The analyses performed by Mercer Capital are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Mercer Capital's analysis of the fairness of the consideration to be received by the holders of First Capital Bancorp Common Stock in the Holding Company Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. Mercer Capital used in its analyses various projections of future performance prepared by the management of First Capital Bancorp. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

         As described above, Mercer Capital's opinion and presentation to the First Capital Bancorp Board were among the many factors taken into consideration by the Board in making its determination to approve the Merger Agreement.

         Pursuant to the Engagement Letter, First Capital Bancorp paid Mercer Capital an initial fee of $15,000. If the Mergers are consummated, Mercer Capital will be paid an additional fee equal to 0.25% of the total consideration involved in the Holding Company Merger. First Capital Bancorp has also agreed to reimburse Mercer Capital for its reasonable out-of-pocket expenses in an amount not to exceed $7,500 without the prior consent of First Capital Bancorp. First Capital Bancorp has agreed to indemnify Mercer Capital and its partners, employees, consultants, agents and representatives against certain liabilities, including liabilities under the federal securities laws. In 1995 and 1996 First Capital Bancorp paid approximately $17,000 to Mercer Capital for various services. Otherwise, neither Deposit Guaranty nor First Capital Bancorp has paid Mercer Capital any other fees during the last two years.

EFFECTIVE DATE

         The Mergers will be consummated and become effective at the time a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Louisiana, or as of such later date or time to which Deposit Guaranty and First Capital Bancorp agree, which may be specified in the Certificate of Merger. Unless Deposit Guaranty and First Capital Bancorp otherwise agree, the Mergers will be consummated as soon as practicable following receipt of First Capital Bancorp shareholder and necessary regulatory approvals and satisfaction or waiver of the other conditions to the Mergers.
It is expected that the Effective Date will occur in the Spring of 1997; however, there can be no assurance that the conditions to the Mergers will be satisfied or waived so that the Mergers can be consummated. See "The Mergers -- Regulatory Approvals" and "The Mergers -- Other Conditions to the Mergers."

REGULATORY APPROVALS

         Consummation of the Mergers is conditioned on approval by all required regulatory authorities, including approval by the OCC. OCC approval is anticipated in March, 1997, although there can be no assurance that such approval will be forthcoming or as to the conditions to or timing of such approval. The Board of Governors of the Federal Reserve System, the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation must also review the Bank Merger and comment on the competitive factors involved. The Bank Merger may not be consummated until the expiration of fifteen (15) days after approval by the OCC has been obtained. During this 15-day period, the United States Department of Justice, if it objects to the proposed Bank Merger for antitrust reasons, may file suit to enjoin the Bank Merger.

OTHER CONDITIONS TO THE MERGERS

         In addition to approval of the Merger Agreement by the requisite vote of the holders of First Capital Bancorp Common Stock and regulatory approval of the Mergers, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to (i) the absence of any order, decree or injunction of a court or agency of competent jurisdiction enjoining or prohibiting consummation of the Mergers, (ii) receipt of an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code,
(iii) the condition that on the date of closing the representations and warranties made in the Merger Agreement by each party are true and correct in all material respects, (iv) the condition that prior to the Effective Date there not have been a material adverse change in the financial condition, results of operations or business of the other party's consolidated group and
(v) the receipt of customary legal opinions. The obligation of Deposit Guaranty to consummate the Mergers is also conditioned upon receipt of an opinion of KPMG Peat Marwick LLP to the effect that the Mergers may be accounted for as a pooling of interests under generally accepted accounting principles. This condition may be waived by Deposit Guaranty.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         INDEMNIFICATION. The Merger Agreement provides that DG Louisiana shall indemnify the former directors, officers, employees and agents of First Capital Bancorp against all claims to which they become subject arising out of actions or omissions occurring at or prior to the Effective Date of the Mergers, including the transactions contemplated by the Merger Agreement, to the full extent permitted by Louisiana law or by First Capital Bancorp's Articles of Incorporation and Bylaws. The Merger Agreement also provides that DGNB Louisiana shall indemnify the former directors, officers, employees and agents of Capital Bank against all claims to which they become subject arising out of actions or omissions occurring at or prior to the Effective Date of the Mergers, including the transactions contemplated by the Merger Agreement, to the full extent permitted by Louisiana law or by Capital Bank's Articles of Incorporation and Bylaws. DG Louisiana and DGNB Louisiana have agreed to use their best efforts to maintain First Capital Bancorp's and Capital Bank's existing directors' and officers' liability insurance policies (or a policy providing at least comparable coverage) for a period of five (5) years after the Effective Date of the Mergers. The Merger Agreement also provides for indemnification by Deposit Guaranty of First Capital Bancorp and its officers, directors and control persons from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated in the Registration Statement, of which this Proxy Statement/Prospectus forms a part, or in any amendment or supplement thereto, or necessary to make the statements made not misleading. This indemnification does not apply to statements made in reliance on information furnished to Deposit Guaranty by or on behalf of First Capital Bancorp or Capital Bank for use in the Registration Statement.

         EMPLOYEE BENEFITS. The Merger Agreement provides that, after the Effective Date of the Mergers, Deposit Guaranty will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all employees of First Capital Bancorp and Capital Bank under Deposit Guaranty's benefit plans for which they are eligible, as soon as practicable after the
Effective Date.   There will be no waiting period for coverage of eligible
participants under any health or group term life benefit plan, and no employee will be denied benefits under any such plan for pre- existing conditions. All prior years of service of Capital Bank employees will be counted for vesting and eligibility purposes under all applicable Deposit Guaranty employee benefit plans to the extent permitted by applicable law. Any Capital Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in a Capital Bank employee benefit plan, shall, on the Effective Date, be covered by or participate in the comparable Deposit Guaranty employee benefit plan if a comparable plan otherwise is maintained by Deposit Guaranty and if the eligibility requirements of the Deposit Guaranty plan are met.

         RETENTION AND SEVERANCE ARRANGEMENTS.   Mr. F. Ronnie Myrick, the
President and Chief Executive Officer of First Capital Bancorp and the Chairman and Chief Executive Officer of Capital Bank, Mr. George W. Cummings, III, the Chief Operating Officer and Secretary of First Capital Bancorp and the President and Chief Operating Officer of Capital Bank, and Ms. Bobbie W. Williams, the Chief Financial Officer and Assistant Secretary of First Capital Bancorp and the Senior Vice President, Chief Financial Officer and Cashier of Capital Bank, each have employment agreements with Capital Bank that provide for certain retention payments upon the consummation of a "Change in Control" of First Capital Bancorp or Capital Bank (such term, as defined in the employment agreements, includes the Mergers). Mr. Myrick also serves as a director of First Capital Bancorp and Capital Bank and Mr. Cummings also serves as a director of Capital Bank.

         Pursuant to their employment agreements, each of the above-referenced executive officers of First Capital Bancorp and Capital Bank will be entitled to a retention payment equal to two years of his or her base pay at the rate in effect on the Effective Date of the Mergers, provided such executive officer remains in the employ of Capital Bank until the Effective Date of the Mergers, continues to perform his or her duties at the level of competence Capital Bank has come to expect of him or her, and aids in the preparation for the Mergers, to the extent reasonably requested by Capital Bank.

         Each such employment agreement also provides that, if the executive officer is terminated during the term of the agreement without "Cause," or terminates his or her employment for "Good Reason," each as defined in the agreement, such executive officer will receive severance benefits equal to his or her full base salary for twelve months, in a single lump sum payment at the annual rate in effect on the date of termination, a bonus at the conclusion of the fiscal year that falls within the twelve months following the date of termination in an amount equal to such executive officer's annual bonus during the fiscal year immediately preceding termination, all group plan benefits for twelve months following termination and all employee benefits to which he or she has a vested right.

         Pursuant to the Merger Agreement, DGNB Louisiana has agreed to honor the retention and severance provisions of the foregoing employment agreements, regardless of whether the Mergers are consummated prior to the expiration of the terms of such agreements, each of which is scheduled to expire on December 31, 1997. DGNB Louisiana will also provide severance benefits to other former employees of Capital Bank that are at least equivalent to the benefits that would have been provided under the severance policy applicable to DGNB Louisiana.

EXCHANGE OF FIRST CAPITAL BANCORP CERTIFICATES

         On the Effective Date, each holder of First Capital Bancorp Common Stock will cease to have any rights as a shareholder of First Capital Bancorp and his or her sole rights will pertain to the shares of Deposit Guaranty Common Stock to which such holder's shares of First Capital Bancorp Common Stock shall have been converted pursuant to the Mergers, except for the right to receive cash for any fractional shares and except for any such shareholder who exercises statutory dissenters' rights.

         Within ten (10) days after the effective date of the Mergers, the Exchange Agent for the Deposit Guaranty Common Stock will mail to each holder of record of First Capital Bancorp Common Stock a letter of transmittal and instructions for effecting the surrender of the stock certificates which, immediately prior to the Effective Date, represented outstanding shares of First Capital Bancorp Common Stock in exchange for certificates representing shares of Deposit Guaranty Common Stock. SHAREHOLDERS OF FIRST CAPITAL BANCORP ARE REQUESTED NOT TO SURRENDER THEIR FIRST CAPITAL BANCORP CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. Upon surrender of a certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor: (i) a certificate representing that number of whole shares of Deposit Guaranty Common Stock, as defined below, to which such holder of First Capital Bancorp Common Stock shall have become entitled pursuant to the provisions hereof (other than the portion of such shares of Deposit Guaranty Common Stock that comprise Escrow Shares), and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the certificates surrendered, and such certificates shall forthwith be canceled.

         Deposit Guaranty will not pay former shareholders of First Capital Bancorp who become holders of Deposit Guaranty Common Stock pursuant to the Mergers any dividends or other distributions that may have become payable to holders of record of Deposit Guaranty Common Stock following the Effective Date until they have surrendered their certificates evidencing ownership of shares of First Capital Bancorp Common Stock along with a properly completed letter of transmittal.

         First Capital Bancorp's shareholders who cannot locate their certificates are urged to promptly contact the Secretary of First Capital Bancorp at 2400 Forsythe Avenue, Post Office Box 8500, Monroe, Louisiana 71201-2939, telephone number (318) 387-2265. A new certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his or her certificate(s) cannot be located and an agreement to indemnify First Capital Bancorp and Deposit Guaranty and their transfer agents and registrars against any claim that may be made against First Capital Bancorp or Deposit Guaranty by the owner of the certificate(s) alleged to have been lost or destroyed. First Capital Bancorp or Deposit Guaranty may also require the shareholder to post a bond in such sum as is sufficient to support the shareholders' agreement to indemnify First Capital Bancorp and Deposit Guaranty.

AMENDMENT; WAIVER; TERMINATION

         The Merger Agreement may be amended at any time before or after its approval by the shareholders of First Capital Bancorp by written agreement of First Capital Bancorp and Deposit Guaranty, except that no amendment may be made after First Capital Bancorp shareholder approval that by law would require further shareholder approval unless such further shareholder approval is obtained.

         The Merger Agreement provides that either party may (i) extend the time for performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement other than the satisfaction of all requirements prescribed by law for consummation of the Mergers and receipt of the tax opinion required by the Merger Agreement.

         The Merger Agreement may be terminated at any time prior to the Effective Date (i) by mutual written consent of the parties, properly authorized by their respective Boards of Directors; (ii) by Deposit Guaranty, DG Louisiana and DGNB Louisiana, if at the time of such termination there shall have been any material adverse change in the financial condition, results of operations, business or prospects of First Capital Bancorp or Capital Bank since September 30, 1996; (iii) by First Capital Bancorp and Capital Bank, if at the time of such termination there shall have been any material adverse change in the financial condition, results of operations, business or prospects of Deposit Guaranty since September 30, 1996; (iv) by any party to the Merger Agreement, if a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the Mergers violate the antitrust laws of the United States; (v) by any party to the Merger Agreement, if at the Meeting, the Merger Agreement shall not have been approved by the required vote; (vi) by Deposit Guaranty, DG Louisiana and DGNB Louisiana, in the event there are dissenting shareholders who hold more than ten percent (10%) of the shares of First Capital Bancorp Common Stock; or (vii) by any party to the Merger Agreement if closing shall not have occurred by September 30, 1997.

CONDUCT OF BUSINESS PENDING THE MERGERS

         The Merger Agreement provides that Capital Bank and First Capital Bancorp will conduct their businesses and engage in transactions only in the ordinary course and consistent with prudent banking practice. Without the prior consent of Deposit Guaranty, neither Capital Bank nor First Capital Bancorp shall (i) increase by more than ten percent (10%) the compensation payable by Capital Bank or First Capital Bancorp to any of its directors, officers, agents, consultants, or any of its employees whose total compensation after such increase would be in excess of $25,000 per annum, grant or pay any extraordinary bonus, percentage compensation, service award or other like benefit to any such director, officer, agent, consultant or employee, or make or agree to any extraordinary welfare, pension, retirement or similar payment or arrangement for the benefit of any such director, officer, agent, consultant or employee, (ii) sell or dispose of material assets except in the ordinary course of business, (iii) enter into any new capital commitments or make any capital expenditures, except commitments or expenditures within existing operating and capital budgets or otherwise in the ordinary course of business or (iv) authorize or issue any additional shares of any class of its capital stock or any securities exchangeable for or convertible into any such shares or any options or rights to acquire any such shares, or otherwise authorize or affect any change in its capitalization. In addition, no dividends shall be paid by First Capital Bancorp.

         In addition, First Capital Bancorp has agreed that, without the prior approval of Deposit Guaranty, it will not solicit or encourage inquiries or proposals with respect to, or, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, First Capital Bancorp or any subsidiary thereof, or any business combination with First Capital Bancorp or any subsidiary thereof, and shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above; provided, however, that this restriction shall not prohibit the Board of Directors of First Capital Bancorp from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited proposal to acquire First Capital Bancorp pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the Board of Directors of First Capital Bancorp determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders. If First Capital Bancorp furnishes information to or enters into discussions or negotiations with another party prior to September 30, 1997, and enters into a definitive agreement with such party prior to March 31, 1998, then First Capital Bancorp shall pay Deposit Guaranty a fee of $100,000, unless the Merger Agreement is terminated by Deposit Guaranty, DG Louisiana or DGNB Louisiana based on material adverse change in the financial condition, results of operations, business or prospects of First Capital Bancorp or Capital Bank prior to First Capital Bancorp entering into a definitive agreement with such party.

RESALES OF DEPOSIT GUARANTY COMMON STOCK

         The shares of Deposit Guaranty Common Stock to be issued to the holders of First Capital Bancorp Common Stock pursuant to the Merger Agreement have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, thereby allowing such shares to be freely transferred without restriction by persons who will not be "affiliates" of Deposit Guaranty or who were not "affiliates" of First Capital Bancorp within the meaning of Rule 145 under the Securities Act. In general, affiliates of First Capital Bancorp include its executive officers and directors and any person who controls, is controlled by or is under common control with First Capital Bancorp. Holders of First Capital Bancorp Common Stock who are affiliates of First Capital Bancorp will not be able to resell the Deposit Guaranty Common Stock received by them in the Mergers unless the Deposit Guaranty Common Stock is registered for resale under the Securities Act, is sold in compliance with Rule 145 under the Securities Act or is sold in compliance with another exemption from the registration requirements of the Securities Act.

         Pursuant to Rule 145 under the Securities Act, the sale of Deposit Guaranty Common Stock held by former affiliates of First Capital Bancorp will be subject to certain restrictions. Such persons may sell Deposit Guaranty Common Stock under Rule 145 only if (i) Deposit Guaranty has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve months, (ii) such Deposit Guaranty Common Stock is sold in a "broker's transaction," which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to the broker, (c) the broker does no more than execute the order and receive a normal commission and (d) the broker does not solicit customer orders to buy the securities and (iii) such sale and all other sales made by such person within the preceding three months do not exceed the greater of (x) one percent (1%) of the outstanding shares of Deposit Guaranty Common Stock or (y) the average weekly trading volume of Deposit Guaranty Common Stock on the New York Stock Exchange during the four-week period preceding the sale. Any affiliate of First Capital Bancorp who is not an affiliate of Deposit Guaranty after the Mergers may sell Deposit Guaranty Common Stock without restriction following the second anniversary of the Effective Date.

         First Capital Bancorp has agreed to use its best efforts to cause each of its directors and executive officers and each person who is a beneficial owner of five percent (5%) or more of the outstanding First Capital Bancorp Common Stock (each of whom may be deemed to be an affiliate under the Securities Act) to enter into an agreement not to sell shares of Deposit Guaranty Common Stock received by him or her in violation of the Securities Act or the rules and regulations of the Commission thereunder.

EXPENSES AND FEES

         All legal and other costs and expenses incurred in connection with the Mergers and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, regardless of whether the Mergers are consummated.

ACCOUNTING TREATMENT

         The Mergers, if consummated as proposed, will qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of First Capital Bancorp will be combined with those of Deposit Guaranty and carried forward at book values. In addition, the statements of operations of First Capital Bancorp will be combined with the statements of operations of Deposit Guaranty on a retroactive basis. The obligation of Deposit Guaranty to consummate the Mergers is conditioned, among other matters, upon receipt of an opinion of KPMG Peat Marwick LLP to the effect that the Mergers may be accounted for as a pooling of interests under generally accepted accounting principles. This condition may be waived by Deposit Guaranty.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the principal federal income tax consequences of the Mergers is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof, any of which is subject to change. Consummation of the Mergers is conditioned on the receipt by Deposit Guaranty, DG Louisiana, DGNB Louisiana, First Capital Bancorp and Capital Bank of an opinion of counsel to Deposit Guaranty to the effect that the Mergers will be treated, for federal income tax purposes, as tax-free reorganizations under Section 368(a) of the Code.

         Any First Capital Bancorp shareholder who, pursuant to the Mergers, exchanges all of the First Capital Bancorp Common Stock that such holder owns solely for Deposit Guaranty Common Stock will not recognize any gain or loss upon such exchange. The aggregate tax basis of Deposit Guaranty Common Stock received by such a holder in exchange for First Capital Bancorp Common Stock will equal such holder's tax basis in the First Capital Bancorp Common Stock surrendered. If such shares of First Capital Bancorp Common Stock are held as capital assets at the Effective Date, the holding period of the Deposit Guaranty Common Stock received will include the holding period of the First Capital Bancorp Common Stock surrendered therefor. First Capital Bancorp's shareholders should consult their tax advisors as to the determination of their tax basis and holding period in any one share of Deposit Guaranty Common Stock, as several methods of determination may be available.

         To avoid the expense and inconvenience to Deposit Guaranty of issuing fractional shares, no fractional shares of Deposit Guaranty Common Stock will be issued pursuant to the Mergers. Any First Capital Bancorp shareholder who receives cash pursuant to the Mergers in lieu of a fractional share interest will be treated as having received such fractional share pursuant to the Mergers, and then as having exchanged such fractional share for cash in a redemption by Deposit Guaranty subject to Section 302(a) of the Code, provided that such deemed redemption is not "substantially disproportionate" with respect to such First Capital Bancorp shareholder or is "not essentially equivalent to a dividend." If the Deposit Guaranty Common Stock represents a capital asset in the hands of the shareholder, then the shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received for such fractional share and the shareholder's tax basis in the fractional share.

         First Capital Bancorp's shareholders who perfect dissenters' rights will be treated as having received the fair value of the First Capital Bancorp Common Stock, as determined in the dissenters' rights proceeding, in redemption of the First Capital Bancorp Common Stock subject to the proceeding. Such deemed redemption will be subject to Section 302(a) of the Code, if such deemed redemption is "substantially disproportionate" with respect to the First Capital Bancorp shareholder who exercises dissenters' rights, is "not essentially equivalent to a dividend," or is a complete termination of the dissenting shareholder's interest in First Capital Bancorp, with the result that a holder who exercises dissenters' rights will recognize gain or loss equal to the difference between the amount realized and such holder's tax basis in the First Capital Bancorp Common Stock subject to the proceeding. Any such gain or loss recognized on such redemption will be treated as capital gain or loss if the First Capital Bancorp Common Stock with respect to which dissenters' rights were exercised were held as capital assets. Each First Capital Bancorp shareholder who contemplates exercising dissenters' rights should consult a tax advisor as to the possibility that all or a portion of the payment received pursuant to the dissenters' rights proceeding will be treated as dividend income.

         Unless an exemption applies under the applicable law and regulations, the Exchange Agent will be required to withhold thirty-one percent (31%) of any cash payments to which a shareholder or other payee is entitled pursuant to the Mergers unless the shareholder or other payee provides its taxpayer identification number (social security number or employer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the letter of transmittal so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to Deposit Guaranty and the Exchange Agent.

         THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FIRST CAPITAL BANCORP SHAREHOLDER. FIRST CAPITAL BANCORP'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                               DISSENTERS' RIGHTS

         Under Section 131 of the Louisiana BCL (a copy of which is attached hereto as Exhibit C), any holder of record of shares of First Capital Bancorp Common Stock who files a written objection to the Mergers prior to or at the Meeting at which the vote on the Mergers is taken, and who votes against the Mergers, may demand in writing that such shareholder be paid in cash the fair cash value of such shares, as of the day before the Meeting, as determined by agreement between the shareholder and DG Louisiana or by a state district court in Ouachita Parish, Louisiana, if the shareholder and DG Louisiana are unable
to agree upon the fair cash value ("Dissenters' Rights").   INTERESTED PARTIES
SHOULD NOTE THAT, IF THE MERGER AGREEMENT IS APPROVED BY EIGHTY PERCENT (80%) OR MORE OF THE OUTSTANDING SHARES OF FIRST CAPITAL BANCORP COMMON STOCK,
SECTION 131 OF THE LOUISIANA BCL PROVIDES THAT NO FIRST CAPITAL BANCORP SHAREHOLDER WILL HAVE DISSENTERS' RIGHTS. A person who is a beneficial owner, but not a registered owner, of shares of First Capital Bancorp Common Stock who wishes to exercise the rights of a dissenting shareholder under the Louisiana BCL cannot do so in his own name and should have the record ownership of the shares transferred to his or her name or instruct the record owner thereof to take all required action to comply on his behalf with the procedures under
Section 131 of the Louisiana BCL.

         Any shareholder of record contemplating exercising Dissenters' Rights is urged to review carefully the provisions of Section 131 of the Louisiana BCL, particularly the procedural steps required to perfect Dissenters' Rights thereunder. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF
SECTION 131 ARE NOT FULLY SATISFIED.

         Set forth below is a summary of the procedures relating to the exercise of Dissenters' Rights. The following summary does not purport to be a complete statement of the provisions of Section 131 of the Louisiana BCL and is qualified in its entirety by reference to Exhibit C hereto and to any amendments to such sections as may be adopted after the date of this Proxy Statement/Prospectus.

FILING WRITTEN OBJECTION AND VOTE AGAINST THE MERGERS

         To exercise the right of dissent, a shareholder (each a "Dissenter") must (i) deliver to First Capital Bancorp a written objection to the Merger Agreement prior to or at the Meeting AND ALSO (ii) vote the shares of First Capital Bancorp Common Stock held by him (in person or by proxy) against the Merger Agreement at the Meeting. Neither a vote against the Merger Agreement nor a specification in a proxy to vote against the Merger Agreement will in and of itself constitute the necessary written objection to the Merger Agreement. Moreover, by voting in favor of, or abstaining from voting on, the Merger Agreement, or by returning the enclosed proxy without instructing the proxy holders to vote against the Merger Agreement, a shareholder waives his or her rights under Section 131 of the Louisiana BCL.

NOTICE OF THE EFFECTIVE DATE

         If the Merger Agreement is approved by less than eighty percent (80%) of the outstanding shares of First Capital Bancorp Common Stock, then, promptly after the Effective Date, notice will be given to each Dissenter that the Mergers have become effective. The notice shall be sent by registered mail, addressed to the Dissenter at such Dissenter's last address on First Capital Bancorp's records immediately prior to the Effective Date.

WRITTEN DEMAND

         Within twenty (20) days after the mailing of such notice, a Dissenter must file with DG Louisiana a demand in writing (the "Demand") for payment of the fair cash value of such Dissenter's shares as of the day prior to the Meeting, stating the amount demanded and a post office address to which DG Louisiana may reply. Simultaneously with the filing of the Demand, the Dissenter shall also deposit the certificate(s) representing his shares of First Capital Bancorp Common Stock (duly endorsed and transferred to DG Louisiana upon the sole condition that the certificate(s) will be delivered to DG Louisiana upon payment of the value of the shares in accordance with Section 131 of the Louisiana BCL) in escrow with a chartered bank or trust company located in Ouachita Parish, Louisiana (the "Escrow Bank"). Along with the Demand, the Dissenter shall deliver to DG Louisiana a written acknowledgment of the Escrow Bank that it holds such certificate(s), endorsed as specified above.

         A Dissenter who fails to satisfy any of the foregoing conditions within the proper time periods will conclusively be presumed to have acquiesced to the Mergers and will forfeit any right to seek payment pursuant to Section 131 of the Louisiana BCL.

APPRAISAL

         If DG Louisiana does not agree to the amount demanded by the Dissenter, or does not agree that any payment is due, it will, within twenty
(20) days after receipt of such Demand and acknowledgment, notify such Dissenter in writing of either (i) the value it will agree to pay, or (ii) its belief that no payment is due. If the Dissenter does not agree to accept the offered amount, or disagrees with DG Louisiana's assertion that no payment is due, he must within sixty (60) days after the receipt of such notice file suit against DG Louisiana in state court in Ouachita Parish, Louisiana for a judicial determination of the fair cash value of his shares. Any Dissenter who is entitled to file such suit may, within such 60-day period but not thereafter, intervene as a plaintiff in any suit filed against DG Louisiana by another former shareholder of First Capital Bancorp for a judicial determination of the fair cash value of such other shareholder's shares. If a Dissenter fails to bring or to intervene in such a suit within the applicable sixty-day period, the Dissenter will be deemed to have consented to accept either DG Louisiana's statement that no payment is due or, if DG Louisiana does not contend that no payment is due, to accept the value of his shares specified by DG Louisiana in its notice of disagreement (the "Notice of Disagreement").

         Shareholders considering exercising Dissenters' Rights should bear in mind that the fair cash value of their shares determined under Section 131 of the Louisiana BCL could be more than, the same as or less than the consideration they would otherwise receive pursuant to the Merger Agreement if they do not seek such rights, and that opinions of financial advisors as to fairness are not opinions as to fair cash value under Section 131 of the Louisiana BCL.

         Any Dissenter who has duly filed a Demand in compliance with Section 131 of the Louisiana BCL will, after filing the Demand, cease to have any of the rights of a shareholder, except those rights generally provided to Dissenters under Section 131 of the Louisiana BCL.

         A Dissenter has the right to voluntarily withdraw his or her Demand and to accept the terms offered in the Merger Agreement at any time before DG Louisiana gives its Notice of Disagreement, but thereafter the Dissenter may withdraw his or her Demand only with the consent of DG Louisiana. If a Demand is properly withdrawn, or the Dissenter otherwise loses his Dissenters' Rights, a Dissenter shall only be entitled to receive the consideration offered pursuant to the Merger Agreement.

PAYMENT AND COSTS

         If upon the filing of a suit or intervention against DG Louisiana by a Dissenter pursuant to Section 131 of the Louisiana BCL, DG Louisiana deposits with the court the amount, if any, which it specified in its Notice of Disagreement, and if in that notice DG Louisiana offered to pay such amount to the Dissenter on demand, then the costs (not including legal fees) of the suit or intervention will be taxed against the Dissenter if the amount finally awarded to the Dissenter, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs (not including legal fees) will be assessed against DG Louisiana.

NOTICES

         Prior to the Effective Date, dissenting shareholders of First Capital Bancorp should send any communications regarding their rights to George W. Cummings, III, Secretary, First Capital Bancorp, Inc., 2400 Forsythe Avenue, Post Office Box 8500, Monroe, Louisiana 71201-2939. On or after the Effective Date, dissenting shareholders should send any communications regarding their rights to Richard H. Sale, Secretary, Deposit Guaranty Louisiana Corp., 333 Texas Street, P. O. Box 21119, Shreveport, Louisiana 71136-6060. All such communications should be signed by or on behalf of the dissenting shareholder in the form in which his or her shares are registered on the books of First Capital Bancorp. Deposit Guaranty, DG Louisiana and DGNB Louisiana have the right to terminate the Merger Agreement if the number of shares of First Capital Bancorp Common Stock as to which holders thereof are legally entitled to assert Dissenters' Rights exceeds ten percent (10%) of the outstanding shares of First Capital Bancorp Common Stock. See "The Mergers -- Amendment; Waiver; Termination."

         ANY FIRST CAPITAL BANCORP SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE LOUISIANA BCL AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         First Capital Bancorp is incorporated in the State of Louisiana and Deposit Guaranty is incorporated in the State of Mississippi. If the Mergers are consummated, holders of First Capital Bancorp Common Stock, whose rights as shareholders are currently governed by Louisiana law and by the First Capital Bancorp Articles and Bylaws, will, upon consummation of the Mergers, become shareholders of Deposit Guaranty and their rights as such will be governed by Mississippi law and by Deposit Guaranty's Articles of Incorporation (the "Deposit Guaranty Articles") and Bylaws.

         Certain significant differences between the rights of holders of First Capital Bancorp Common Stock and shareholders of Deposit Guaranty are set forth below. This summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Louisiana BCL and the Mississippi Business Corporation Act (the "Mississippi BCA") and by the Articles of Incorporation and Bylaws of each of First Capital Bancorp and Deposit Guaranty, respectively, to which holders of First Capital Bancorp Common Stock are referred.

CUMULATIVE VOTING RIGHTS

         FIRST CAPITAL BANCORP.   Each outstanding share of First Capital
Bancorp Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The First Capital Bancorp Articles do not provide for cumulative voting in the election of directors.

         DEPOSIT GUARANTY. Pursuant to the Mississippi BCA and Deposit Guaranty's Bylaws, each outstanding share of Deposit Guaranty stock is entitled to one (1) vote on each matter submitted to a vote. However, in connection with the election of directors, holders of Deposit Guaranty Common Stock have cumulative voting rights. Pursuant to the Deposit Guaranty Bylaws, every shareholder entitled to vote in the election of directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one (1) candidate the number of votes equal to the number of directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of candidates.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

         FIRST CAPITAL BANCORP.   The First Capital Bancorp Articles provide
that no director or executive officer of First Capital Bancorp may be held personally liable to First Capital Bancorp or its shareholders for monetary damages for breach of his or her fiduciary duty as a director or executive officer, except for liability for: (i) breach of the director's or officer's duty of loyalty to First Capital Bancorp or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or certain other unlawful distributions and (iv) any transaction from which the director or executive officer derived an improper personal benefit.

         DEPOSIT GUARANTY. Deposit Guaranty's Articles and Bylaws do not contain any provision limiting the personal liability of Deposit Guaranty's directors and officers for monetary damages resulting from breach of fiduciary duty.

SUPERMAJORITY VOTING REQUIREMENTS; BUSINESS COMBINATIONS; CONTROL SHARES

         FIRST CAPITAL BANCORP.   The Louisiana BCL states that mergers,
consolidations and sales of all or substantially all of the assets of a Louisiana corporation must be approved by the shareholders by vote of at least two- thirds of the voting power present, or such larger or smaller vote (not less than a majority) of the voting power present or the total voting power as the corporation's articles may require. Under the Louisiana BCL, share exchanges require a similar shareholder vote by each class or series included in the exchange. The First Capital Bancorp Articles provide that a merger, consolidation or other business combination may be approved by the vote of the holders of two- thirds of the voting shares present at a meeting of the shareholders called for such purpose.

         DEPOSIT GUARANTY. The Mississippi BCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, a corporation's property requires approval by a majority of the shares entitled to vote on the transaction. The Deposit Guaranty Articles do not provide for a greater than majority vote on such a transaction.

         The Deposit Guaranty Articles require that any Business Combination (as defined below) involving Deposit Guaranty or a subsidiary of Deposit Guaranty and an Interested Shareholder (as defined below), or any affiliate or associate of an Interested Shareholder or any person that following such transaction would be an affiliate or associate of an Interested Shareholder be approved by the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Deposit Guaranty, excluding shares held by the Interested Shareholder, unless the transaction is approved by a majority of the Continuing Directors (as defined below) or unless certain fair price and procedural requirements are satisfied.

         An "Interested Shareholder" is defined to include any person (other than Deposit Guaranty, certain Deposit Guaranty subsidiaries, employee benefit plans of Deposit Guaranty and the trustees of such plans) who (a) is or has announced a plan to become the beneficial owner of ten percent (10%) or more of the voting stock of Deposit Guaranty, or (b) is an affiliate or associate of Deposit Guaranty who has, within the past two (2) years, been the beneficial owner of ten percent (10%) or more of Deposit Guaranty's voting stock. A person is the "beneficial owner" of voting stock which such person, directly or indirectly, owns or has the right to acquire or vote.

         A "Business Combination" includes the following: (a) a merger or consolidation of Deposit Guaranty or any subsidiary with an Interested Shareholder; (b) any sale, disposition or other arrangement (including investments, loans, advances, guarantees, extensions of credit, creation of security interests and joint ventures) with or for the benefit of an Interested Shareholder involving assets or securities having a fair market value (or involving aggregate commitments) of $10,000,000 or more or constituting more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or five percent (5%) of the shareholders' equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of Deposit Guaranty would be required to approve or authorize such transaction; (c) the adoption of any plan or proposal for the liquidation or dissolution of Deposit Guaranty for any amendment to Deposit Guaranty's Bylaws; or (d) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, or increasing an Interested Shareholder's proportionate share of the outstanding capital stock of Deposit Guaranty or a subsidiary.

         A "Continuing Director" means: (a) any member of the Deposit Guaranty Board of Directors who is not affiliated with an Interested Shareholder and who either (i) was a Deposit Guaranty director prior to the time the Interested Shareholder became an Interested Shareholder, or (ii) was a Deposit Guaranty director on April 30, 1986 and has been a Deposit Guaranty director continuously since; and (b) any successor of a Continuing Director who is not affiliated with an Interested Shareholder and who was recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

REMOVAL OF DIRECTORS

         FIRST CAPITAL BANCORP. The First Capital Bancorp Articles and Bylaws do not contain provisions relating to the removal of directors. Under the Louisiana BCL, directors of First Capital Bancorp may be removed from office, with or without cause, by the vote of a majority of the total voting power of the corporation at a meeting called for that purpose. In addition, the First Capital Bancorp Board may declare the office of a director vacant if he or she is interdicted, adjudicated incompetent or bankrupt, or becomes incapacitated by illness or other infirmity to perform his or her duties for six months or longer.

         DEPOSIT GUARANTY. Deposit Guaranty's Articles provide that Deposit Guaranty shareholders may remove a director with or without cause, but only at a meeting expressly called for that purpose and upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of stock entitled to vote generally in the election of directors, and in the event that less than the entire Board is to be removed, not one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part.

BOARD OF DIRECTORS

         FIRST CAPITAL BANCORP. The Board of Directors of First Capital Bancorp is not divided into classes.

         DEPOSIT GUARANTY.   The Board of Directors of the Company is divided
into three (3) classes - Class A, Class B, and Class C. Class A and Class C each consists of four (4) directors. Class B consists of three (3) directors. The term of the Class A directors will expire at the 1999 Annual Meeting, the term of the Class B directors will expire at the 1997 Annual Meeting, and the term of the Class C directors will expire at the 1998 Annual Meeting.

VACANCIES IN THE BOARD OF DIRECTORS

         FIRST CAPITAL BANCORP.     Under the Bylaws of First Capital Bancorp,
if the office of a director becomes vacant for any reason, a majority of the remaining directors, even if such remaining directors constitute less than a quorum, may fill the vacancy.

         DEPOSIT GUARANTY. Under Deposit Guaranty's Bylaws, any vacancy, including one occurring as a result of an increase in the number of directors, may be filled only by the shareholders.

AMENDMENT OF THE ARTICLES OF INCORPORATION OR BYLAWS

         FIRST CAPITAL BANCORP.   Except as otherwise required by law or
permitted by the First Capital Bancorp Articles, such Articles may be amended by a majority vote of the First Capital Bancorp Common Stock present and represented at a shareholders meeting, the notice of which sets forth the proposed amendment and a summary of the changes to be made thereby. The First Capital Bancorp Bylaws may be amended by the vote of a majority of the entire First Capital Bancorp Board, subject to the right of the shareholders to change or repeal any Bylaws.

         DEPOSIT GUARANTY. Under the Mississippi BCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as Deposit Guaranty, unless such power is expressly reserved for the shareholders. Deposit Guaranty's Articles provide that an amendment to the Bylaws relating to composition of the Board of Directors and removal of directors must be approved by the affirmative vote of at least eighty percent (80%) of the shareholders (the same proportion required in order to effect the removal of a director), excluding (except for purposes of determining whether a quorum is present) those shares beneficially owned by any Interested Shareholder. The affirmative vote of at least eighty percent (80%) of the shareholders is also required to amend the provisions of the Articles of Incorporation requiring a supermajority approval of Business Combinations. Amendments to the Articles of Incorporation that result in Dissenters' Rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the Articles of Incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.

SPECIAL MEETINGS OF SHAREHOLDERS

         FIRST CAPITAL BANCORP. Under the First Capital Bancorp Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the President or the Board of Directors. The Bylaws further provide that any shareholder or shareholders holding in the aggregate not less than 25% of the total voting power of First Capital Bancorp may request that the Chairman, President or Secretary call a special meeting of shareholders at such time as the Secretary may fix, not less than 15 nor more than sixty days after the receipt of the request. If the Secretary fails to fix a time for, or provide for, such a meeting, the shareholder or shareholders submitting the request may do so.

         DEPOSIT GUARANTY. Under Deposit Guaranty's Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or the Board of Directors, or upon the written request of shareholders holding in the aggregate not less than ten percent (10%) of the total voting power entitled to vote on an issue.

SHAREHOLDER PROPOSALS AND NOMINATIONS

         FIRST CAPITAL BANCORP.   Neither First Capital Bancorp's Articles nor
Bylaws provide procedures with respect to submission of shareholder proposals for consideration at a shareholders' meeting. The First Capital Bancorp Bylaws state that nominations by shareholders of persons for election as directors must be made in writing, setting forth the name, address and principal occupation of the proposed nominee, the name and residence address of the nominating shareholder, and the number of shares owned by the nominating shareholder. Such nominations must be submitted to the President of First Capital Bancorp not less than 30 days nor more than 50 days prior to the annual meeting of shareholders.

         DEPOSIT GUARANTY. Deposit Guaranty's Bylaws provide procedures that must be followed to properly bring a proposal before a shareholders meeting or to nominate candidates for election as directors. At least sixty (60) days prior notice to the Secretary of Deposit Guaranty is required if a shareholder intends to nominate an individual for election to the Board of Directors or propose any shareholder action. These Bylaw provisions also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.

AUTHORIZED CAPITAL

         FIRST CAPITAL BANCORP. The authorized capital stock of First Capital Bancorp consists of 2,000,000 shares of First Capital Bancorp Common Stock and 60 shares of First Capital Bancorp Preferred Stock.

         DEPOSIT GUARANTY. Deposit Guaranty has 100,000,000 shares of authorized common stock having no par value, 25,000,000 Class A Voting Preferred Stock having no par value and 25,000,000 Class B Non-Voting Preferred having no par value. Holders of Preferred Stock shall be entitled to receive dividends subject to statutory restrictions, when and as declared by the Board of Directors, and at such periods as shall be fixed by the Board of Directors. The Board of Directors has the power to establish the number of shares of each series, redemption rights, dividend rights, conversion rights, and other preferences of such preferred stock. No shares of preferred stock are currently issued and outstanding.


                  INFORMATION CONCERNING FIRST CAPITAL BANCORP

DESCRIPTION OF BUSINESS

         First Capital Bancorp, a Louisiana corporation and a registered bank holding company under the Federal Bank Holding Company Act of 1956 (the "BHC Act"), was incorporated in 1981 to acquire the outstanding stock of Capital Bank. First Capital Bancorp has no other subsidiaries. At September 30, 1996, First Capital Bancorp had total consolidated assets of approximately $186.1 million and shareholders' equity of approximately $12.8 million. First Capital Bancorp's principal executive office is located at 2400 Forsythe Avenue, Monroe, Louisiana 71201-2939, and its telephone number is (318) 387-2265.

         Capital Bank was organized as a national banking association in 1934 and was converted into a Louisiana state bank in 1981. Capital Bank provides full-service consumer and commercial banking services in Ouachita, Madison, Morehouse and Richland Parishes in the State of Louisiana, through its main banking office at 100 Oak Street, Delhi, Louisiana, and at five full service branches located in Monroe, West Monroe, Tallulah and Bastrop, Louisiana. Deposits of Capital Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable legal limits. Capital Bank offers an array of deposit services, including demand accounts, NOW accounts, certificates of deposit, and money market accounts, and provides safe deposit boxes, night depository, individual retirement accounts and electronic and drive-in banking services. Capital Bank's lending activities consist principally of agricultural, real estate, consumer and commercial loans. At September 30, 1996, Capital Bank had total deposits of approximately $163.6 million.

         Capital Bank's deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. Capital Bank's loan portfolio contains a concentration of agricultural loans. A concentration is defined as amounts loaned to a multiple number of borrowers engaged in similar activities, which could cause them to be similarly impacted by economic or other conditions, where the amount exceeds 10% of total loans. At September 30, 1996, Capital Bank had outstanding approximately $46.9 million of loans to borrowers engaged in agricultural business, which represented 34.6% of Capital Bank's total outstanding loans on such date.

         The volume of agricultural lending by Capital Bank results in seasonal
variations in Capital Bank's financial condition and results of operations.   A
majority of Capital Bank's agricultural loans are crop production loans. The primary crops grown by Capital Bank's agricultural borrowers are cotton, corn and soybeans. Such borrowers typically begin borrowing money under crop production loans in the Spring. Loan volumes generally peak in August and September. Loans generally are repaid as crops are harvested in October and early November. Capital Bank uses Federal Home Loan Bank advances and the Federal Reserve Board Seasonal Borrowing Program to fund the Summer increases in loan volume. Additionally, Capital Bank offers certificates of deposits during the Summer months at rates slightly above market, with maturities similar to those of Capital Bank's outstanding crop production loans.

PROPERTY

         The executive offices of First Capital Bancorp and Capital Bank, located at 2400 Forsythe Avenue, Monroe, Louisiana, and 100 Oak Street, Delhi, Louisiana, respectively, are owned by Capital Bank and are not subject to mortgages. Capital Bank also owns the building and land where each of its branches is located, except for the Bastrop Branch, which is located on leased premises under a lease that expires in November 1997, subject to Capital Bank's option to renew the lease for a one-year period. During 1996, Capital Bank purchased a building and land in Bastrop, Louisiana for the purpose of relocating the Bastrop Branch during 1997. None of the properties owned by Capital Bank is subject to a mortgage.

EMPLOYEES

         First Capital Bancorp and Capital Bank have, in the aggregate, approximately 71 full-time and 11 part-time employees and considers its relationship with its employees to be good. None of First Capital Bancorp's or Capital Bank's employees are subject to a collective bargaining agreement.

COMPETITION

         First Capital Bancorp's general market area consists of Ouachita, Madison, Morehouse and Richland Parishes in the State of Louisiana. This four-parish area has an approximate population of 200,000 and contains numerous banks and other financial institutions. The Bank experiences substantial competition in attracting and retaining deposits and making loans.

         The primary factors in competing for deposits are interest rates, the quality and range of financial services offered, convenience of office locations and office hours. Competition for loan customers is generally a function of interest rates, loan origination fees and other charges, restrictive covenants and compensating balances and other services offered. First Capital Bancorp competes with numerous other commercial banks, savings associations and credit unions for customer deposits, as well as with a broad range of financial institutions in consumer and commercial lending activities. In addition to banks and savings associations, other businesses in the financial services industry compete with First Capital Bancorp for retail and commercial deposit funds and for retail and commercial loan business.

         Competition for loans and deposits is intense among the financial institutions in the area, and has increased due to recent acquisitions of community banks by regional holding companies with greater resources than those of First Capital Bancorp. The size of these institutions allows certain economies of scale that permit their operation on a narrower profit margin than would be appropriate for First Capital Bancorp.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") authorized the acquisition of banks in any state by bank holding companies, subject to compliance with federal and state antitrust laws, the Community Reinvestment Act ("CRA") and specific deposit concentration limits. The Interstate Banking Act removes most state barriers to interstate acquisitions of banks and ultimately will permit multistate banking operations to merge into a single bank. Enactment of the Interstate Banking Act may result in increased competition from out of state financial institutions and their holding companies. See "Information Concerning First Capital Bancorp -- Supervision and Regulation."

MARKET PRICES AND DIVIDENDS

         MARKET PRICES. First Capital Bancorp Common Stock is not traded on any exchange or in any other established public trading market. There are no bid or asked prices available for First Capital Bancorp Common Stock.

         At Janaury 21, 1997, there were 309 shareholders of First Capital Bancorp.

         CASH DIVIDENDS. First Capital Bancorp paid cash dividends of $0.70 per share in each of 1996, 1995 and 1994. First Capital Bancorp has agreed in the Merger Agreement that it will not pay any dividend prior to the Closing of the Mergers without the consent of Deposit Guaranty.

         First Capital Bancorp may pay dividends out of its surplus, unless it is insolvent or the dividend payment would render it insolvent. In the absence of surplus, it may pay dividends out of its net profits for the current year or previous year or both, unless (i) its assets are, or would upon payment of the dividend be, exceeded by its liabilities or (ii) its net assets are below or the dividend would reduce its net assets below the aggregate amount payable on liquidation based upon the issued shares, if any, which have a preferential right to participate in the corporation's assets in the event of liquidation.

         Substantially all of the funds available to First Capital Bancorp to pay dividends to its shareholders are derived from dividends paid to it by Capital Bank, which are subject to certain legal restrictions. With respect to Capital Bank, the prior approval of the Louisiana Commissioner of Financial Institutions (the "Commissioner") is required if the total of all dividends declared in any one year will exceed the sum of its net profits of that year and net profits of the immediately preceding year. Additionally, dividends may not be declared or paid by a Louisiana state bank unless the bank has unimpaired surplus equal to 50% of the outstanding capital stock of the bank, and no dividend payment may reduce the bank's unimpaired surplus below 50%. At September 30, 1996, Capital Bank had approximately $3,877,000 available for the payment of dividends to First Capital Bancorp without prior approval of the Commissioner.

LEGAL PROCEEDINGS

         First Capital Bancorp and Capital Bank normally are parties to and have pending routine litigation arising from their regular business activities of furnishing financial services, including providing credit and collecting secured and unsecured indebtedness. In some instances, such litigation involves claims or counterclaims against First Capital Bancorp and Capital Bank, or either of them. As of September 30, 1996, First Capital Bancorp and Capital Bank did not have any litigation pending.

SUPERVISION AND REGULATION

         Bank holding companies and banks are extensively regulated under both federal and state law. Set forth below is a summary description of certain laws which relate to the regulation of First Capital Bancorp and Capital Bank. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         FIRST CAPITAL BANCORP. First Capital Bancorp is subject to regulation under the Louisiana Banking Law ("LBL") and the BHC Act. First Capital Bancorp is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board may conduct examinations of First Capital Bancorp and its subsidiaries. The Commissioner imposes similar reporting and examination requirements upon First Capital Bancorp under the LBL.

         The Federal Reserve Board may require that First Capital Bancorp terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, First Capital Bancorp must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming its equity securities.

         Under the BHC Act and regulations adopted by the Federal Reserve Board, a bank holding company and its non- banking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, First Capital Bancorp is required by the Federal Reserve Board to maintain certain levels of capital. See "First Capital Bancorp Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Adequacy."

         First Capital Bancorp is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than five percent of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of First Capital Bancorp and another bank holding company.

         First Capital Bancorp is prohibited by the BHC Act, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than five percent of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries. However, First Capital Bancorp may, subject to the prior approval of the Federal Reserve Board, engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.
In making any such determination, the Federal Reserve Board is required to consider whether the performance of such activities by First Capital Bancorp or an affiliate can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

         Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that, in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both. This doctrine has become known as the "source of strength doctrine." Although the United States Court of Appeals for the Fifth Circuit found the Federal Reserve Board's source of strength doctrine invalid in 1990, stating that the Federal Reserve Board had no authority to assert the doctrine under the BHC Act, the decision was reversed by the United States Supreme Court on procedural grounds. The validity of the source of strength doctrine is likely to continue to be the subject of litigation until definitively resolved by the courts or by Congress.

         CAPITAL BANK. Capital Bank is subject to primary supervision, examination and regulation by the Commissioner and the FDIC. If, as a result of an examination of a bank, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the bank's operations are unsatisfactory or that the bank or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin "unsafe or unsound practices," to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the bank, to assess civil monetary penalties, to remove officers and directors, and to terminate a bank's deposit insurance.

         Various requirements and restrictions under the laws of the United States and the State of Louisiana affect operations of Capital Bank. Federal and Louisiana statutes and regulations relate to many aspects of the Bank's operations, including reserves against deposits, interest rates payable on deposits, loans or investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, capital requirements and disclosure obligations to depositors and borrowers. Further, the Bank is required to maintain certain levels of capital. See "First Capital Bancorp Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Adequacy." The deposits of the Bank are insured by the FDIC in the manner and to the extent provided by law.

         RESTRICTIONS ON TRANSFERS OF FUNDS TO FIRST CAPITAL BANCORP BY CAPITAL BANK. First Capital Bancorp is a legal entity separate and distinct from Capital Bank. First Capital Bancorp's ability to pay cash dividends is limited by Louisiana law. There also are statutory and regulatory limitations on the amount of dividends which may be paid to First Capital Bancorp by Capital Bank. Louisiana law restricts the amount available for cash dividends by state banks without approval by the Commissioner. See "Information Concerning First Capital Bancorp -- Market Prices and Dividends." The amount of dividends that could be paid by Capital Bank to First Capital Bancorp without prior approval at September 30, 1996 equaled approximately $3,877,000.

         The FDIC and Federal Reserve Board also have authority to prohibit Capital Bank from engaging in what, in their respective opinion, constitutes an unsafe or unsound practice in conducting Capital Bank's business. It is possible, depending upon the financial condition of Capital Bank and other factors, that the FDIC or Federal Reserve Board could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the FDIC and Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction.
Compliance with the standards set forth in such guidelines and other provisions of federal law could limit the amount of dividends which Capital Bank or First Capital Bancorp may pay.

         Substantially all of First Capital Bancorp's revenues, on an unconsolidated basis, including funds available for the payment of dividends and other operating expenses, are the result of dividends paid by Capital Bank.

         Capital Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, First Capital Bancorp or other affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of First Capital Bancorp or other affiliates. Such restrictions prevent First Capital Bancorp and such other affiliates from borrowing from Capital Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by Capital Bank to or in First Capital Bancorp or to or in any other affiliate is limited to 10 percent of Capital Bank's capital and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20 percent of Capital Bank's capital and surplus (as defined by federal regulations). Additional restrictions on transactions with affiliates may be imposed on Capital Bank under other provisions of federal law.

         PROMPT CORRECTIVE ACTION AND OTHER ENFORCEMENT MECHANISMS. Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. At September 30, 1996 and December 31, 1995 and 1994, Capital Bank was categorized as "well capitalized."

         In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease and desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

         SAFETY AND SOUNDNESS STANDARDS. In July 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

         INTERSTATE BANKING AND BRANCHING. Under the Interstate Banking Act, a bank holding company that is adequately capitalized and managed may obtain approval under the BHC Act to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five year existence requirement.

         The Interstate Banking Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. Louisiana has not adopted legislation to "opt out" of interstate mergers. The Interstate Banking Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

         The Interstate Banking Act will likely increase competition from out-of-state banks in the markets in which First Capital Bancorp operates, although it is difficult to assess the impact that such increased competition may have on First Capital Bancorp's operations.

         COMMUNITY REINVESTMENT ACT. Under the CRA, a bank's applicable regulatory authority (which is the FDIC for Capital Bank) is required to assess the record of each financial institution which it regulates to determine if the institution meets the credit needs of its entire community, including low- and moderate-income neighborhoods served by the institution, and to take that record into account in its evaluation of any application made by such institution for, among other things, approval of the acquisition or establishment of a branch or other deposit facility, an office relocation, a merger or the acquisition of shares of capital stock of another financial institution. The regulatory authority prepares a written evaluation of an institution's record of meeting the credit needs of its entire community and assigns a rating. Capital Bank has undertaken significant actions to comply with the CRA. Capital Bank received a "satisfactory" rating in its most recent review by federal regulators with respect to its compliance with the CRA.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, certain information concerning each person known by First Capital Bancorp to be the beneficial owner of more than five percent of the outstanding First Capital Bancorp Common Stock, First Capital Bancorp's only class of voting securities.

                                       Number of
  Name and Address                    Shares Owned             Percentage
  of Beneficial Owner               Beneficially(1)             of Class
  -------------------               ------------               ----------
  F. Ronnie Myrick                     56,946 (2)                12.38%
  3319 West Deborah
  Monroe, LA 71201

  Doris Prisock Dupree                 33,308 (3)                 7.24%
  208 Shady Lane
  Delhi, LA 71232

  J. Kenneth Newton                     24,500                    5.33%
  P.O. Box 980
  Ruston, LA 71270

-------------------------

(1) Except as otherwise noted, the shareholders listed possess sole voting and investment power, subject to applicable community property laws.

(2) Includes 44,043 shares held of record by Mr. Myrick, 10,710 shares held of record by CentBank & Co. as trustee for Mr. Myrick's individual retirement account, and 2,193 shares held of record by CentBank & Co. as trustee for the Capital Bank Employee Stock Ownership Plan.

(3) Includes 28,522 shares held of record by Mrs. Dupree, 150 shares held of record by John E. Dupree, Jr., Mrs. Dupree's husband, 2,636 shares held of record by Mrs. Dupree as custodian for Holly Elizabeth Dupree and 2,000 shares held of record by Mrs. Dupree as custodian for Christine Nicole Dupree.

OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the outstanding shares of First Capital Bancorp Common Stock and First Capital Bancorp Preferred Stock by: (i) each director of First Capital Bancorp; (ii) the Chief Executive Officer of First Capital Bancorp (who is also a director); (iii) each executive officer of First Capital Bancorp whose total annual salary and bonus exceeds $100,000; and (iv) all directors and executive officers of First Capital Bancorp as a group.

                                                       Number of
                                      Class of       Shares Owned          Percentage
  Name of Beneficial Owner             Stock        Beneficially(1)         of Class
  ------------------------          -----------     ------------           ----------
  Charles A. Black                     Common            16,120(2)            3.50%

  George W. Cummings, III              Common             2,446(3)             *

  F. Ronnie Myrick                     Common            56,946(4)           12.38%

  J. Kenneth Newton                    Common            24,500               5.33%

  Ruth Prisock                         Common             3,037(5)             *

  Bobbie W. Williams                   Common             1,981(6)             *

  All Directors and Executive
  Officers as a Group (6 persons)      Common           105,030              22.83%

-------------------------

*        Less than one percent of class

(1) Except as otherwise noted, the shareholders listed possess sole voting and investment power, subject to applicable community property laws.

(2) Includes 13,437 shares held of record by Mr. Black, 600 shares held of record by Patty Sue Black, Mr. Black's wife, and 2,083 shares held of record by Macon Cattle Company, a partnership of which Mr. Black is a partner. Mr. Black also owns 1 share of Preferred Stock, which represents 7.69% of the outstanding shares of Preferred Stock.

(3) Includes 110 shares held of record by Mr. Cummings, 636 shares held of record by CentBank & Co. as trustee for Mr. Cummings' individual retirement account, and 1,700 shares held of record by CentBank & Co. as trustee for the Capital Bank Employee Stock Ownership Plan.

(4) Includes 44,043 shares held of record by Mr. Myrick, 10,710 shares held of record by CentBank & Co. as trustee for Mr. Myrick's individual retirement account, and 2,193 shares held of record by CentBank & Co. as trustee for the Capital Bank Employee Stock Ownership Plan. Mr. Myrick also owns 1 share of Preferred Stock, which represents 7.69% of the outstanding shares of Preferred Stock.

(5) Includes 3,037 shares held of record by CentBank & Co. as trustee for Mrs. Prisock's individual retirement account. Does not include 17,490 shares held of record by Clovis Prisock, Mrs. Prisock's late husband, or 4,214 shares held of record by CentBank & Co. as trustee for Mr. Prisock's individual retirement account. Clovis Prisock, Mrs. Prisock's late husband, owned 1 share of First Capital Bancorp Preferred Stock.

(6) Includes 5 shares held of record by Ms. Williams, 680 shares held of record by CentBank & Co. as trustee for Ms. Williams' individual retirement account, and 1,296 shares held of record by CentBank & Co. as trustee for the Capital Bank Employee Stock Ownership Plan.

                 FIRST CAPITAL BANCORP MANAGEMENT'S DISCUSSION
                      AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

         First Capital Bancorp reported net income of $1,912,000 for the nine months ended September 30, 1996, which represents a 12.5% increase from the net income of $1,699,000 for the comparable period in 1995. Net income per share was $4.16 for the nine months ended September 30, 1996 and $3.69 for the same period in 1995. First Capital Bancorp's net income for 1995 was $1,806,000, a 14.7% increase from 1994 net income of $1,575,000. Net income per share was $3.93 in 1995 and $3.44 in 1994.

         The improvements in net income between the first nine months of 1996 and the first nine months of 1995, and over the two years ended December 31, 1995, were principally attributable to increases in average earning assets.

           Net interest income during the first nine months of 1996 increased $800,000 to $6,957,000, which represents a 13.0% increase over the same period of 1995. Net interest income in 1995 increased 30.7% from 1994, from $6,285,000 to $8,212,000. The primary reasons for the increase from the first nine months of 1995 to the comparable period in 1996 were increases in average earning assets. The increase from 1994 to 1995 is principally attributable to volume change, although improved yields on earning assets also contributed favorably.

         At September 30, 1996, First Capital Bancorp had total assets and deposits of $185,549,000 and $162,933,000, respectively, which represented increases of 13.4% and 12.3%, respectively, from amounts reported at December 31, 1995. Loans, net of the reserve for possible loan losses, were $134,303,000 at September 30, 1996, an increase of 26.4% from the amount reported at the end of 1995. The increase in assets as of September 30, 1996 when compared to December 31, 1995 is principally due to increased loan volume. Loan demand is historically higher in the third quarter because of the seasonality in First Capital Bancorp's agricultural loan portfolio.

         The following table sets forth certain information regarding First Capital Bancorp's results of operations for the periods indicated.

                                                            Nine Months Ended          Year Ended
                                                              September 30,            December 31,
                                                       -------------------------  ---------------------
                                                           1996         1995        1995         1994
                                                       ------------  -----------  ----------  ---------
                                                       (Dollars in thousands, except per share amounts)
  Net income                                              $1,912       $1,699      $1,806       $1,575
  Net income per share *                                   $4.16        $3.69       $3.93        $3.44
  Return on average assets                                 1.45%        1.48%       1.16%        1.33%
  Return on average equity                                21.27%       23.23%      17.18%       18.54%
  Average equity to average assets                         6.82%        6.38%       6.73%        7.19%
  Dividend pay-out ratio                                      --           --      17.81%       20.35%

  * Per share data are based upon a weighted average number of shares outstanding of 459,990 shares for the nine months ended September 30, 1996, 459,809 shares for the nine months ended September 30, 1995 and the year ended December 31, 1995, and 458,142 for the year ended December 31, 1994.

         A more detailed review of First Capital Bancorp's financial condition and results of operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 follows. This discussion and analysis should be read in conjunction with First Capital Bancorp's financial statements and the notes thereto appearing elsewhere in this Proxy Statement/Prospectus.

RESULTS OF OPERATIONS

         NET INTEREST INCOME. The principal component of First Capital Bancorp's net earnings is net interest income, which is the difference between interest and fees earned on interest-earning assets and interest paid on deposits and borrowed funds. Net interest income, when expressed as a percentage of total average interest-earning assets, is referred to as net interest margin. Net interest income for the nine months ended September 30, 1996 increased to $6,957,000 from $6,157,000 recorded for the comparable period in 1995, an increase of 13.0%. 1995 net interest income of $8,212,000 represents an increase of $1,927,000, or 30.7%, from net interest income of $6,285,000 reported for the year ended December 31, 1994. The improvements in 1996 and 1995 were primarily the result of increases in average earning assets.

         Average interest-earning assets were $161,576,000 for the nine months ended September 30, 1996, $142,706,000 for the year ended December 31, 1995 and $108,586,000 for the year ended December 31, 1994. Interest-earning assets were up significantly in 1996 due to strong loan demand. Average loans, First Capital Bancorp's highest yielding assets, rose 28.1% from 1994 to 1995 and 15.8% from the year ended December 31, 1995 to the nine months ended September 30, 1996. Net interest margin decreased only one basis point to 5.74% for the nine months ended September 30, 1996 from 5.75% recorded for the year 1995. 1995 net interest margin represented a 4 basis point decrease from 1994 net interest margin of 5.79%.

         First Capital Bancorp's net interest income is affected by the change in the amount and mix of interest-earning assets and interest-bearing liabilities, and by changes in yields earned on assets and rates paid on deposits and other borrowed funds. The following table sets forth certain information concerning average interest-earning assets and interest-bearing liabilities and the yields and rates thereon for the periods presented. Average balances are computed using year to date average balances.

                                                        YEAR ENDED DECEMBER 31, 1995          YEAR ENDED DECEMBER 31, 1994
                                                    ------------------------------------   ---------------------------------
                                                                  INTEREST      AVERAGE                 INTEREST     AVERAGE
                                                     AVERAGE       INCOME/      YIELD/      AVERAGE      INCOME/     YIELD/
                                                     BALANCE       EXPENSE       RATE       BALANCE      EXPENSE      RATE
                                                    ----------   -----------   ---------   ---------   -----------   -------
                                                                             (DOLLARS IN THOUSANDS)
  INTEREST-EARNING ASSETS:
     Loans                                          $  110,687   $    12,364      11.17%   $  86,378   $     8,582     9.94%
     Interest-bearing deposits
        with financial institutions                        729            44       6.04%       1,807            82     4.54%
     Securities                                         25,476         1,607       6.31%      18,840         1,021     5.42%
     Federal funds sold                                  5,814           341       5.87%       1,561            67     4.29%
                                                    ----------   -----------               ---------   -----------

           Total interest-earning assets            $  142,706   $    14,356      10.06%   $ 108,586   $     9,752     8.98%
                                                    ==========   -----------               =========   -----------

  INTEREST-BEARING LIABILITIES:
  DEPOSITS:
     Money market demand                            $   22,072   $       620       2.81%   $  20,973   $       577     2.75%
     Savings and other interest-bearing demand           3,463            73       2.11%       3,033            69     2.27%
     Time deposits                                      86,431         4,920       5.69%      56,232         2,315     4.12%
  BORROWINGS:
     Short-term borrowings                               2,726           159       5.83%       2,984           175     5.86%
     Long-term borrowings                                6,896           372       5.39%       7,294           331     4.54%
                                                    ----------   -----------               ---------   -----------


           Total interest-bearing liabilities       $  121,588   $     6,144       5.05%   $  90,516   $     3,467     3.83%
                                                    ==========   -----------               =========   -----------

  Net interest income                                            $     8,212                           $     6,285
                                                                 ===========                           ===========

  Net interest margin                                                              5.75%                               5.79%

         The following table sets forth changes in interest income and interest expense for each major category of interest-earning assets and interest-bearing liabilities and the amount of change attributable to volume change and rate change for the periods indicated. The change in interest income due to both volume change and rate change has been allocated to volume change.

                                         Years Ended December 31, 1995 and 1994          Years Ended December 31, 1994 and 1993
                                          Increase (Decrease) Due to Changes in           Increase (Decrease) Due to Changes in
                                       -------------------------------------------   ----------------------------------------------
                                          Volume          Rate         Net Change        Volume          Rate         Net Change
                                       ------------   ------------   -------------   -------------   ------------   ---------------
                                                                          (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
   Loans                               $     2,717    $     1,065    $      3,782    $        788    $       441    $        1,229
   Interest-bearing deposits
      with financial institutions              (51)            13             (38)             58            (18)               40
   Securities                                  419            167             586             (10)          (230)             (240)
   Federal funds sold                          249             25             274              69            (11)               58
                                       -----------    -----------    ------------    ------------    -----------    --------------
         Total                         $     3,334    $     1,270    $      4,604    $        905    $       182    $        1,087
                                       -----------    -----------    ------------    ------------    -----------    --------------

INTEREST-BEARING LIABILITIES:
   Money market demand                 $        30    $        13    $         43    $        101    $       (17)   $           84
   Savings and other interest-
      bearing deposits                           9             (5)              4             (97)            (8)             (105)
   Time deposits                             1,720            885           2,605             439            250               689
   Borrowings:
      Short-term borrowings            $       (15)   $        (1)   $        (16)   $        175    $         -    $          175
      Long-term borrowings                     (18)            59              41             114           (230)             (116)
                                       -----------    -----------    ------------    ------------    -----------    --------------

         Total                               1,726            951           2,677             732             (5)              727
                                       -----------    -----------    ------------    ------------    -----------    --------------
   Interest differential               $     1,608    $       319    $      1,927    $        173    $       187    $          360
                                       ===========    ===========    ============    ============    ===========    ==============

         PROVISION FOR LOAN LOSSES. The provision for loan losses is the periodic charge to earnings for potential losses in the loan portfolio. The amounts provided for loan losses are determined by management after evaluations of the loan portfolio. This evaluation process requires that management apply various judgments, assumptions and estimates concerning the impact certain factors may have on amounts provided. Factors considered by management in its evaluation process include known and inherent losses in the loan portfolio, the current economic environment, the composition of and risk in the loan portfolio, prior loss experience and underlying collateral values. While management considers the amounts provided through September 30, 1996 to be adequate, subsequent changes in these factors and related assumptions may warrant significant adjustments in amounts provided, based on conditions prevailing at the time. In addition, various regulatory agencies, as an integral part of the examination process, review First Capital Bancorp's allowance for loan losses. Such agencies may require First Capital Bancorp to make additions to the allowance based on their judgments of information available to them at the time of their examinations.

         The provision for loan losses for the nine months ended September 30, 1996 and 1995 was $268,000 and $295,000, respectively. The provision for loan losses for the years ended December 31, 1995 and 1994 was $271,000 and $182,000, respectively.

         NON-INTEREST INCOME. Non-interest income, excluding securities transactions, was $1,245,000 for the nine months ended September 30, 1996, compared to $1,079,000 for the comparable period of 1995. Non-interest income, excluding securities transactions, was $1,463,000 for the year ended December 31, 1995, compared to $1,123,000 for 1994. The increase in non-interest income from September 30, 1995 to the comparable period in 1996 was attributable primarily to increased deposit service charges resulting from an increase in the number of demand deposit accounts. Additionally, First Capital Bancorp offered a one year free checking program in 1995. These accounts began earning service charges in 1996.

         NON-INTEREST EXPENSE. Non-interest expense for the nine months ended September 30, 1996 and 1995 was $5,008,000 and $4,830,000, respectively, a 3.7%
increase. Non-interest expense for the year ended December 31, 1995 increased to $7,026,000 from $4,930,000 in 1994. The increase in non-interest expense during these periods was attributable principally to significant expenditures made to upgrade Capital Bank's facilities and data processing capabilities. In addition, staffing increased from approximately 60 in 1994 to about 85 in 1995. Marketing and advertising expense also increased from 1994 to 1995. Non-interest expense at September 30, 1996 and 1995 does not reflect amounts related to year-end bonuses which are generally paid in December of each year. Such amounts are not determined until the final month of each year. Total recurring bonuses paid in the fourth quarter of 1996 were $432,000, and 328,000 for 1995.

         INCOME TAXES. First Capital Bancorp's provision for income taxes was $1,011,000 for the nine months ended September 30, 1996, compared to $386,000 for the nine months ended September 30, 1995. Such provision was $546,000 for 1995 compared to $778,000 for 1994. Income tax expense for 1995 included a change in the beginning-of-the-year balance of the valuation allowance for deferred tax assets of $323,000.

FINANCIAL CONDITION

         The following table sets forth the Company's average assets, liabilities and shareholders' equity and the percentage distribution of these items for the periods indicated.

                                                                              Year Ended December 31,
                                       Nine Months Ended       -----------------------------------------------------
                                      September 30, 1996                1995                         1994
                                    -----------------------    -----------------------    --------------------------
                                      Average                    Average                    Average
                                      Balance      Percent       Balance      Percent       Balance       Percent
                                    -----------   ---------    -----------   ---------    -----------   ------------
                                                                 (Dollars in thousands)
  ASSETS:
  Cash and due from banks           $     5,686       3.23%    $     4,839       3.09%    $     3,840          3.25%
  Interest-bearing deposits with
     financial institutions                 520       0.30%            729       0.47%          1,807          1.53%
  Securities                             30,574      17.41%         25,476      16.31%         18,840         15.95%
  Federal funds sold                      2,316       1.32%          5,814       3.72%          1,561          1.32%
  Loans (net of allowance for
     credit losses)                     126,784      72.18%        109,353      70.01%         85,152         72.11%
  Other assets                            9,769       5.56%          9,991       6.40%          6,896          5.84%
                                    -----------   ---------    -----------   ---------    -----------   ------------
        Total assets                $   175,649     100.00%    $   156,202     100.00%    $   118,096        100.00%
                                    ===========   =========    ===========   =========    ===========   ============

  LIABILITIES AND SHAREHOLDERS'
     EQUITY:
  Demand deposits                   $    27,029      15.39%    $    22,971      14.71%    $    17,073         14.46%
  Interest-bearing deposits             124,407      70.83%        111,966      71.68%         80,238         67.94%
  Other liabilities                      12,228       6.96%         10,754       6.88%         12,291         10.41%
                                    -----------   ---------    -----------   ---------    -----------   ------------
        Total liabilities           $   163,664      93.18%    $   145,691      93.27%    $   109,602         92.81%
  Shareholders' equity                   11,985       6.82%         10,511       6.73%          8,494          7.19%
                                    -----------   ---------    -----------   ---------    -----------   ------------
        Total liabilities and
          shareholders' equity      $   175,649     100.00%    $   156,202     100.00%    $   118,096        100.00%
                                    ===========   =========    ===========   =========    ===========   ============

         TOTAL ASSETS. At September 30, 1996, total assets were approximately $185,549,000, compared to $163,671,000 at December 31, 1995 and $135,611,000 at
December 31, 1994. Total average assets for the nine months ended September 30, 1996 were $175,649,000, an increase of 12.4%, from the $156,202,000 average for the year ended December 31, 1995. The increases in average assets during the first nine months of 1996 and the year ended December 31, 1995 reflect increased loan demand.

         SECURITIES. At September 30, 1996, First Capital Bancorp's securities portfolio aggregated $31,999,000, an increase of $215,000 from the $31,784,000 reported at December 31, 1995, which reflects an increase of $12,201,000 from the $19,583,000 reported at December 31, 1994. The increase in securities from 1994 to 1995 was principally attributable to increases in deposits over the period.

         The following table sets forth the composition of First Capital Bancorp's securities portfolio at the end of each period presented.

                                                                     September 30, 1996
                                         ------------------------------------------------------------------------
                                                                                     Gross
                                                            Gross Unrealized      Unrealized
   AVAILABLE FOR SALE                    Amortized Cost           Gains             Losses       Market Value
   ------------------                    --------------      ----------------       ------       ------------
                                                                   (DOLLARS IN THOUSANDS)

   U.S. Treasuries                           $11,954            $187                 $ --             $12,141

   U.S. Government agencies                   14,008              80                   --              14,088

   Mortgage backed securities                  4,546              --                 (44)               4,502
   Other securities                            1,268              --                                    1,268
                                         ------------------------------------------------------------------------
       Total                                 $31,776            $267                ($44)             $31,999
                                         ========================================================================




                                             December 31,                    December 31,
                                   -----------------------------      -----------------------------
                                                 1995                            1994
                                   -----------------------------      -----------------------------
                                       Amortized       Estimated      Amortized       Estimated
                                          Cost        Fair Value        Cost          Fair Value
                                   -----------------------------      -----------------------------
                                                        (Dollars in thousands)
Available for Sale
------------------
U.S. Treasuries                    $     14,938       $   15,455       $     11,990    $     11,699
U.S. Government agencies                 12,013           12,350                998             935
Municipal securities                          -                -                 16              16
Mortgage backed securities                3,153            3,139              2,394           2,235
Other securities                            840              840                682             682
                                   ------------       ----------       ------------    ------------

      Total                        $     30,944       $   31,784       $     16,080    $     15,567
                                   ============       ==========       ============    ============

Held to Maturity
----------------
U.S. Treasuries                    $          -       $        -       $      4,016    $      3,925
U.S. Government agencies                      -                -                  -               -
Municipal securities                          -                -                  -               -
Mortgage backed securities                    -                -                  -               -
Other securities                              -                -                  -               -
                                   ------------       ----------       ------------    ------------

      Total                        $          -       $        -       $      4,016    $      3,925
                                   ============       ==========       ============    ============

         The following table presents selected contractual maturity data for the available-for-sale securities in First Capital Bancorp's portfolio at December 31, 1995.

                                                              After One Year           After Five Years
                                  One Year or Less          Through Five Years        Through Ten Years          After Ten Years
                               ----------------------   --------------------------   --------------------   ------------------------
                                 Amount       Yield       Amount         Yield         Amount      Yield      Amount        Yield
                               ---------   ----------   -----------   ------------   -----------   ------   ----------   -----------
                                                                       (Dollars in thousands)
  U.S. Treasuries              $   3,002       5.122%   $    11,936         6.734%   $         -            $        -
  U.S. Government agencies         3,004       5.361%         9,009         6.665%             -                     -
  Mortgage backed securities           -                      1,971                            -            $    1,182        5.980%
  Other securities                   840       6.450%             -         5.710%             -                     -
                               ---------      -------   -----------                  -----------            ----------

           Total               $   6,846                $    22,916                  $         -            $    1,182
                               =========                ===========                  ===========            ==========

       See Note 2 to First Capital Bancorp's Financial Statements appearing elsewhere in this Proxy Statement/Prospectus for information concerning the amortized cost and estimated fair values of First Capital Bancorp's securities at December 31, 1995 and 1994.

       LOANS. First Capital Bancorp engages in real estate, agricultural, commercial and consumer lending. The lending activities of First Capital Bancorp are guided by the basic lending policy established by its Board of Directors. Each loan is evaluated based on, among other things, character and leverage capacity of the borrower, cash flow, collateral, market conditions for the borrower's business or project and prevailing economic trends and conditions.

       The following table sets forth the type and amount of loans outstanding as of the dates indicated:

                                                               SEPTEMBER 30,                     DECEMBER 31,
                                                              ----------------         ---------------------------------

                                                                    1996                   1995                 1994
                                                              ----------------         -----------           -----------
                                                                                (DOLLARS IN THOUSANDS)
                        Farmland/Agricultural Production        $       46,934         $    31,154           $    19,317
                        Commercial/Industrial                           17,173              16,177                13,062
                        Commercial Real Estate                          25,291              18,706                15,837
                        Residential Real Estate                         31,601              28,421                25,937
                        Consumer/Installment                            14,768              13,104                14,473
                                                              ----------------         -----------           -----------

                                 Total loans                    $      135,767         $   107,562           $    88,626
                                                                ==============         ===========           ===========

         Except as otherwise set forth in the table above, as of September 30, 1996, First Capital Bancorp did not have any concentration of loans in any particular industry exceeding 10% of total outstanding loans. A concentration is defined as amounts loaned to a multiple number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions, where the amount exceeds 10% of total outstanding loans.

         At September 30, 1996, loans were $135,767,000, as compared to $107,562,000 at December 31, 1995 and $88,626,000 at December 31, 1994.
Average loans have increased over these periods as well, from $86,378,000 and $110,687,000, respectively, for 1994 and 1995, to $128,166,000 for the nine months ended September 30, 1996. These increases were the result of a strengthening local economy and First Capital Bancorp's ability to take advantage of market opportunities created by the acquisition of several
community banks by regional bank holding companies.   First Capital Bancorp's
average loan to deposit ratio was 84.6% during the first nine months of 1996 as compared to 82.0% and 88.8% during 1995 and 1994, respectively.

         At September 30, 1996, agricultural, residential real estate, commercial real estate, commercial/industrial and consumer/installment loans comprised approximately 34.6%, 23.3%, 18.6%, 12.6% and 10.9%, respectively, of total outstanding loans. This compares to 29.0%, 26.4%, 17.4%, 15.0% and 12.2% categorized as agricultural, residential real estate, commercial real estate, commercial/industrial and consumer/installment loans, respectively, at December 31, 1995 and 21.8%, 29.3%, 17.9%, 14.7% and 16.3% categorized as agricultural, residential real estate, commercial real estate, commercial/industrial and consumer/installment loans, respectively, at December 31, 1994.

         The following table provides information concerning loan portfolio maturity as of December 31, 1995. Loan portfolio maturity by type of loan as presented in the table above is not readily available.

                                              (DOLLARS IN THOUSANDS)
  ONE YEAR OR LESS:
     Floating interest rate                        $    52,690
     Fixed interest rate                                30,913
  AFTER ONE YEAR THROUGH FIVE YEARS:
     Floating interest rate                                590
     Fixed interest rate                                19,754
  AFTER FIVE YEARS:
     Floating interest rate                               -
     Fixed interest rate                                 3,615
                                                   -----------

  TOTAL                                            $   107,562
                                                   ===========

         NONACCRUAL, PAST DUE AND MODIFIED LOANS. The performance of First Capital Bancorp's loan portfolio is evaluated regularly by Senior Management and the Board of Directors. Interest on loans is accrued daily as earned. A loan is generally placed on nonaccrual status when principal or interest is past due 90 days or more, except on government guaranteed loans or when management determines the loan remains likely to be fully collectible. Upon being placed on nonaccrual status, the accrual of income from a loan is discontinued and previously accrued but unpaid current period interest is reversed against income. Prior period interest is charged to the allowance for loan losses. Each loan that is 90 days or more past due is evaluated to determine its collectibility and the adequacy of its collateral.

         The following table sets forth the amount of First Capital Bancorp's nonperforming loans (nonaccrual loans and loans past due 90 days or more and still accruing interest) and loans with modified terms as of the dates indicated:

                                                      DECEMBER 31,
                                              ---------------------------
                                                 1995              1994
                                              ---------         ---------
                                                 (DOLLARS IN THOUSANDS)
  Nonaccrual loans                            $     609         $     164
  Loans past due 90 days or more and
     still accruing interest                      1,373               484
  Renegotiated debt, still accruing
     interest                                         -                 -

         As a percent of total loans, loans past due 90 days or more and not on nonaccrual status were 1.28% and .55% of total loans at December 31, 1995 and 1994, respectively. Nonaccrual loans were .56% at year-end 1995 and .18% at year- end 1994. There were no loans with modified terms at December 31, 1995 and 1994. If loans classified as nonperforming at year-end 1995 and 1994 had performed in accordance with their original terms, interest income would not have increased by material amounts. Income recognized on nonaccrual loans was $68,000 and $18,000 for 1995 and 1994, respectively.

         As of September 30, 1996, First Capital Bancorp was not aware of any other loans where known information about possible credit problems of the borrower caused management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. First Capital Bancorp's primary regulators and third party loan review consultants review the loan portfolio as part of their regular examinations and their assessment of specific credits, based on information available to them at the time of their examination, may affect the level of First Capital Bancorp's non-performing loans. Additionally, the loan portfolio is regularly monitored by Senior Management and the Board. Accordingly, there can be no assurance that other loans will not be placed on nonaccrual, become 90 days or more past due, or have terms modified in the future.

         ALLOWANCE FOR LOAN LOSSES. A certain degree of risk is inherent in the extension of credit. Management has credit policies in place to monitor and attempt to control the level of loan losses and nonperforming loans. One product of First Capital Bancorp's credit risk management is the maintenance of the allowance for loan losses at a level considered by management to be adequate to absorb estimated known and inherent losses in the existing portfolio, including commitments and standby letters of credit. The allowance for loan losses is established through charges to operations in the form of provisions for loan losses.

         The allowance is based upon a regular review of current economic conditions which might affect a borrower's ability to pay, underlying collateral values, risk in and the composition of the loan portfolio, and prior loss experience. Loans that are deemed to be uncollectible are charged-off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged-off are added to the allowance.

         The following table sets forth First Capital Bancorp's loan loss experience and certain information relating to its allowance for loan losses as of the dates and for the periods indicated.

                                                             Year Ended
                                                            December 31,
                                                 ----------------------------------
                                                      1995                 1994
                                                 -------------         ------------
                                                       (Dollars in thousands)
  Average loans outstanding                      $   110,687           $   86,378
  Balance of allowance for credit losses
     at beginning of period                            1,232                1,182
  Charge offs:
     Commercial loans                                    (81)                 (92)
     Consumer loans                                     (104)                 (58)
  Recoveries                                              24                   18
                                                 -----------           ----------
  Net charge-offs                                       (161)                (132)
                                                 -----------           ----------
  Provisions charged to expense                          271                  182
                                                 -----------           ----------

  Balance of allowance for credit losses
     at end of period                            $     1,342           $    1,232
                                                 ===========           ==========
  Ratio of net charge-offs to average
     loans outstanding                                  0.15%                0.15%

         The allowance for loan losses was $1,464,000 or 1.14% of average loans, $1,342,000 or 1.21% of average loans, and $1,232,000 or 1.43% of average loans at September 30, 1996, December 31, 1995 and December 31, 1994, respectively. Net charged-off loans during this period were $146,000 during the first nine months of 1996, compared to $161,000 and $132,000 in 1995 and 1994, respectively.

         Management believes that the allowance for loan losses at September 30, 1996 is adequate to absorb the known and inherent risks in the loan portfolio at that time. However, no assurance can be given that future changes in economic conditions that might adversely affect First Capital Bancorp's principal market area, borrowers or collateral values, and other circumstances will not result in increased losses in First Capital Bancorp's loan portfolio in the future.

         First Capital Bancorp's lending activities involve loans with varying degrees of credit risk. In underwriting residential real estate mortgage loans, First Capital Bancorp evaluates both the borrower's ability to make monthly payments and the value of the property securing the loan. Most properties securing real estate loans made by First Capital Bancorp are appraised by independent appraisers. First Capital Bancorp generally requires borrowers to obtain an attorney's title opinion and/or title insurance, and fire and property insurance (including flood insurance, if necessary) in an amount not less than the amount of the loan. Certain of such loans are sold by First Capital Bancorp in the secondary mortgage market.

         First Capital Bancorp's agricultural lending consists primarily of loans made to farmers with 90% Farm Service Administration guarantees. First Capital Bancorp considers the guaranteed portion of these loans to have very little risk. The unguaranteed portion of these loans presents a higher level of risk than loans secured by residential real estate, because the financial condition of these borrowers is not as strong as that of borrowers whose loans are secured by residential real estate.

         First Capital Bancorp's commercial lending activities generally involve owner-occupied office or industrial buildings, equipment financing, and working capital loans. Such loans may present a higher level of risk than loans secured by residential real estate. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, and the effect of general economic conditions. Furthermore, the repayment of commercial loans is typically dependent upon the successful operation of and cash flows generated by the borrower's business. If the cash flow from the business is reduced, the borrower's ability to repay the loan may be impaired.

         First Capital Bancorp's construction lending consists principally of interim construction loans for one-to- four-family residential properties, the permanent financing for which First Capital Bancorp typically pre-sells in the secondary mortgage market. If sold in the secondary market, underwriting criteria for such loans generally are the same as the guidelines used by First Capital Bancorp for originating permanent residential mortgage loans. Because of the relatively short (typically six-month) term of First Capital Bancorp's construction loans, such loans are subject to less risk than longer term construction loans where monitoring of the progress of the project may be particularly difficult.

         First Capital Bancorp offers a variety of consumer loans to individuals. Consumer loans may entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles and boats.
In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage or loss or as a result of depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

         First Capital Bancorp does not allocate the allowance for loan losses among its various loan categories, other than government guaranteed loans for which a specific reserve is established. The amount of the allowance should not be interpreted as an indication of future credit trends or that losses in an amount comparable to the allowance will occur.

         DEPOSITS. Deposits are the primary source of funding for First Capital Bancorp's earning assets. Total deposits at September 30, 1996 and at the end of 1995 and 1994 were approximately $162,933,000, $145,123,000, and
$118,705,000, respectively. Time certificates of deposit of $100,000 or more, which were approximately $7,124,000 at December 31, 1995, had remaining maturities as follows:

                                            DECEMBER 31, 1995
                                       ----------------------------
                                          (DOLLARS IN THOUSANDS)
 MATURING WITHIN:
    Three months or less                          $   2,660
    Over three months to six months                   2,550
    Over six months to twelve months                  1,514
    Over twelve months                                  400
                                                  ---------
   Total                                          $   7,124
                                                  =========

         Average deposit balances are summarized for the periods indicated:


                                                 YEAR ENDED DECEMBER 31,
                                     -----------------------------------------------
                                                  AVERAGE                  AVERAGE
                                       1995         RATE        1994         RATE
                                     ---------   ---------   ---------   -----------
                                                 (DOLLARS IN THOUSANDS)
  Demand deposits                    $  22,971       0.00%   $  17,073         0.00%
  Money market demand                   22,072       2.81%      20,973         2.75%
  Savings and other interest-
     bearing demand deposits             3,463       2.11%       3,033         2.27%
  Time deposits                         86,431       5.69%      56,232         4.12%
                                     ---------               ---------

           Total                     $ 134,937               $  97,311
                                     =========               =========

         At September 30, 1996 and December 31, 1995, First Capital Bancorp had no brokered deposits.

         INTEREST RATE SENSITIVITY. Interest rate risk is the potential impact of changes in interest rates on net interest income and results from disparities in repricing opportunities of assets and liabilities over a period of time. Management estimates the effects of changing interest rates and various balance sheet strategies on the level of net interest income. Management may alter the mix of floating-and fixed-rate assets and liabilities, change pricing schedules, and adjust maturities through sales and purchases of securities available-for-sale as a means of limiting interest rate risk.

         The degree of interest rate sensitivity is not equal for all types of assets and liabilities. First Capital Bancorp's experience has indicated that the repricing of interest-bearing demand, savings and money market accounts does not move with the same magnitude as general market rates. Additionally, these deposit categories, along with non- interest demand, have historically been stable sources of funds to First Capital Bancorp, which indicates a much longer implicit maturity than their contractual availability. First Capital Bancorp's cumulative gap to total assets at September 30, 1996 was (2.74%) within the six-month period. A negative gap implies that earnings would decrease in a rising interest rate environment and increase in a falling interest rate environment.

         LIQUIDITY. First Capital Bancorp seeks to manage its liquidity position to attempt to ensure that sufficient funds are available to meet customers' needs for borrowing and deposit withdrawals. Liquidity is derived from both the asset and liability sides of the balance sheet. Asset liquidity arises from the ability to convert assets to cash and self-liquidation or maturity of assets. Liquid asset balances include cash, interest-bearing deposits with financial institutions, short-term investments and federal funds sold. Liability liquidity arises from a diversity of funding sources as well as from the ability of First Capital Bancorp to attract deposits of varying maturities. If First Capital Bancorp were limited to only one source of funding or all its deposits had the same maturity, its liquidity position would be adversely impacted.

         First Capital Bancorp's funding source is primarily its deposit base which is comprised of interest-bearing and noninterest-bearing accounts, augmented through federal funds purchased, Federal Home Loan Bank borrowings, and other short-term borrowings, which are interest-bearing. First Capital Bancorp's non-interest bearing demand deposits are, by their very nature, subject to withdrawal upon demand. Declines in one form of funding source require First Capital Bancorp to obtain funds from another source. If First Capital Bancorp were to experience a decline in noninterest- bearing demand deposits and was to have a significant increase in loan volume without a commensurate increase in such deposits, it would utilize alternative sources of funds, probably at higher cost, to maintain its liquidity and to meet its loan funding needs. This would place downward pressure on First Capital Bancorp's net interest margin and might have a negative impact on First Capital Bancorp's liquidity position.

         First Capital Bancorp's liquidity expressed as a percentage of net liquid assets to net liabilities was 38.67% and 41.56% at September 30, 1996 and December 31, 1995, respectively.

         CAPITAL ADEQUACY. At September 30, 1996, First Capital Bancorp's total shareholders' equity was $12,760,000, an increase of 13.4 from $11,257,000 at December 31, 1995. Book value per common share is presented in the table below.

                                       SEPTEMBER 30,                      DECEMBER 31,
                                      ----------------         ----------------------------------
                                            1996                   1995                 1994
                                      ----------------         ------------        --------------
                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
  Shares outstanding                            460                   460                   460
  Shareholders' equity                   $   12,760          $     11,257        $        8,835
  Book value per common share            $    27.74          $      24.47        $        19.21

         Adequate levels of capital are necessary over time to sustain growth and absorb losses. In the case of banks and bank holding companies, capital levels must also meet minimum regulatory requirements. All risk-based and other capital ratios improved from year-end 1994 to 1995 and from year-end 1995 to September 30, 1996, and remain well above regulatory minimums. At September 30, 1996, Tier I capital was 11.74% of risk-weighted assets and total capital was 12.81% of risk-weighted assets, compared to the regulatory minimums of 4.0% and 8.0%, respectively. First Capital Bancorp's regulatory leverage ratio, which compares Tier I capital to adjusted total assets, was 6.75% at September 30, 1996, compared to the regulatory minimum of 4.0%. Under present regulations, First Capital Bancorp was classified as "well-capitalized" based upon its capital ratios at September 30, 1996 and December 31, 1995 and 1994. The following table sets forth First Capital Bancorp's risk based capital and capital ratios at year-end 1995 and 1994.

                                                                                   Regulatory
                                                                               "Well Capitalized"
                                                       December 31,                Requirement
                                               ----------------------------   ---------------------
                                                  1995               1994
                                               ----------         ---------
                                                  (Dollars in thousands)
  CAPITAL:
     Tier I                                    $   10,703         $   9,219
     Tier II                                        1,233             1,111
                                               ----------         ---------
           Total capital                       $   11,936         $  10,330
                                               ==========         =========

  Risk-weighted assets                         $   98,665         $  88,871


  RATIOS:
     Tier I capital to risk-weighted assets        10.85%            10.37%           6.00%
     Tier II capital to risk-weighted               1.25%             1.25%           -
     assets
           Total capital to risk-weighted
           assets                                  12.10%            11.62%          10.00%

     Leverage ratio                                 6.48%             7.01%           5.00%


                                 LEGAL OPINION

         Watkins Ludlam & Stennis, P.A., of Jackson, Mississippi has rendered its opinion that the shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers have been duly authorized and, if and when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                                    EXPERTS

         The consolidated financial statements of Deposit Guaranty as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refers to a change in the method of accounting for debt securities.

         The consolidated financial statements of First Capital Bancorp as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also included herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to changes in the methods of accounting for securities and income taxes.

                                 OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the Board of Directors of First Capital Bancorp knows of no matters which will be presented for consideration at the Meeting other than as set forth in the notice of such Meeting attached to this Proxy Statement/Prospectus. However, if any other matters shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                             INDEX TO CONSOLIDATED
              FINANCIAL STATEMENTS OF FIRST CAPITAL BANCORP, INC.


                                                                                                   Page
                                                                                                   ----
  Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-2

  Consolidated Balance Sheets as of
          December 31, 1995 and 1994
          and September 30, 1996 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . .       F-3

  Consolidated Statements of Operations for
          the Years Ended December 31, 1995,
          1994 and 1993 and the Nine Months
          ended September 30, 1996 and 1995 (unaudited)   . . . . . . . . . . . . . . . . . .       F-4

  Consolidated Statements of Changes in Stockholders'
          Equity for the Years Ended
          December 31, 1995, 1994 and 1993
          and the Nine Months ended
          September 30, 1996 and 1995 (unaudited)   . . . . . . . . . . . . . . . . . . . . .       F-5

  Consolidated Statements of Cash Flows for
          the Years Ended December 31, 1995,
          1994 and 1993 and the Nine Months
          ended September 30, 1996 and 1995 (unaudited)   . . . . . . . . . . . . . . . . . .       F-7

  Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .       F-8

                          Independent Auditors' Report




The Board of Directors
First Capital Bancorp., Inc.:




We have audited the accompanying consolidated balance sheets of First Capital Bancorp., Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Capital Bancorp., Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, as of December 31, 1993. Also as discussed in note 6 to the consolidated financial statements, the Company changed its method of accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993.


KPMG Peat Marwick LLP


January 19, 1996
Shreveport, Louisiana

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                          Consolidated Balance Sheets
           (dollars in thousands, except share and per share amounts)

                           December 31, 1995 and 1994
                                      and
                               September 30, 1996

                                                                   (Unaudited)
                                                                  September 30,
                                                                       1996             1995              1994
                                                                 ---------------   ---------------   ---------------
                             Assets

  Cash and due from banks                                        $         6,717   $         7,830   $         5,412
  Interest-bearing deposits with depository institutions                     121             1,240             2,552
  Federal funds sold                                                       3,065             6,700            12,450
                                                                 ---------------   ---------------   ---------------
         Cash and cash equivalents                                         9,903            15,770            20,414
  Securities:
    Available-for-sale                                                    31,999            31,784            15,567
    Held-to-maturity                                                          --                --             4,016
  Loans, net                                                             134,303           106,220            87,394
  Bank premises and equipment, net                                         4,600             4,717             4,827
  Accrued interest receivable                                              3,264             3,179             2,017
  Other real estate                                                            7               186               506
  Other assets                                                             1,473             1,815               870
                                                                 ---------------   ---------------   ---------------
                                                                 $       185,549   $       163,671   $       135,611
                                                                 ===============   ===============   ===============
              Liabilities and Stockholders' Equity

  Deposits:
    Demand                                                       $        27,654   $        27,951   $        21,847
    Savings and interest-bearing transaction accounts                     35,668            28,329            22,710
    Time                                                                  99,611            88,843            74,148
                                                                 ---------------   ---------------   ---------------
         Total deposits                                                  162,933           145,123           118,705
  Accrued interest payable                                                   970               772               500
  Accrued expenses and other liabilities                                     536               349               159
  Notes and debentures payable                                                --                --               764
  Federal Home Loan Bank advances                                          8,350             6,170             6,648
                                                                 ---------------   ---------------   ---------------
                                                                         172,789           152,414           126,776
                                                                 ---------------   ---------------   ---------------
  Stockholders' equity:
    Preferred stock, par value $1,000 per share; authorized
    60 shares; issued and outstanding 12 shares in 1995 and 13
      shares in 1994                                                          13                12               13
    Common stock, no par value, stated value of $1 per share;
      authorized 2,000,000 shares; issued and outstanding                    460               460              460
      459,990 shares in 1995 and 459,809 shares in 1994                    1,689             1,689            1,689
    Surplus                                                               10,454             8,542            7,057
    Retained earnings
    Net unrealized gain (loss) on securities available                       144               554             (338)
      for sale, net of taxes                                                  --                --              (46)
                                                                 ---------------   ---------------   --------------
    Employee Stock Ownership Plan commitment                              12,760            11,257            8,835
         Total stockholders' equity
  Commitments and contingencies
                                                                 ---------------   ---------------   --------------
                                                                 $       185,549   $       163,671   $      135,611
                                                                 ===============   ===============   ==============

  See accompanying notes to consolidated financial statements.

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                     Consolidated Statements of Operations
                (dollars in thousands, except per share amounts)

                  Years ended December 31, 1995, 1994 and 1993
                                      and
                 Nine Months ended September 30, 1996 and 1995

                                                                   (Unaudited)
                                                                   Nine Months
                                                               Ended September 30,
                                                            -------------------------
                                                               1996          1995          1995         1994          1993
                                                            -----------   -----------   ----------   -----------   -----------
  Interest income:
    Loans                                                   $   10,211    $    9,145    $  12,327    $     8,553   $     7,339
    Securities                                                   1,448         1,156        1,607          1,021         1,261
    Interest-bearing deposits with depository institutions          22            32           44             82            42
    Federal funds sold                                              98           295          341             67             9
                                                                    50            40           37             29            14
    Other                                                   ----------    ----------    ---------    -----------   -----------
                                                                11,829        10,668       14,356          9,752         8,665
                                                            ----------    ----------    ---------    -----------   -----------
      Total interest income

  Interest expense:
    Savings and interest-bearing transaction accounts              671           513          693            646           667
    Time deposits                                                3,772         3,587        4,920          2,315         1,626
    Other                                                          429           411          531            506           447
                                                            ----------    ----------    ---------    -----------   -----------
      Total interest expense                                     4,872         4,511        6,144          3,467         2,740
                                                            ----------    ----------    ---------    -----------   -----------
      Net interest income                                        6,957         6,157        8,212          6,285         5,925

  Provision for loan losses                                        268           295          271            182           250
                                                            ----------    ----------    ---------    -----------   -----------
      Net interest income after provisions for loan losses       6,689         5,862        7,941          6,103         5,675
                                                            ----------    ----------    ---------    -----------   -----------
  Other operating income:
    Service charges, fees, and commissions                       1,136            840       1,193          1,007           918
    Gain (loss) on securities transactions, net                     (3)          (26)         (26)            57             1
    Other income                                                   109           239          270            116           121
                                                            ----------    ----------    ---------    -----------   -----------
      Total other operating income                               1,242         1,053        1,437          1,180         1,040
                                                            ----------    ----------    ---------    -----------   -----------

  Other operating expenses:
    Salaries and employee benefits                               2,332         2,101        3,237          2,173         2,055
    Occupancy and equipment                                        827           807        1,086            743           668
    Legal and professional                                         270           198          365            282           150
    Other                                                        1,579         1,724        2,338          1,732         1,395
                                                            ----------    ----------    ---------    -----------   -----------
      Total other operating expenses                             5,008         4,830        7,026          4,930         4,268
                                                            ----------    ----------    ---------    -----------   -----------

      Income before income tax expense                           2,923         2,085        2,352          2,353         2,447

  Income tax expense                                             1,011           386          546            778           818
                                                            ----------    ----------    ---------    -----------   -----------

      Net income                                            $    1,912    $    1,699    $   1,806    $     1,575   $     1,629
                                                            ==========    ==========    =========    ===========   ===========

  Net income per common share                               $     4.16    $     3.69    $    3.93    $      3.44   $      3.57
                                                            ==========    ==========    =========    ===========   ===========


  See accompanying notes to consolidated financial statements.

                 FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY         Page 1 of 2

           Consolidated Statements of Changes in Stockholders' Equity
                (dollars in thousands, except per share amounts)

                  Years ended December 31, 1995, 1994 and 1993
                                      and
                Nine Months ended September 30, 1996 (unaudited)





                                                     Preferred       Common                   Retained
                                                       stock         stock       Surplus      earnings
                                                   -------------   ----------   ---------   -----------
Balances at December 31, 1992                      $         15    $      456   $   1,613   $    4,288

  Net income                                                 --            --          --        1,629

  Cash dividends ($.25 per share)                            --            --          --         (114)
  Net unrealized loss on available-
    for-sale securities from implementation of
    change in accounting for securities, net of tax          --            --          --           --
  Change in ESOP commitment                                  --            --          --           --

  Repurchase and retirement of preferred stock               (1)           --          --           --
                                                   ------------    ----------   ---------   ----------

Balances at December 31, 1993                                14           456       1,613        5,803

  Net income                                                 --            --          --        1,575

  Cash dividends ($.70 per share)                            --            --          --         (321)
  Net unrealized loss on available-
    for-sale securities, net of tax                          --            --          --           --
  Change in ESOP commitment                                  --            --          --           --

  Issuance of 4,000 shares of common stock                   --             4          76           --

  Repurchase and retirement of preferred stock               (1)           --          --           --
                                                   ------------    ----------   ---------   ----------


Balances at December 31, 1994                                13           460       1,689        7,057

  Net income                                                 --            --          --        1,806

  Cash dividends ($.70 per share)                            --            --          --         (321)
  Net unrealized gain on available-for-sale
    securities, net of tax                                   --            --          --           --

  Change in ESOP commitment                                  --            --          --           --

  Repurchase and retirement of preferred stock               (1)           --          --           --
                                                   ------------    ----------   ---------   ----------
Balances at December 31, 1995                      $         12    $      460   $   1,689   $    8,542
                                                   ------------    ----------   ---------   ----------

                                                   Net unrealized
                                                    gain (loss)
                                                   on securities                      Total
                                                     available        ESOP        stockholders'
                                                      for sale     commitment         equity
                                                  --------------- -------------   --------------
Balances at December 31, 1992                     $           --  $         --    $       6,372

  Net income                                                  --            --            1,629

  Cash dividends ($.25 per share)                             --            --             (114)
  Net unrealized loss on available-
    for-sale securities from implementation of
    change in accounting for securities, net of tax          302            --              302
  Change in ESOP commitment                                   --           (91)             (91)

  Repurchase and retirement of preferred stock                --            --               (1)
                                                  --------------  ------------    -------------

Balances at December 31, 1993                                302           (91)           8,097

  Net income                                                  --            --            1,575

  Cash dividends ($.70 per share)                             --            --             (321)
  Net unrealized loss on available-
    for-sale securities, net of tax                         (640)           --             (640)
  Change in ESOP commitment                                   --            45               45

  Issuance of 4,000 shares of common stock                    --            --               80

  Repurchase and retirement of preferred stock                --            --               (1)
                                                  --------------  ------------    -------------


Balances at December 31, 1994                               (338)          (46)           8,835

  Net income                                                  --            --            1,806

  Cash dividends ($.70 per share)                             --            --             (321)
  Net unrealized gain on available-for-sale
    securities, net of tax                                   892            --              892

  Change in ESOP commitment                                  --             46               46

  Repurchase and retirement of preferred stock                --            --               (1)
                                                  --------------  ------------    -------------
Balances at December 31, 1995                     $          554  $         --    $      11,257
                                                  --------------  ------------    -------------



            See accompanying notes to consolidated financial statements.

                 FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY         Page 2 of 2

           Consolidated Statements of Changes in Stockholders' Equity
                (dollars in thousands, except per share amounts)

                  Years ended December 31, 1995, 1994 and 1993
                                      and
                Nine Months ended September 30, 1996 (unaudited)






                                                Preferred       Common                   Retained
                                                  stock         stock       Surplus      earnings
                                              -------------   ----------   ---------   -----------
Balances at December 31, 1995                 $         12    $      460   $   1,689   $    8,542

  Net income (unaudited)                                --            --          --        1,912

  Net unrealized gain on available-for-sale
    securities, net of tax (unaudited)                  --            --          --           --
  Issuance of one share of preferred stock
  (unaudited)                                            1            --          --           --
                                              ------------    ----------   ---------   ----------
Balances at September 30, 1996 (unaudited)    $         13    $      460   $   1,689   $   10,454
                                              ============    ==========   =========   ==========



                                                Net unrealized
                                                 gain (loss)
                                                on securities                        Total
                                                  available          ESOP        stockholders'
                                                   for sale       commitment         equity
                                               ---------------   -------------   --------------
Balances at December 31, 1995                  $          554    $         --    $      11,257

  Net income (unaudited)                                   --              --            1,912

  Net unrealized gain on available-for-sale
    securities, net of tax (unaudited)                   (410)             --             (410)
  Issuance of one share of preferred stock
  (unaudited)                                              --              --                1
                                               --------------    ------------    -------------
Balances at September 30, 1996 (unaudited)     $          144    $         --    $      12,760
                                               ==============    ============    =============





              See accompanying notes to consolidated financial statements.

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                             (dollars in thousands)

                Years ended December 31, 1995, 1994 and 1993 and
                 Nine Months ended September 30, 1996 and 1995

                                                                 (Unaudited) Nine Months
                                                                   Ended September 30,
                                                                -------------------------
                                                                    1996          1995         1995         1994          1993
                                                                ------------   ----------   ----------   ----------   ------------
  Operating activities:
    Net income                                                  $     1,912    $   1,699    $   1,806    $   1,575    $     1,629
    Adjustments to reconcile net income to net cash
       provided by operating activities:
        Provision for loan losses                                       268          295          271          182            250
        Deferred income tax benefit                                     (31)        (207)        (375)          --            (91)
        Loss (gain) on sale of available-for-sale securities              3           26           26          (57)            (1)
        Net loss on sales of premises and equipment                      --           --           --            1            (13)
        Provision for depreciation and amortization                     480          466          631          393            343
        Net amortization of investment security premiums                 20           (2)          (7)          79            129
        Changes in assets and liabilities:
        Accrued interest receivable                                     (85)      (1,559)      (1,162)        (452)          (286)
        Other assets                                                   (117)        (976)        (745)        (275)           122
        Accrued interest payable                                        198          536          272          190             10
        Accrued expenses and other liabilities                          786          535          (95)           5            (84)
                                                                -----------    ---------    ---------    ---------    -----------
            Net cash provided by operating activities                 3,434          813          622        1,641          2,008
                                                                -----------    ---------    ---------    ---------    -----------

  Investing activities:
        Proceeds from maturities of available-for-sale                1,769        1,229        1,229        5,871         11,470
        securities                                                    4,999        4,977        4,977        3,645          4,020
        Proceeds from sale of available-for-sale securities          (7,627)      (6,830)     (11,067)      (6,006)       (13,716)
        Purchases of available-for-sale securities                       --       (6,007)      (6,007)      (4,016)            --
        Purchase of securities held to maturity                     (28,371)     (42,025)     (19,232)     (14,242)       (11,501)
        Net increase in loans                                          (405)        (490)        (545)      (1,709)        (2,048)
        Purchases of premises and equipment                              42           24           24            9             40
        Proceeds from sales of premises and equipment                   301          437          437          183             55
                                                                -----------    ---------    ---------    ---------    -----------
        Proceeds from sales of other assets                         (29,292)     (48,685)     (30,184)     (16,265)       (11,680)
                                                                -----------    ---------    ---------    ---------    -----------
            Net cash used by investing activities

  Financing activities:
        Net increase in demand, savings, and interest-bearing
          transaction accounts                                        7,042        2,405       11,723        3,283          3,284
        Net increase in time deposits                                10,768       20,420       14,695       28,261            574
        Increase in short term borrowings                                --       10,825           --           --             --
        Cash dividends                                                   --           --         (321)        (321)          (114)
        Proceeds from the issuance of (payments
          to retire) preferred stock                                      1           --           (1)          (1)            (1)
        Proceeds from the issuance of common stock                       --           --           --           80             --
        Increase (decrease) in notes payable                             --         (759)        (700)         700            450
        Principal payments on notes and debentures payable               --           --           --         (450)          (934)
        Increase in Federal Home Loan Bank advances                   2,180           --           --           --          8,229
        Payments on Federal Home Loan Bank advances                      --         (150)        (478)      (1,317)          (264)
                                                                -----------    ---------    ---------    ---------    -----------
            Net cash provided by financing activities                19,991       32,741       24,918       30,235         11,224
                                                                -----------    ---------    ---------    ---------    -----------

  Increase (decrease) in cash and cash equivalents                   (5,867)      15,131       (4,644)      15,611          1,552
  Cash and cash equivalents at beginning of year                     15,770       20,414       20,414        4,803          3,251
                                                                -----------    ---------    ---------    ---------    -----------

  Cash and cash equivalents at end of period                    $     9,903    $   5,283    $  15,770    $  20,414    $     4,803
                                                                ===========    =========    =========    =========    ===========

    See accompanying notes to consolidated financial statements.

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                        December 31, 1995, 1994 and 1993


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS - First Capital BanCorp., Inc. (the "Company") through its wholly owned subsidiary, Capital Bank (the "Bank"), provides a full range of banking services to individual and corporate customers in northeast Louisiana. The Company and the Bank are subject to regulations of certain federal agencies and the Bank is regulated by the State Commissioner of Financial Institutions. Both the Company and the Bank undergo periodic examinations by those regulatory authorities.

         PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION - The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany balances and transactions have been eliminated.

         The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ significantly from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of other real estate, management obtains independent appraisals for significant properties.

         CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing demand deposits with depository institutions, and federal funds sold. Generally, federal funds are sold for one-day periods.

         SECURITIES - The Company classifies its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

         Trading and available-for-sale securities are recorded at fair value.
            Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. See note 2 for discussion of transfers made during 1995.

         A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security. See note 2 for discussion of transfers made during 1995.

         Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.





                                     F-8
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

         LOANS AND ALLOWANCE FOR LOAN LOSSES - Loans are stated at the principal amount outstanding with appropriate reduction for unearned discount and the allowance for loan losses. Interest on commercial, real estate, agricultural, and certain installment loans is accrued as earned. Interest on other installment loans is deferred and recognized under the sum-of-the-digits method, which generally results in level rates of return on principal balances outstanding.

         Effective January 1, 1995, the Company adopted Statement of Financial
            Accounting Standards No. 114 (Statement 114), Accounting by Creditors for Impairment of a Loan as amended by Statement 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. Statements 114 and 118 address the accounting treatment of certain impaired loans. A loan is considered impaired when based upon current information, it is probable that a creditor will be unable to collect amounts due. If a loan is impaired, then impairment is measured by (1) the present value of expected future cash flows discounted at the loan's original effective interest rate, or (2) the market price of impaired loans, or (3) the fair value of collateral. Statements 114 and 118 do not apply to large groups of smaller balance-homogenous loans that are collectively evaluated for impairment or loans that are measured at fair value. The implementation of Statements 114 and 118 did not have a material effect on the financial condition or results of operations of the Company.

         The accrual of income on loans is generally discontinued and all interest income previously accrued and unpaid is deducted from income when a loan becomes more than ninety days delinquent, or when certain factors indicate reasonable doubt as to the timely collectibility of all amounts due. A loan may remain on accrual status if it is in the process of collection and is either well secured or guaranteed. Generally, nonaccruing loans are returned to an accrual status only when none of the principal or interest is due and unpaid and the full collectibility of the outstanding loan balance is reasonably assured. Cash receipts on nonaccruing loans are generally applied to the principal balance until the remaining balance is considered fully collectible.

         In determining the amount of the allowance for loan losses, management is required to make estimates and assumptions that affect the amount of the allowance on the balance sheet and related provision on the statement of income. These estimates are particularly susceptible to change. The allowance for loan losses is maintained at a level considered by management to be adequate to provide for potential loan losses. Management, in determining the adequacy of the allowance for loan losses, takes into consideration examinations conducted by bank supervisory authorities, results of internal review procedures, prior loan loss experience, and an assessment of current and anticipated future economic conditions on the loan portfolio. The allowance is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. All known losses have been charged off. Recoveries of amounts previously charged off are credited to the allowance.

         While management use available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

         BANK PREMISES AND EQUIPMENT - Bank premises and equipment are carried at cost, less accumulated depreciation. Depreciation of bank premises and equipment is provided over the estimated useful lives of the respective assets through both straight-line and accelerated methods. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. When property and equipment is retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized.

         OTHER REAL ESTATE - Other real estate represents property acquired through foreclosure or deeded to the Bank in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted.





                                     F-9
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

            Amounts recorded as other real estate are carried at the lower of the Bank's cost of acquisition or the asset's fair value less estimated selling costs. Reductions in the balance of other real estate at the date of acquisition are charged to the allowance for loan losses. Any subsequent write-downs to reflect current fair value are charged to other operating expense. Subsequent gains or losses on the sale of these assets are credited or charged to earnings.

         INCOME TAXES - The Company and the Bank file a consolidated federal tax return. Income taxes and benefits are generally allocated based on each company's contribution to the total federal tax liability.

         The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         NET INCOME PER COMMON SHARE - Net income per common share is calculated based on the weighted average number of common shares outstanding during each year. The weighted average number of shares outstanding during 1995, 1994 and 1993 were 459,809, 458,142 and 455,809, respectively.

         INTERIM FINANCIAL INFORMATION (UNAUDITED) - In the opinion of management, the accompanying unaudited consolidated financial information of the Company contains all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1996 and the results of its operations and cash flows for the nine month periods ended September 30, 1995 and 1996. These results are not necessarily indicative of the results to be expected for the full fiscal year.





                                     F-10
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(2)      SECURITIES

         As of December 31, 1993, the Company adopted the provisions of Statement 115. As part of the adoption of Statement 115, the Company classified all of its then held securities as available-for-sale. Accordingly, at December 31, 1993, the carrying value of its securities was increased $457,000. In addition, a deferred income tax liability of $155,000 was recorded and stockholders' equity was increased by $302,000.

         The amortized cost and estimated market values (carrying value) of securities available-for-sale at December 31, 1995 and 1994, are as follows (in thousands of dollars):


                                                             December 31, 1995
                                         ----------------------------------------------------------
                                                             Gross         Gross
                                           Amortized      unrealized     unrealized       Market
                                              Cost           gains         losses         value
                                         --------------   -----------   ------------   ------------
  U.S. Treasury securities
          and obligations of U.S.
          government corporations
          and agencies                   $       26,951           854            --          27,805
  Mortgage-backed securities                      3,153            --           (14)          3,139
  Other securities                                  840            --            --             840
                                         --------------   -----------   -----------    ------------
                                         $       30,944           854           (14)         31,784
                                         ==============   ===========   ===========    ============


                                                             December 31, 1994
                                         ----------------------------------------------------------
                                                             Gross         Gross
                                           Amortized      unrealized     unrealized       Market
                                              cost           gains         losses         value
                                         --------------   -----------   ------------   ------------
  U.S. Treasury securities
          and obligations of U.S.
          government corporations
          and agencies                   $       12,988            --          (354)         12,634
  Obligations of states and
          political subdivisions                     16            --            --              16
  Mortgage-backed securities                      2,394            --          (159)          2,235
  Other securities                                  682            --            --             682
                                         --------------   -----------   -----------    ------------
                                         $       16,080            --          (513)         15,567
                                         ==============   ===========   ===========    ============

         The amortized cost (carrying value) and estimated market values of securities held to maturity at December 31, 1994, are as follows (in thousands of dollars):

                                                             Gross          Gross
                                           Amortized       unrealized     unrealized      Market
                                              cost           gains          losses         value
                                         --------------   ------------   ------------   -----------
  U.S. Treasury securities
          and obligations of U.S.
          government corporations
          and agencies                   $        4,016             --           (91)         3,925
                                         ==============   ============   ===========    ===========





                                     F-11
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

     The amortized cost and estimated market value of securities available-for-sale at December 31, 1995, by contractual maturity, are shown below (in thousands of dollars). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                    Securities
                                                                Available-for-Sale
                                                       -------------------------------------
                                                           Amortized           Estimated
                                                              cost           market value
                                                       -----------------   -----------------
  Due in one year or less                              $           6,006               6,005
  Due after one year through five years                           20,945              21,800
  Mortgage-backed securities                                       3,153               3,139
  Other                                                              840                 840
                                                       -----------------   -----------------

                                                       $          30,944              31,784
                                                       =================   =================

     Included in other securities at December 31, 1995 and 1994, are $836,000 and $678,000, respectively, in Federal Home Loan Bank stock which is recorded at original cost. The investment is required as part of the Federal Home Loan Bank advance agreement and is pledged as collateral against amounts advanced. The amount of the required investment is a percentage of total amounts advanced by the Federal Home Loan Bank.

     Securities having a carrying value of $19,436,000 and $10,005,000 at December 31, 1995 and 1994, respectively, were pledged to secure public funds on deposit and for other purposes as required or permitted by law.

     Proceeds from sales of available-for-sale securities were $4,977,000, $3,645,000 and $4,020,000 during 1995, 1994 and 1993, respectively.
            Gross losses of $26,000 and $8,000 were realized on those sales during 1995 and 1994, respectively. There were no gains on sales of securities during 1995. Gross gains of $65,000 and $1,000 were realized on sales of those securities during 1994 and 1993, respectively.

     During 1995 the Bank transferred securities having an amortized cost of $10,019,000 from its held-to-maturity portfolio to its available-for-sale portfolio. At the time of the transfer, these securities had net unrealized gains of approximately $393,000. This transfer was made during the one time window of opportunity allowed by the Financial Accounting Standards Board for the re-allocation of held-to-maturity and available-for-sale investment security portfolios as the result of management re-evaluating its investment security portfolio allocations.





                                     F-12
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(3)      LOANS AND ALLOWANCE FOR LOAN LOSSES

         The composition of the Bank's loan portfolio is as follows (in thousands of dollars):

                                                                      December 31,
                                                                     1995
                                                              -------------
                                                                                   1994
                                                                                  -------
  Real estate                                                      $53,568         46,930
  Agricultural                                                      24,301         13,818
  Commercial and industrial                                         16,177         13,063
  Installment                                                       11,977         12,439
  Other                                                              1,700          2,773
                                                              ------------    -----------
                                                                   107,723         89,023
  Unearned discount                                                   (161)          (397)
  Allowance for loan losses                                         (1,342)        (1,232)
                                                              ------------    -----------


                           Net loans                              $106,220         87,394
                                                              ============    ===========

A summary of changes in the allowance for loan losses follows (in thousands of dollars):

                                                                                   Year Ended December 31,
                                                                             1995           1994            1993
                                                                          -----------   -------------   -----------
                           Balance, January 1                                 $1,232           1,182         1,082
                           Provisions charged to operating expense               271             182           250
                           Loans charged off                                    (185)           (150)         (263)
                           Recoveries on loans                                    24              18           113
                                                                          ----------    ------------    ----------

                           Balance, December 31                               $1,342            1,232        1,182
                                                                          ==========    =============   ==========

         At December 31, 1995, 1994 and 1993, the Bank had discontinued the accrual of interest on loans aggregating $609,000, $164,000 and $193,000, respectively. Net interest income for 1995, 1994 and 1993 would have been higher by $68,000, $18,000 and $17,000, respectively, had interest been accrued at contractual rates on these nonperforming loans.

         During 1995, 1994 and 1993, the Bank reduced loans through the repossession of other real estate in the amounts of $35,704, $283,000 and $203,000, respectively.

         At December 31, 1995, the recorded investment in impaired loans was approximately $609,000. The average recorded investment in impaired loans during the year approximated $493,000. The total allowance for loan losses related to these loans was $108,300 as of December 31, 1995. Interest income recognized during the year on these impaired loans approximated $5,200.

         The Bank has no commitment to lend additional funds to debtors whose terms have been modified in a troubled debt restructuring.

         At December 31, 1995 and 1994, the aggregate amounts of loans receivable from directors, executive officers, and entities in which these individuals are principals amounted to $3,204,000 and $2,310,000, respectively. During 1995, these officers, directors, and their related entities made payments of $420,000 and secured additional loans of $1,314,000. In the opinion of management, all of the transactions entered into between the Bank and these parties were made on substantially the same terms as those prevailing at the time of comparable transactions with other parties.





                                     F-13
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(4)      BANK PREMISES AND EQUIPMENT

         Bank premises and equipment at December 31, 1995 and 1994, are summarized as follows (in thousands of dollars):

                                              Estimated
                                             Useful Lives        1995          1994
                                          -----------------   ----------   -----------
  Land                                                   --   $   1,294         1,294
  Banking house and land improvements            5-23 years       2,935         2,854
  Furniture, fixtures, and equipment             3-15 years       3,617         3,200
                                                              ---------    ----------
                                                                  7,846         7,348
  Accumulated depreciation                                       (3,129)       (2,521)
                                                              ---------    ----------
                                                              $   4,717         4,827
                                                              =========    ==========

         Depreciation expense was $631,000, $393,000 and $359,000 for 1995,
            1994 and 1993, respectively.

(5)      TIME DEPOSITS

         Included in time deposits at December 31, 1995 and 1994, were $7,124,000 and $8,559,000, respectively, of certificates of deposit in denominations of $100,000 or more. Interest expense on time deposits of $100,000 or more totaled $293,000, $181,000 and $208,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

(6)      INCOME TAXES

         Income tax expense included in the consolidated statements of operations consisted of the following (in thousands of dollars):

                                               1995         1994         1993
                                            ----------   ----------   ----------
  Current                                   $     921          778          909
  Deferred benefit                               (375)          --          (91)
                                            ---------    ---------    ---------
                                            $     546          778          818
                                            =========    =========    =========

         The significant components of deferred income tax benefit for the years ended December 31, 1995, 1994 and 1993, are as follows (in thousands of dollars):

                                                                    1995         1994         1993
                                                                 ----------   ----------   ----------
         Deferred tax benefit (exclusive of the effects of other
            components listed below)                             $     (52)         (17)         (86)

         Change in beginning-of-the-year balance of the
            valuation allowance for deferred tax assets               (323)          17           (5)
                                                                 ---------    ---------    ---------

                                                                 $    (375)          --          (91)
                                                                 =========    =========    =========





                                     F-14
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

         The actual income tax expense differs from the expected tax expense
            (computed by applying the U.S. federal corporate rate of 34% to income before taxes) as follows (in thousands of dollars):

                                                                1995          1994         1993
                                                             -----------   ----------   ----------
  Expected federal income tax expense                        $      800          800          832
  Change in beginning-of-the-year balance
      of the valuation allowance for deferred
      tax assets                                                   (323)          17           (5)
  Other, net                                                         69          (39)          (9)
                                                             ----------    ---------    ---------

  Income tax expense                                         $      546          778          818
                                                             ==========    =========    =========


  Effective tax rate                                               23.2%        33.1         33.4
                                                             ==========    =========    =========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994, are presented below (in thousands of dollars):

                                                                           1995        1994
                                                                         --------   ----------
  Deferred tax assets:
          Allowance for loan losses                                      $    313          145
          Other real estate                                                    59          139
          Net operating loss carryforward                                     124          213
          Bank premises and equipment-depreciation                             36           19
          Unrealized losses on available-for-sale securities                   --          175
          Other                                                                25           --
                                                                         --------   ----------
                           Total gross deferred tax assets                    557          691
                           Less valuation allowance                            --          323
                                                                         --------   ----------
                           Net deferred tax assets                           $557          368
                                                                         --------   ----------

  Deferred tax liabilities:
          Securities -- discount accretion                                      3           --
          Unrealized gains on available-for-sale securities                   285           --
          Other                                                                --           14
                                                                         --------   ----------
                           Total gross deferred tax liabilities               288           14
                                                                         --------   ----------

                           Net deferred tax asset                        $    269          354
                                                                         ========   ==========

         The Company's valuation allowance for deferred assets as of January 1, 1995, 1994 and 1993, was $323,000, $306,000 and $311,000,
            respectively. The net change in the total valuation allowance for the years ended December 31, 1995, 1994 and 1993, was a decrease of $323,000, an increase of $17,000 and a decrease of $5,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment. Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 1994, was included as an income benefit in the consolidated statement of operations in 1995.





                                     F-15
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

    The Company has net operating loss carryforwards remaining, which relate to net operating losses obtained with the acquisition of Security Bancshares, Inc. As of December 31, 1995, these carryforwards amounted to $564,000. These net operating losses are limited by Internal Revenue Code Section 382. As such, only $367,200 of the net operating losses will be available to offset taxable income through the year 2001. The Company has recorded the benefit for the future utilization of these net operating loss carryforwards as a deferred tax asset.

(7) NOTES AND DEBENTURES PAYABLE AND FEDERAL HOME LOAN BANK ADVANCES

    Notes and debentures payable and Federal Home Loan Bank advances consist of the following at December 31, 1995 and 1994 (in thousands of dollars):

                                                                    1995                1994
                                                                  ---------          ---------
  Note payable to an unaffiliated bank due in a single
     payment at a New York bank's prime rate (8.5% at
     December 31, 1994)                                           $       -                700
  Mandatory convertible capital notes discounted to
     yield 10.5% through 1995                                            --                 18
  Employee Stock Ownership Plan commitment
     consisting of a note payable to an unaffiliated bank
     in annual principal installments of $45,666
     through 1995, plus interest at 8%                                   --                 46
                                                                  ---------          ---------
                                                                         --                764
  Federal Home Loan Bank advances                                     6,170              6,648
                                                                  ---------          ---------

                                                                  $   6,170              7,412
                                                                  =========          =========

    At December 31, 1994, the Company had outstanding mandatory convertible capital notes with a face value of $190,000. In conjunction with the October 13, 1989, acquisition of Security Bancshares, the carrying values of the notes were discounted to yield 10.5% over their terms.
       The notes matured during 1995, and were payable by conversion into 181 shares of the Company's common stock. Pursuant to the merger agreement, the notes were converted into 181 shares of the Company's common stock.

    The advances from the Federal Home Loan Bank are secured by a blanket floating lien covering the Company's investment in Federal Home Loan Bank stock totaling $836,000, balances held in deposit accounts at the Federal Home Loan Bank, all first mortgage loans and deeds of trust on one-to-four family residential dwellings, and all mortgage-backed securities. The advances accrue interest at contractual rates of 4.54% to 8.04% per annum and are due in monthly installments of approximately $137,000, including interest. The advances are scheduled to amortize through various dates between 1995 and 2004.

(8) EMPLOYEE BENEFIT PLANS

    The Company has a profit sharing plan that covers all employees of the Company and the Bank with one year of service, with full vesting after seven years. Contributions to the profit sharing plan are determined at the discretion of the Board of Directors. Contributions to the profit sharing plan for the years ended December 31, 1995, 1994 and 1993, were $33,000, $28,000 and $31,000, respectively.

    The Company also has an Employee Stock Ownership Plan (ESOP) covering all employees of the Company and the Bank with one year of service. Contributions are made at the discretion of the Board of Directors. Contributions to the ESOP totaled $90,000, $51,000 and $54,000 in 1995, 1994 and 1993, respectively.

    At December 31, 1994, the ESOP had outstanding a note payable to an unaffiliated bank in the amount of approximately $46,000, which was guaranteed by the Company. Interest on this debt amounted to $6,400





                                     F-16
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       and $8,500 during the years ended December 31, 1994 and 1993, respectively. All interest payments were made by the Bank. The borrowing was secured by 10,453 shares of the Company's common stock.

    At December 31, 1995, 1994 and 1993, the ESOP owned 17,082 shares of the
       Company's common stock.

(9)    REGULATORY MATTERS

    Banking regulations limit the amount of dividends that the Bank may pay without prior approval of the Bank's regulatory agency. The Bank is required to obtain such approval if dividends declared in any one year exceed the profits (net income, net of actual losses on loans, investments, and other assets) of that year combined with the net retained profits of the preceding year. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of the Bank's total capital in relation to its assets, deposits, and other such items. Prior approval of the regulatory authorities will be required during 1996 if the amount to be paid as dividends exceeds profits for the period, plus 1995 retained profits of $1,538,000. Dividends paid by the Bank represent the Company's main source of funds.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. The prompt corrective actions of the FDICIA place restrictions on any insured depository institution that does not meet certain requirements, including minimum capital ratios. The restrictions are based on an institution's FDICIA defined capital category and become increasingly more severe as an institution's capital category declines. In addition to the prompt corrective action requirements, the FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

    The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "well capitalized," an institution is required to have at least a 5% leverage ratio, a 6% Tier I risk-based capital ratio, and a 10% total risk-based capital ratio. However, the regulatory agencies may impose higher minimum standards on individual institutions or may downgrade an institution from one category because of safety and soundness concerns.

    At December 31, 1995, the Bank's leverage ratio was 7.49%, Tier I risk-based ratio was 11.01%, and total risk-based ratio was 12.33%.

(10)   SUPPLEMENTAL CASH FLOW INFORMATION

    During 1995, 1994 and 1993, the Company and the Bank paid to depositors and other creditors interest of $5,872,000, $3,276,000 and $2,730,000, respectively. Also during 1995, 1994 and 1993, the Company paid income taxes of $1,125,000, $890,000 and $905,000, respectively.

(11)   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contractual or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.





                                     F-17
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       The Bank's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written, is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                                         Contractual or
                                                                        notional amount
                                                                      at December 31, 1995
                                                                   -------------------------
                                                                         (in thousands)
  Financial instruments whose contract amounts represent
     credit risk:
         Commitments to extend credit                                   $     12,555
         Standby letters of credit and financial guarantees                      543
         written

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; crop liens; real estate; and income-producing commercial properties.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private short-term borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

    The Bank originates and sells mortgage loans to other financial institutions with certain recourse provisions. These provisions require the Bank to repurchase the loan should the borrower be in default within a specified period of time, subsequent to the sale of the mortgage.
       Most of the recourse provisions are in effect from three to six months following the date the loan is sold to the investor. No such amounts were outstanding at December 31, 1995.

(12)   CONCENTRATION OF CREDIT RISK

    The Bank grants real estate, commercial, industrial, and agricultural loans to customers primarily in northeast Louisiana. Although the Bank has a diversified loan portfolio, a substantial portion (approximately 50%) of its loans, although not necessarily originated for the purposes of real estate acquisition, are secured by real estate and its ability to fully collect its loans could depend upon the real estate market in this region. The Bank typically requires collateral sufficient in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the Bank.

    Certain of the Bank's real estate, agricultural, and commercial and industrial loans totaling $23,080,000 were made as a part of the Farmers Home Administration's program for lending to the agricultural industry. These loans are generally 90% guaranteed as to principal and interest.





                                     F-18
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(13)   FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995. Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                  December 31, 1995
                                             ---------------------------
                                               Carrying         Fair
                                                Amount         Value
                                             ------------   ------------
                                               (Dollars in thousands)
  Financial assets:
     Cash and cash equivalents               $     15,770         15,770
     Securities available-for-sale                 31,784         31,784
     Loans                                        106,220        109,151
     Accrued interest receivable                    3,179          3,179


  Financial liabilities:
     Deposits                                     145,125        144,981
     Accrued interest payable                         772            772
     Federal Home Loan Bank advances                6,170          6,179

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    SECURITIES AVAILABLE-FOR-SALE - The fair value of securities available-for-sale is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

    LOANS - Fair values are estimated for portfolio of loans that have similar financial characteristics. Loans are segregated by type and maturity for purposes of measurement. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

    The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For purposes of estimating fair value, loans with a remaining maturity of three months or less and adjustable rate loans are assumed to be carried at approximate fair value due to repricing at current market rates.

    Fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

    DEPOSITS - The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, and interest-bearing transaction accounts is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    FEDERAL HOME LOAN BANK ADVANCES - The fair value of the Company's federal home loan bank advances is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Federal Home Loan Bank.





                                     F-19
                                                                     (Continued)

                  FIRST CAPITAL BANCORP., INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

    OTHER CATEGORIES OF FINANCIAL INSTRUMENTS - The carrying amount of cash and cash equivalents and accrued interest approximate fair value because of the short maturity of these instruments. The fair value of off-balance sheet instruments such as commitments to extend credit and standby letters of credit are not material.

    LIMITATIONS - Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

(14)   CONTINGENCIES

    In December 1995, Capital Bank voluntarily reported to the U.S. Treasury
       Department a number of inadvertent violations of the Bank Secrecy Act and the regulations thereunder that occurred at Capital Bank between November 1994 and August 1995. The Treasury Department has taken no action in response to Capital Bank's report, although a possibility exists that civil money penalties could be imposed. Management is unable to determine the likelihood that penalties will be imposed or the amount of any such penalties, but does not believe that the ultimate disposition of this matter will have a material adverse effect on the Company's or the Bank's financial condition.

    There are various claims and legal actions arising in the ordinary course of business involving the Company and/or the Bank. In the opinion of management of the Company and the Bank, the ultimate disposition of these matters will not have a material adverse effect on the Company's or the Bank's financial condition.





                                     F-20
                                                                     (Continued)

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            DEPOSIT GUARANTY CORP.,

                       DEPOSIT GUARANTY LOUISIANA CORP.,

                  DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA,

                          FIRST CAPITAL BANCORP, INC.

                                      AND

                                  CAPITAL BANK

                              Table of Contents


Article I.    THE HOLDING COMPANY MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
              1.01   Holding Company Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
              1.02   Effective Date of the Holding Company Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
              1.03   Effect of the Holding Company Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
              1.04   Additional Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
              1.05   Conversion of FCB Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
              1.06   Anti-Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
              1.07   Exchange of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
              1.08   Shares of DG Louisiana.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
              1.09   Tax Consequences.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Article II.   THE BANK MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
              2.01   The Bank Merger.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
              2.02   Effective Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
              2.03   Cancellation of Capital Stock of Capital Bank.   . . . . . . . . . . . . . . . . . . . . . . . . . 5
              2.04   Capital Structure of the Receiving Association.  . . . . . . . . . . . . . . . . . . . . . . . . . 5
              2.05   Effects of the Bank Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              2.06   Tax Consequences.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Article III.  REPRESENTATIONS AND WARRANTIES OF CAPITAL BANK AND FCB  . . . . . . . . . . . . . . . . . . . . . . . . . 6
              3.01   Corporate Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              3.02   Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              3.03   Investments; No Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              3.04   Loan Portfolio.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              3.05   Authority; No Violation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              3.06   Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              3.07   Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              3.08   No Broker's Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              3.09   Title to Properties; Encumbrances.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              3.10   No Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              3.11   Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              3.12   Leases.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              3.13   Trademarks; Trade Names.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              3.14   Compliance with Applicable Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              3.15   [Reserved.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              3.16   Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              3.17   Powers of Attorney; Guarantees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              3.18   Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              3.19   Benefit and Employee Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              3.20   Contracts and Commitments; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              3.21   Disclosure.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              3.22   Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              3.23   Environmental Matters.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              3.24   Contract Termination Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Article IV.   REPRESENTATIONS AND WARRANTIES OF DGC, DG LOUISIANA AND DGNB LOUISIANA  . . . . . . . . . . . . . . . .  19
              4.01   Corporate Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

              4.02   Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              4.03   Authority; No Violation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              4.04   Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              4.05   Legality of DGC Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              4.06   SEC Documents; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              4.07   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              4.08   No Broker's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              4.09   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              4.10   Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Article V.    COVENANTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              5.01   Conduct of Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              5.02   Limitation on Actions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              5.03   Current Information.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              5.04   Access to Properties and Records; Confidentiality.   . . . . . . . . . . . . . . . . . . . . . .  24
              5.05   Interim Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              5.06   Regulatory Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              5.07   Approval of Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              5.08   Compliance with SEC Rules 144 and 145.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              5.09   Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              5.10   Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              5.11   Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              5.12   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              5.13   Post-Merger Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              5.14   Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              5.15   Retirement of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              5.16   Severance and Employments Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29


Article VI.   CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              6.01   Conditions to Each Party's Obligations under this Agreement.   . . . . . . . . . . . . . . . . .  30
              6.02   Conditions to the Obligations of DGC, DG Louisiana, and DGNB
                     Louisiana under this Agreement.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              6.03   Conditions to the Obligations of Capital Bank and FCB under this
                     Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Article VII.  CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              7.01   Time and Place.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              7.02   Deliveries at the Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Article VIII. TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              8.01   Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              8.02   Effect of Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Article IX.   MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              9.01   Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              9.02   Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              9.03   Parties in Interest.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              9.04   Amendment, Extension and Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              9.05   Complete Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              9.06   Non-Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . .  40
              9.07   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

              9.08   Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              9.09   Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                          AGREEMENT AND PLAN OF MERGER


       This AGREEMENT AND PLAN OF MERGER, dated as of December 26, 1996, by and among First Capital Bancorp, Inc. ("FCB"), a corporation organized under the laws of the State of Louisiana, and its wholly-owned subsidiary Capital Bank ("Capital Bank"), a state banking association organized under the laws of Louisiana, and Deposit Guaranty Corp. ("DGC"), a corporation organized under the laws of the State of Mississippi, its wholly-owned subsidiary Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a corporation organized under the laws of Louisiana, and DG Louisiana's wholly-owned subsidiary Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a banking association organized under the laws of the United States, each acting pursuant to a resolution of its Board of Directors.

       In consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties agree that FCB shall be merged into DG Louisiana (the "Holding Company Merger") on the terms and subject to the conditions set forth in this Agreement and simultaneously therewith or immediately following the Holding Company Merger, Capital Bank shall be merged into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement.

                                       I.

                           THE HOLDING COMPANY MERGER

       1.01 Holding Company Merger. In accordance with the applicable provisions of the Louisiana Business Corporation Law ("LBCL"), FCB shall be merged with and into DG Louisiana pursuant to a certificate of merger substantially in the form attached as Exhibit A and executed and acknowledged in the manner required by law; the separate existence of FCB shall cease; and DG Louisiana shall be the corporation surviving the Holding Company Merger.


       1.02 Effective Date of the Holding Company Merger. The Holding Company Merger shall become effective on the date and time (the "Effective Date") set forth in the certificate of merger filed in the office of the Secretary of State of Louisiana.


       1.03 Effect of the Holding Company Merger. On the Effective Date, (i) the separate existence of FCB shall cease and FCB shall be merged with and into DG Louisiana, (ii) DG Louisiana shall continue to possess all of the rights, privileges and franchises possessed by it and shall, on the Effective Date, become vested with and possess all rights, privileges and franchises possessed by FCB, (iii) DG Louisiana shall be responsible for all of the liabilities and obligations of FCB in the same manner as if DG Louisiana had itself incurred such liabilities or obligations, and the Holding Company Merger shall not affect or impair the rights of the creditors or of any persons dealing with FCB, (iv) the Holding Company Merger will not of itself cause a change, alteration or amendment to the Articles of Incorporation or the Bylaws of DG Louisiana, (v) the Holding Company Merger will not of itself affect the tenure in office of any officer or director of DG Louisiana and no such person will succeed to such positions solely by virtue of the Holding Company Merger, and
(vi) the Holding Company Merger shall, from and after the Effective Date, have all the effects provided by applicable Louisiana law.


       1.04 Additional Actions. If, at any time after the Effective Date, DG Louisiana shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in DG Louisiana, title to or the possession of any property or right of FCB acquired or to be acquired by reason of, or as a result of, the Holding Company Merger, or (ii) otherwise to carry out the purposes of this Agreement, FCB and its proper officers and directors shall be deemed to have granted to DG Louisiana an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in DG

Louisiana and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of DG Louisiana are fully authorized in the name of FCB to take any and all such action.


       1.05 Conversion of FCB Shares. Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the LBCL and shares of common stock, no par value of FCB ("FCB Common Stock") held by FCB or any member of its consolidated group (other than in a fiduciary capacity), which shall by reason of the Holding Company Merger be cancelled, and subject to the provisions of Section 1.07(e) relating to fractional shares, at the Effective Date by reason of the Holding Company Merger, each issued and outstanding share of FCB Common Stock shall be converted into and become that number of shares of the common stock, no par value, of DGC ("DGC Common Stock") determined by multiplying the number of FCB shares by each of the Exchange Ratio and the Escrow Shares Exchange Ratio as determined in this Section 1.05. The Exchange Ratio shall be determined as follows:

       (a) In the event the Average Market Price of DGC Common Stock is greater than or equal to $25.50 per share, the Exchange Ratio shall equal 1,568,626, less the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of DGC Common Stock, divided by the total number of shares of FCB Common Stock issued and outstanding immediately prior to the Effective Date;

       (b) In the event the Average Market Price of DGC Common Stock is less than or equal to $23.50 per share, the Exchange Ratio shall equal 1,702,126, less the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of DGC Common Stock, divided by the total number of shares of FCB Common Stock issued and outstanding immediately prior to the Effective Date; or

       (c) In the event the Average Market Price of DGC Common Stock is greater than $23.50 per share, but less than $25.50 per share, the Exchange Ratio shall be determined by dividing 40,000,000 by the Average Market Price, subtracting from the product the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of DGC Common Stock, and then dividing the result by the total number of shares of FCB Common Stock issued and outstanding immediately prior to the Effective Date.

       The Escrow Shares Exchange Ratio shall equal the number of whole shares equal as nearly as possible to the quotient obtained by dividing 3,000,000 by the Average Market Price of DGC Common Stock divided by the total number of shares of FCB Common Stock issued and outstanding immediately prior to the Effective Date.

       The "Average Market Price" of the DGC Common Stock shall be the average of the closing per share trading prices of DGC Common Stock as reported by the New York Stock Exchange on the New York Stock Exchange composite transactions tape (adjusted for any stock split or similar transaction) on the ten (10) consecutive trading days ending on the tenth business day prior to the Effective Date.


       1.06 Anti-Dilution. If prior to the Effective Date DGC should split, reclassify or combine DGC Common Stock, or pay a stock dividend or other distribution in DGC Common Stock, then the Exchange Ratio and the Escrow Shares Exchange Ratio shall be appropriately adjusted to reflect such split, reclassification, combination, dividend or distribution.


       1.07   Exchange of Shares.  (a)   Within ten (10) days after the
Effective Date, Deposit Guaranty National Bank, acting as exchange agent (the "Exchange Agent"), shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented issued and outstanding shares of FCB Common Stock (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing DGC Common Stock and the cash in lieu of fractional shares, if any, into which the shares of FCB Common Stock represented by such Certificates shall have been converted pursuant to this Agreement (other than the portion of such shares of DGC Common Stock that comprise Escrow Shares, as defined below). Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor: (i) a certificate representing that number of whole shares of DGC Common Stock, as defined below, to which such holder of FCB Common Stock shall have become entitled pursuant to the provisions hereof (other than the portion of such shares of DGC Common Stock that comprise Escrow Shares, as defined below), and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered, and such Certificate shall forthwith be canceled. Lost Certificates shall be treated in accordance with the existing procedures of FCB.

       (b) No dividends or other distributions declared after the Effective Date with respect to DGC Common Stock and payable to the holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of DGC Common Stock into which the shares represented by such Certificate have been converted.

       (c) If any certificate representing shares of DGC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of DGC Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (d) After the Effective Date there shall be no transfers on the stock transfer books of FCB of the shares of FCB Common Stock which are outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of DGC Common Stock as provided herein.

       (e) No certificates or scrip representing fractional shares of DGC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to DGC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of DGC. DGC shall combine any fractional share payable to a holder of FCB Common Stock based on the Exchange Ratio and any fractional share payable to the same holder of FCB Common Stock based on the Escrow Shares Exchange Ratio and add the resulting whole share to the number of shares to be issued to such holder pursuant to the Exchange Ratio. DGC shall pay in lieu of any remaining fractional share an amount in cash determined by multiplying (i) the Average Market Price of DGC Common Stock, by (ii) the fraction of a share of DGC Common Stock to which such holder would otherwise be entitled.

       (f) On the Effective Date the Exchange Agent shall deposit with the escrow agent under an escrow agreement in the form attached hereto as Schedule 1.07(f) (the "Escrow Agreement") a number of shares of DGC Common Stock equal to the product of the Escrow Shares Exchange Ratio and the number of shares of FCB Common Stock issued and outstanding immediately prior to the Effective Date (the "Escrow Shares"). The Escrow Shares shall be held by the escrow agent during the period and for the purposes specified in the Escrow Agreement, and shall be released to the former holders of Certificates or DGC, or both, as the case may be, only in accordance with the terms thereof.


       1.08 Shares of DG Louisiana. The shares of capital stock of DG Louisiana outstanding immediately prior to the Effective Date shall not be changed or converted by virtue of the Holding Company Merger.

       1.09 Tax Consequences. It is intended that the Holding Company Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.



                                      II.

                                THE BANK MERGER

       2.01   The Bank Merger.  On the Effective Date (as defined in Section
2.02 hereof), Capital Bank shall be merged with and into DGNB Louisiana under the Articles of Association of DGNB Louisiana, as amended, existing under Charter No. 13648, pursuant to the provisions of, and with the effects provided in, 12 U.S.C. Section 215a and La. R.S. Sections
 6:351 et seq. On the Effective Date, DGNB Louisiana, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Hammond, Louisiana, and at its legally established branches (including, without limitation, the legally established offices from which Capital Bank conducted business immediately prior to the Effective Date). The Articles of Association of DGNB Louisiana shall not be altered or amended by virtue of the Bank Merger, and the incumbency of the directors and officers of DGNB Louisiana shall not be affected by the Bank Merger nor shall any person succeed to such positions by virtue of the Bank Merger. DGNB Louisiana shall file this Agreement with the Louisiana Commissioner of Financial Institutions (the "Commissioner") pursuant to La. R.S. Section 6:352 and make appropriate filings with the Office of the Comptroller of the Currency (the "OCC"). Capital Bank and DGNB Louisiana are sometimes referred to together as the "Merging Associations."


       2.02 Effective Date. The Bank Merger shall become effective on the Effective Date.


       2.03 Cancellation of Capital Stock of Capital Bank. On the Effective Date, by virtue of the Bank Merger, all shares of the capital stock of Capital Bank shall be canceled and no cash, securities or other property shall be issued in the Bank Merger in respect thereof.


       2.04 Capital Structure of the Receiving Association. As of September 30, 1996, DGNB Louisiana had capital of $2,341,210 divided into 234,121 shares of common stock authorized, each of $10 par value ("DGNB Louisiana Common Stock"), surplus of $31,231,554 and undivided profits, including capital reserves, of $15,753,998, and net unrealized loss on available for sale securities of $1,104,166. As of September 30, 1996, Capital Bank had capital of $375,000 divided into 75,000 shares of common stock authorized, each of $5.00 par value, surplus of $5,625,000 and undivided profits, including capital reserves, of $6,157,963, and net unrealized gains on available-for-sale securities of $143,820.

       If accounted for under the pooling method, at the Effective Date, the amount of capital of the Receiving Association shall be $2,341,210 divided into 234,121 shares of common stock, each of the par value of $10, and at the Effective Date, the Receiving Association shall have a surplus of $37,231,554 and undivided profits, including capital reserves, which when combined with capital and surplus will be equal to the combined capital structures of Capital Bank and DGNB Louisiana, as set forth above, adjusted, however, for the results of operations and for other acquisitions consummated between September 30, 1996 and the Effective Date.

       If accounted for under the purchase method, at the Effective Date, the amount of capital of the Receiving Association shall be $2,341,210 divided into 234,121 shares of common stock, each of the par value of $10, and on the Effective Date, the Receiving Association shall have a surplus of $31,234,554, plus the value of the consideration to be paid by DGC in the Holding Company Merger, and undivided profits, including capital reserves, which when combined with capital and surplus will be equal to the capital structure of DGNB Louisiana, as set forth above, adjusted, however, for the results of operations of DGNB Louisiana and for other acquisitions consummated between between September 30, 1996 and the Effective Date.


       2.05 Effects of the Bank Merger. On the Effective Date, the corporate existence of each of the Merging Associations shall be merged into and continued in DGNB Louisiana, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Bank Merger. All rights, franchises and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Association by virtue of the Bank Merger without any deed or other transfer. The Receiving Association, upon the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the Merging Associations at the time of the Bank Merger, subject to the conditions specified in 12 U.S.C. Section 215a(f). The Receiving Association shall, from and after the Effective Date, be liable for all liabilities of the Merging Associations.


       2.06 Tax Consequences. It is intended that the Bank Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.



                                      III.

                       REPRESENTATIONS AND WARRANTIES OF
                              CAPITAL BANK AND FCB

       Capital Bank and FCB hereby make the following representations and warranties to DGC, DGNB Louisiana, and DG Louisiana:

       3.01 Corporate Organization. (a) Capital Bank is a banking association duly organized, validly existing and in good standing under the laws of the State of Louisiana. Capital Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

       (b) FCB is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. FCB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so licensed or qualified would have a material adverse effect on the financial condition, results of operations or business of FCB and Capital Bank, taken as a whole.

       3.02 Capitalization. (a) The authorized capital stock of Capital Bank consists of 75,000 shares of common stock, $5.00 par value (the "Capital Bank Common Stock"). At the close of business on September 30, 1996, there were 75,000 shares of Capital Bank Common Stock issued and outstanding and no shares held in Capital Bank's treasury. Except as set forth on Schedule 3.02 hereto, all issued and outstanding shares of Capital Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as provided in La. R.S. Section 6:262) and free of preemptive rights. Except as set forth on Schedule 3.02 hereof, Capital Bank has not issued any additional shares of Capital Bank Common Stock since September 30, 1996, and does not have and is not bound by any outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Capital Bank Common Stock or any security representing the right to purchase or otherwise receive any Capital Bank Common Stock. FCB has good, valid and marketable title to the Capital Bank Common Stock, and on the Effective Date the same will be free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever.

       (b) The authorized capital stock of FCB consists of 2,000,000 shares of FCB Common Stock and 60 shares of FCB Preferred Stock. At the close of business on September 30, 1996, there were 459,990 shares of FCB Common Stock and 13 shares of FCB Preferred Stock issued and outstanding. Except as set forth on Schedule 3.02 hereto, all issued and outstanding shares of FCB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule
3.02 hereof, FCB has not issued any additional shares of FCB Common Stock since September 30, 1996, and does not have and is not bound by any outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FCB Common Stock or any security representing the right to purchase or otherwise receive any FCB Common Stock.

       3.03 Investments; No Subsidiaries. The "FCB Consolidated Group," as such term is used in this Agreement, consists of FCB and Capital Bank. Except as set forth on Schedule 3.03 hereof, neither Capital Bank nor FCB has any subsidiaries or equity interest in any corporation, partnership, joint venture or other entity, except for such equity interest which Capital Bank may have acquired as a result of foreclosure and is as of the date hereof holding subject to sale.

       3.04 Loan Portfolio. All loans, discounts and financing leases (in which any member of the FCB Consolidated Group is lessor) reflected on the FCB Latest Balance Sheet (as defined in Section 3.07) (a) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of the FCB Consolidated Group,
(b) are evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected. Set forth in Schedule 3.04 hereto is a true and complete list of all real property in which Capital Bank has an interest as creditor or mortgagee in an amount greater than $50,000. Except as set forth in Schedule 3.04 hereto, there are no outstanding loans held by Capital Bank with an unpaid balance of $25,000 or more in which a material default has occurred and is continuing on the date hereof. A material default for purposes of this Section 3.04 includes, without limitation, the failure to pay indebtedness or an installment thereof more than sixty (60) days after it is due and payable.

       3.05 Authority; No Violation. Each of Capital Bank and FCB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Capital Bank have been duly and validly approved by the Board of Directors of Capital Bank, and, except for approval by FCB as the sole shareholder of Capital Bank, no other corporate proceedings on the part of Capital Bank are necessary to consummate the transactions so contemplated. The Board of Directors of FCB has duly and validly approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by FCB, and, except for the approval of this Agreement by its shareholders, no other corporate proceedings on the part of FCB are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Capital Bank and FCB and (assuming due authorization, execution and delivery by DGC, DG Louisiana and DGNB Louisiana) constitutes a valid and binding obligation of Capital Bank and of FCB enforceable against each in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

       3.06 Consents and Approvals. Except as set forth on Schedule 3.06, no consents or approvals of any third party are necessary in connection with (i) the execution and delivery by FCB and Capital Bank of this Agreement or (ii) the consummation by FCB and Capital Bank of the Mergers and the other transactions contemplated hereby.

       3.07 Financial Statements. (a) The consolidated financial statements of FCB and its consolidated subsidiaries (collectively, the "FCB Financial Statements") for the fiscal years ended December 31, 1993 through 1995 have been audited by KPMG Peat Marwick, LLP, certified public accountants in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles and, except as disclosed therein, have been applied on a basis consistent with prior periods, and present fairly the financial position of FCB and its consolidated subsidiaries at such dates and the results of operations and cash flows for the periods then ended. The consolidated financial statements of FCB and its consolidated subsidiaries for the nine months ended September 30, 1996 ("FCB Interim Financial Statements") have been prepared in accordance with generally accepted accounting principles (except that substantially all of the disclosures and the statements of cash flows have been omitted), applied on a basis consistent with prior periods, and present fairly the financial position of FCB and its consolidated subsidiaries at such date and the results of operations for the period then ended and reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim period presented therein. Neither FCB nor any of its consolidated subsidiaries has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) that is material individually or in the aggregate, except as and to the extent reflected on the latest balance sheet included as part of the FCB Interim Financial Statements (the "FCB Latest Balance Sheet"), or as may have been incurred or may have arisen since the date of the FCB Latest Balance Sheet in the ordinary course of business, and except for those liabilities, commitments, debts, and obligations set forth in
Schedule 3.10.

       (b) FCB has delivered to DGC, DG Louisiana and DGNB Louisiana true and complete copies of the annual report to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for the year ended December 31, 1995 of each member of the FCB Consolidated Group required to file such reports and all call reports made to the Federal Deposit Insurance Corporation ("FDIC") or the Federal Reserve Board, as the case may be, since December 31, 1993, of each member of the FCB Consolidated Group required to file such reports. All call reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency.

       3.08 No Broker's Fees. Except as set forth in Schedule 3.08 hereto, neither Capital Bank, FCB nor any of their officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

       3.09   Title to Properties; Encumbrances. Except as set forth in
Schedule 3.09 hereto, Capital Bank and FCB have good, valid and marketable title to, or a valid leasehold interest in, (a) all their real properties and
(b) all other properties and assets reflected in the FCB Latest Balance Sheet, other than any of such properties or assets which have been sold or otherwise disposed of since the date of the FCB Latest Balance Sheet in the ordinary course of business and consistent with past practice. Except as set forth in
Schedule 3.09 hereto, all of such properties and assets are free and clear of all title defects, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever, except, with respect to all such properties and assets (i) liens for current taxes and assessments not in default, (ii) minor imperfections of title, and encumbrances, if any, which have arisen in the ordinary course of business, which are not substantial in character, amount or extent and which do not detract from the value of or interfere with the present or contemplated use of any of the properties subject thereto or affected thereby or otherwise impair the business operations conducted or contemplated by Capital Bank or FCB, (iii) mortgages and encumbrances which secure indebtedness, which is properly reflected in the FCB Latest Balance Sheet, and
(iv) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the FCB Latest Balance Sheet, provided that such obligations are not delinquent or are being contested in good faith. All personal property material to the business, operations or financial condition of Capital Bank or FCB, and all buildings, structures and fixtures used by Capital Bank or FCB in the conduct of their businesses, are in good operating condition and repair, ordinary wear and tear excepted. Except as set forth in Schedule 3.09 hereto, neither Capital Bank nor FCB has received any notification of any violation (which has not been cured) of any material building, zoning or other similar law, ordinance or regulation in respect of such property or structures or its use thereof.

       3.10 No Undisclosed Liabilities. Except as set forth in Schedule 3.10 hereto, as of the date hereof neither Capital Bank nor FCB has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except liabilities and obligations
(i) fully reflected or reserved against in the FCB Latest Balance Sheet or disclosed in the notes thereto or (ii) incurred since the date of the FCB Latest Balance Sheet in the ordinary course of business and consistent with past practice, which liabilities or obligations are, either individually or in the aggregate, material to the FCB Consolidated Group, taken as a whole.

       3.11   Absence of Certain Changes or Events.  (a) Except as set forth in
Schedule 3.11 hereto, since the date of the FCB Latest Balance Sheet, there has not been:


              i) any material adverse change in the business, results of operations, financial condition or prospects of Capital Bank or FCB, or any event which has had or will have a material adverse effect on any of the foregoing;

              ii) any loss, damage, destruction or other casualty affecting any of the properties, assets or business of Capital Bank or FCB or any of their subsidiaries (whether or not covered by insurance) in an amount, individually or in the aggregate, in excess of $25,000;

              iii) any increase of more than ten percent (10%) in the compensation payable by Capital Bank or FCB to any of their directors, officers, agents, consultants, or any of their employees whose total compensation after such increase was in excess of $25,000 per annum, or any extraordinary bonus, percentage compensation, service award or other like benefit granted, made or accrued to the credit of any such director, officer, agent, consultant or employee, or any extraordinary welfare, pension, retirement or similar payment or arrangement made or agreed to by Capital Bank or FCB for the benefit of any such director, officer, agent, consultant or employee;

              iv) any change in any method of accounting or accounting practice of Capital Bank or FCB;

              v) any loan in excess of $25,000 or portion thereof rescheduled as to payments thereon, subject to a moratorium on payment thereof or written off by Capital Bank or FCB as uncollectible; or

              vi) any agreement or understanding, whether in writing or otherwise, of Capital Bank or FCB to do any of the foregoing.

       (b) Except as set forth in Schedule 3.11 hereto, since the date of the FCB Latest Balance Sheet, neither Capital Bank nor FCB has:

              i) issued or sold any promissory note, stock, bond or other corporate security of which it is the issuer in an amount greater than $25,000;

              ii) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000 as to each such lien, encumbrance, obligation or liability, other than current liabilities shown on the FCB Latest Balance Sheet and current liabilities incurred since the date of the FCB Latest Balance Sheet in the ordinary course of business and consistent with past practice, and other than any such lien, encumbrance, obligation or liability of the nature (regardless of amount) required to be disclosed pursuant to Section 3.11(a)(iii) hereto;

              iii) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, other than dividends by Capital Bank to FCB to the extent necessary to pay necessary and routine expenses of FCB;

              iv) split, combined or reclassified any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

              v) sold, assigned or transferred any of its assets (real, personal or mixed, tangible or intangible), canceled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

              vi) sold, assigned, transferred or permitted to lapse any patents, trademarks, trade names, copyrights or other similar assets, including applications for registration or licenses thereof;

              vii) paid any amounts or incurred any liability to or in respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction (other than any transaction of the nature (regardless of amount) required to be disclosed pursuant to Section 3.11(a)(iii) hereof) or entered into any agreement or arrangement with, any corporation or business in which Capital Bank, FCB or any of their officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act) of any such person, has any direct or indirect interest;

              viii)  entered into any collective bargaining agreements; or

              ix) entered into any other transaction other than in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated by this Agreement.

       3.12 Leases. Set forth in Schedule 3.12 hereto is an accurate and complete list of all leases calling for annual rent payments in excess of $10,000 pursuant to which Capital Bank or FCB, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time- sharing or other data processing services, describing for each lease Capital Bank's or FCB's financial obligations under such lease its rental payments, expiration date and renewal terms. Except as set forth in Schedule 3.12 hereto: (a) all such leases are in full force and effect in accordance with their terms; and (b) there exists no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease; and (c) neither Capital Bank nor FCB is a lessee under a lease having an unexpired term greater than 36 months that requires Capital Bank or FCB to make payments for the use of any property at rates currently higher than prevailing market rates for similar properties in the localities where such properties are located.

       3.13 Trademarks; Trade Names. Set forth in Schedule 3.13 hereto is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications for registration thereof and licenses therefor) owned by Capital Bank or FCB or in which they have any interest. To their knowledge, Capital Bank and FCB own, or have the rights to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of their existing businesses as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3.13 hereto, no claims are pending by any person for the use of any trademarks, trade names or copyrights set forth on such Schedule or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor to the knowledge of FCB and Capital Bank is there any valid basis for any such claim, challenge or question, and to the knowledge of FCB and Capital Bank, use of such trademarks, trade names and copyrights by Capital Bank or FCB does not infringe on the rights of any person.

       3.14 Compliance with Applicable Law. Except as set forth in Schedule 3.14, Capital Bank and FCB hold all licenses, franchises, permits and other governmental authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any respect under any, applicable statutes, laws, ordinances, rules, regulations, and orders of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over them or over any part of their operations (to the extent that such default could result in a material limitation on the conduct of Capital Bank's or FCB's business, or could cause Capital Bank or FCB to incur a substantial financial penalty).

       3.15   [Reserved.]

       3.16 Insurance. Set forth in Schedule 3.16 hereto is an accurate and complete list of all policies of insurance, including the amounts thereof, owned by Capital Bank or FCB or in which Capital Bank or FCB is named as the insured party. All such policies are valid, enforceable and in full force and effect, and no member of the FCB Consolidated Group has received any notice of material premium increase or cancellation with respect to any of its insurance policies now in effect. Such insurance with respect to Capital Bank's and FCB's property and the conduct of their businesses is in such amounts and against such risks as are usually insured against by institutions of similar size operating similar properties and businesses in the State of Louisiana and, in the opinion of management of FCB or Capital Bank, as the case may be, are adequate for the conduct of Capital Bank's and FCB's businesses. Except as set forth in Schedule 3.16 hereto, within the past five (5) years, neither Capital Bank nor FCB has ever been refused any insurance nor have their coverages been limited (other than certain exclusions for coverage of certain events or circumstances stated in such policies) by any insurance carrier to which they have applied for insurance or with which they have carried insurance.

       3.17   Powers of Attorney; Guarantees.  Except as set forth in Schedule
3.17 hereto, other than in the ordinary course of business neither Capital Bank nor FCB has given any power of attorney to any person to act on its behalf, or has any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, co- maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, which is still in effect.

       3.18 Tax Matters. Capital Bank and FCB make the following representations with respect to tax matters:

       (a) For purposes of this Section, the following definitions shall apply:

       (1) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state or local government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which any member of the FCB Consolidated Group is required to pay, withhold or collect.

       (2) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

       (b) To the knowledge of the FCB Consolidated Group, all Returns required to be filed by or on behalf of members of the FCB Consolidated Group have been duly filed and, to the knowledge of the FCB Consolidated Group, such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the

Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material amount of Taxes are payable by the FCB Consolidated Group with respect to items or periods covered by such Returns or with respect to any period ending prior to the date of this Agreement. Each member of the FCB Consolidated Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the FCB Consolidated Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the FCB Consolidated Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

       (c) The Returns of the FCB Consolidated Group have not been audited in the past five (5) years by a government or taxing authority, nor to the knowledge of the FCB Consolidated Group, is any such audit in process, pending or threatened. To the knowledge of the FCB Consolidated Group, no material deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of the FCB Consolidated Group, and no member of the FCB Consolidated Group has received notice or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it prior to the date hereof. No member of the FCB Consolidated Group is a party to any action or proceeding for assessment or collection of Taxes, nor to the knowledge of the FCB Consolidated Group, has such event been asserted or threatened against any member of the FCB Consolidated Group or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the FCB Consolidated Group.

       3.19 Benefit and Employee Matters. (a) Schedule 3.19(a) lists all written pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, employment, compensation arrangements, consulting, bonus, collective bargaining, group insurance, severance and other written employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto established or maintained by FCB or Capital Bank, for the benefit of any of the present or former directors, officers, or other employees of Capital Bank and FCB. Schedule 3.19(a) also identifies each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by any member of the FCB Consolidated Group. Except as set forth in Schedule 3.19(a) hereto, neither Capital Bank nor FCB maintains or contributes to any "employee benefit plan," as such term is defined in Section 3 of ERISA. Except as set forth in Schedule 3.19(a), all "employee benefit plans" maintained by Capital Bank or FCB (all such plans being listed in Schedule 3.19(a) hereto) (collectively, the "Capital Bank Plans") are in material compliance with the provisions of ERISA and the applicable provisions of the Code. No member of the FCB Consolidated Group has ever maintained or become obligated to contribute to any "employee benefit plan" as such term is defined in Section 3(3) of ERISA, (i) that is subject to Title IV of ERISA or (ii) that is a multiemployer plan under Title IV of ERISA. To the knowledge of the FCB Consolidated Group, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred that could result in liability to FCB, Capital Bank or DGC, DG Louisiana or DGNB Louisiana. No member of the FCB Consolidated Group has any current or projected liability in respect of post- employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code.

       (b) Except as set forth in Schedule 3.19(b) hereto, during the last five (5) years, neither Capital Bank nor FCB has been or is a party to any collective bargaining or other labor contract. During the last five (5) years, there has not been, there is not presently pending or existing, and there is not threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any proceeding against or affecting Capital Bank or FCB relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Capital Bank or FCB or their premises, or (iii) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Capital Bank and FCB, and no such action is contemplated by either of them. Capital Bank and FCB have complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and occupational safety and health. Neither Capital Bank nor FCB is liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

       3.20 Contracts and Commitments; No Default. (a) The following information relating to Capital Bank and FCB has been made available to DGC, DG Louisiana or DGNB Louisiana:

              i) to the extent permitted by law, any bank regulatory agency reports relating to the examination of Capital Bank which have been made available to Capital Bank or FCB for the past five (5) years;

              ii) the name of each bank with which Capital Bank or FCB has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

              iii) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which Capital Bank or FCB is indebted in an amount greater than $50,000 for borrowed money or the price of purchased property, accompanied by originals or certified copies thereof and all amendments or modifications of any thereof (other than certificates of deposit and other depository instruments);

              iv) any loans, including any other credit arrangements by Capital Bank, to any holder of ten percent (10%) or more of FCB Common Stock, to any of Capital Bank's or FCB's directors or executive officers, to any members of the immediate families of any of Capital Bank's or FCB's directors or executive officers or to any corporation, firm or other organization in which any of such directors or executive officers has, directly or indirectly, beneficial ownership of more than ten percent (10%); and

              v) any pending application, including any documents or materials relating thereto, which has been filed by Capital Bank or FCB with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or a new subsidiary bank.

       (b) Except as set forth in Schedule 3.20 hereto, neither Capital Bank nor FCB is a party to or bound by, nor have any bids or proposals been made by or to Capital Bank or FCB with respect to, any written or oral, express or implied:

              i)     contract relating to the matters referred to in paragraph
       (a) above;

              ii) contract with or arrangement for directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit-sharing, stock option, stock purchase or other employee benefit plan or arrangement, other than the contracts or arrangements referred to in Schedule 3.19(a) and Schedule 3.24;

              iii)   collective bargaining or union contract or agreement;

              iv) contract, commitment or arrangement by Capital Bank or FCB, as borrower, for the borrowing of money or for a line of credit in an amount greater than $50,000;

              v) contract, commitment or arrangement for the lending of money or for the granting of a line of credit by Capital Bank or FCB, as lender in an amount greater than $100,000;

              vi) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which is not in the ordinary course of business, and has a term of more than twelve (12) months (including periods covered by any option to renew by either party);

              vii) contract containing covenants purporting to limit its freedom to compete;

              viii) contract or commitment for the acquisition, construction or refurbishment of any property, plant or equipment, other than contracts and commitments for the acquisition, construction or refurbishment of any property, plant or equipment not in excess of $20,000 for any one establishment or $50,000 in the aggregate.

       (c) Capital Bank and FCB have performed in all material respects all the obligations required to be performed by them under any material contract, agreement, arrangement, commitment or other instrument to which they are a party (including, without limitation, any of those described in paragraphs (a) and (b) of this Section 3.20), and there is not, with respect to any such contract, agreement, commitment or other instrument, (i) any notice of violation, or (ii) any existing default (or event which, with or without due notice or lapse of time or both, would constitute a default) on the part of Capital Bank or FCB, which default would have a material adverse effect on the business, results of operations or financial condition, and neither Capital Bank nor FCB has received notice of any such default, nor has Capital Bank or FCB knowledge of any facts or circumstances which would reasonably indicate that it will be or may be in default under, any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

       3.21 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any schedule or certificate, list or other writing furnished to DGC or DGNB Louisiana pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to this transaction which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered in writing to, DGC and DGNB Louisiana.

       3.22 Litigation. Except as listed on Schedule 3.22, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of FCB or Capital Bank, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting FCB or Capital Bank or any of their subsidiaries or any of the directors, officers, or employees of the foregoing, which would, if adversely determined, have a material adverse effect on the financial condition, results of operations or business of FCB and Capital Bank, taken as a whole, and to the knowledge of FCB or Capital Bank no facts or circumstances exist that would be likely to result in the filing of any such action that would have a material adverse effect on the financial condition, results of operations or business of FCB or Capital Bank. Neither FCB or Capital Bank nor any of their subsidiaries is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

       3.23 Environmental Matters. (a) To the best knowledge of each, FCB and Capital Bank are, and have been, in compliance with all applicable federal, state and local laws, regulations, rules and decrees pertaining to pollution or protection of the environment ("Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Louisiana Environmental Quality Act, La. R.S. Section 30: 2001 et seq., or any similar federal, state or local law, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of FCB and Capital Bank.

       (b) To the best knowledge of each, all property owned, leased, operated or managed by FCB or Capital Bank, or in which FCB or Capital Bank has any interest, including any mortgage or security interest ("Business Property"), and all businesses and operations conducted on any of the Business Property (whether by FCB or Capital

Bank, a mortgagor, or any other person), are, and have been, in compliance with all applicable Environmental Laws, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of FCB or Capital Bank.

       (c) To the best knowledge of each, there is no judicial, administrative, arbitration or other similar proceeding pending or threatened before any court, governmental agency, authority or other forum in which FCB or Capital Bank or any prior owner of any Business Property has been or, with respect to threatened matters, is threatened to be named as a party relating to
(i) alleged noncompliance with any applicable Environmental Law or (ii) the release or threatened release into the environment of any Hazardous Substance (as defined below), and relating to any of the Business Property, except for such proceedings pending or threatened that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of FCB or Capital Bank, and to the knowledge of each there is no reasonable basis for any such proceeding. The term "Hazardous Substance" means any pollutant, contaminant, or toxic or hazardous substance, chemical, or waste defined, listed or regulated by any Environmental Law (and specifically shall include, but not be limited to, asbestos, polychlorinated biphenyls, and petroleum and petroleum products).

       (d) To the best knowledge of each, there has been no release or threatened release of a Hazardous Substance in, on, under, or affecting any of its Business Property, except such release or threatened release that is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of FCB or Capital Bank.

       3.24 Contract Termination Provisions. Except for those contracts set forth in Schedule 3.24 hereto, all contracts between Capital Bank or FCB and any employee thereof or independent contractor thereto shall, by the terms of such contracts or a written addendum thereto, be terminable by DGC, DG Louisiana, or DGNB Louisiana following the Mergers, upon no more than thirty
(30) day's written notice to the employee or independent contractor.



                                      IV.

              REPRESENTATIONS AND WARRANTIES OF DGC, DG LOUISIANA
                               AND DGNB LOUISIANA

       DGC, DG Louisiana and DGNB Louisiana represent and warrant to Capital Bank and FCB as follows:

       4.01 Corporate Organization. DGC and DG Louisiana are corporations duly organized, validly existing and in good standing under the laws of the States of Mississippi and Louisiana, respectively, and DGNB Louisiana is a national banking association duly organized, validly existing and in good standing under the laws of the United States. DGC, DG Louisiana, and DGNB Louisiana, respectively, have the corporate power and authority (and DGNB Louisiana has received appropriate authorizations from the OCC) to own or lease all of their properties and assets and to carry on their businesses as they are now being conducted, and DGC and DG Louisiana are duly licensed and qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so licensed would have a material adverse effect on the financial condition, results of operations or business of DGC and its subsidiaries, taken as a whole.

       4.02 Capitalization. The authorized capital stock of DGC consists of 100,000,000 shares of DGC Common Stock and 25,000,000 shares of Class A Voting Preferred Stock, no par value, and 25,000,000 shares of Class B Non-Voting Preferred Stock, no par value (collectively, "the DGC Preferred Stock"). At the close of business on September 30, 1996 (adjusted for the two-for-one stock split effected in December, 1996), there were 38,864,032 shares of DGC Common Stock issued and outstanding and no shares of DGC Preferred Stock had been issued. In addition, as of September 30, 1996 (adjusted for the two-for-one stock split effected in December, 1996), options to acquire 796,304 shares of DGC Common Stock were outstanding and DGC had commitments to issue up to 2,200,560 shares of DGC Common Stock in connection with pending acquisitions. The authorized capital stock of DG Louisiana consists of

5,000,000 shares, no par value. At the close of business on September 30, 1996, there were 1,000 shares of DG Louisiana Common Stock issued and outstanding, one hundred percent (100%) of which shares were owned by DGC. The authorized capital stock of DGNB Louisiana consists of 234,121 shares of DGNB Louisiana Common Stock. At the close of business on September 30, 1996, there were 234,121 shares of DGNB Louisiana Common Stock issued and outstanding, one hundred percent (100%) of which shares were owned by DG Louisiana. All issued and outstanding shares of DGC Common Stock have been, and the shares of DGC Common Stock to be issued pursuant to the Holding Company Merger will be, duly authorized and validly issued, and all such shares are and will be fully paid and non-assessable, free of liens, security interests, pledges or other encumbrances and all preemptive or similar rights other than liens, security interests, pledges or other encumbrances placed thereon by the holders of FCB Common Stock, and except for the restrictions set forth in the Escrow Agreement. Except as referred to above, DGC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of DGC Common Stock or DGC Preferred Stock or any security representing the right to purchase or otherwise receive any DGC Common Stock or DGC Preferred Stock.

       4.03 Authority; No Violation. (a) DGC, DG Louisiana and DGNB Louisiana, respectively, have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The respective Boards of Directors of DGC, DG Louisiana, and DGNB Louisiana, or a majority thereof, and DGC as the sole shareholder of DG Louisiana, have duly and validly approved and adopted this Agreement and the transactions contemplated hereby, have executed or authorized the execution of and have authorized the delivery of this Agreement, and except for approval by DG Louisiana, as the sole shareholder of DGNB Louisiana, no other corporate proceedings on the part of DGC, DG Louisiana or DGNB Louisiana are necessary or desirable to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by DGC, DG Louisiana and DGNB Louisiana and constitutes a valid and binding obligation of each of DGC, DG Louisiana and DGNB Louisiana, enforceable against each in accordance with its terms.

       (b) Neither the execution and delivery of this Agreement by DGC, DG Louisiana or DGNB Louisiana nor the consummation by DGC, DG Louisiana or DGNB Louisiana of the transactions contemplated hereby, nor compliance by DGC, DG Louisiana or DGNB Louisiana with any of the provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of DGC or DG Louisiana, or the Articles of Association or Bylaws of DGNB Louisiana, (ii) to the best knowledge of DGC, DG Louisiana and DGNB Louisiana violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to DGC, DG Louisiana, DGNB Louisiana or any of their subsidiaries or any of their respective properties or assets, or (iii) to the best knowledge of DGC, DG Louisiana and DGNB Louisiana violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of DGC, DG Louisiana, DGNB Louisiana or any of their subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which DGC, DG Louisiana, DGNB Louisiana or any of their respective subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such conflicts, breaches or defaults as are set forth in Schedule 4.03 hereto, or which either individually or in the aggregate will not have a material adverse effect on the business, results of operations or financial condition of DGC and its consolidated subsidiaries (the "DGC Consolidated Group") or any of their respective subsidiaries.

       4.04 Consents and Approvals. Except as set forth on Schedule 4.04, no consents or approvals of any third party are necessary in connection with (i) the execution and delivery by DGC, DG Louisiana and DGNB Louisiana of this Agreement or (ii) the consummation of the Mergers and the other transactions contemplated hereby.

       4.05 Legality of DGC Common Stock. The DGC Common Stock to be issued in connection with the Holding Company Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights.

       4.06   SEC Documents; Financial Statements.   (a)  DGC has timely filed
all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "DGC SEC Documents"), complete copies of which
have been provided to FCB.   As of their respective dates, the DGC SEC
Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

       (b) The DGC financial statements included in the DGC SEC Documents have been audited by KPMG Peat Marwick LLP, certified public accountants (in the case of the DGC audited financial statements) in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of DGC and its consolidated subsidiaries at such dates and the results of operations, changes in shareholder's equity and cash flows for the periods then ended, except, in the case of the DGC interim financial statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The DGC interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as and to the extent set forth on the consolidated balance sheet of DGC and the DGC subsidiaries at September 30, 1996 (the "DGC Latest Balance Sheet"), or as otherwise set forth in the DGC SEC Documents, neither DGC nor any of the DGC subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of DGC or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.

       (c) Since the date of the DGC Latest Balance Sheet, there has not been any material adverse change in the business, results of operations, or financial condition of the DGC Consolidated Group, or any event which has had or will have a material adverse effect on any of the foregoing.

       4.07 Litigation. Except as disclosed by DGC in any report filed by it with the SEC prior to the date of this Agreement, there are no material actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of DGC and its subsidiaries, threatened against DGC or its consolidated subsidiaries which are required to be disclosed pursuant to Items 3 and 5 of Form 8-K, Items 1 and 5 of Form 10-Q and Item 103 of Regulation S-K of the SEC's Rules and Regulations, and, to the knowledge of DGC and its subsidiaries, no facts or circumstances exist that would form the basis for such actions, suits, proceedings, arbitrations or investigations.

       4.08 No Broker's Fees. No agent, broker, person or firm acting on behalf of DGC, DG Louisiana or DGNB Louisiana is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

       4.09 Compliance with Law. DGC holds all licenses, franchises, permits and other governmental authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all material respects with and is not in default in any respect under any, applicable statutes, laws, ordinances, rules, regulations, and orders of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations (to the extent that such default could result in a material limitation on the conduct of DGC's business, or could cause DGC to incur a substantial financial penalty).

       4.10 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any schedule or certificate, list or other writing furnished to Capital Bank and FCB pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to this transaction which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered in writing to, Capital Bank and FCB.



                                       V.

                            COVENANTS OF THE PARTIES

       5.01 Conduct of Business. Except with the consent of DGC, during the period from the date of this Agreement to the Effective Date:

       (a) Capital Bank and FCB will conduct their businesses and engage in transactions only in the ordinary course and consistent with prudent banking practice.

       (b) Neither FCB nor Capital Bank shall (i) increase by more than ten percent (10%) the compensation payable by Capital Bank or FCB to any of its directors, officers, agents, consultants, or any of its employees whose total compensation after such increase would be in excess of $25,000 per annum, (ii) grant or pay any extraordinary bonus, percentage compensation, service award or other like benefit to any such director, officer, agent, consultant or employee, or (iii) make or agree to any extraordinary welfare, pension, retirement or similar payment or arrangement for the benefit of any such director, officer, agent, consultant or employee.

       (c) Neither FCB nor Capital Bank shall sell or dispose of material assets except in the ordinary course of business.

       (d) Neither FCB nor Capital Bank shall enter into any new capital commitments or make any capital expenditures, except commitments or expenditures within existing operating and capital budgets or otherwise in the ordinary course of business.

       (e) Neither Capital Bank nor FCB shall authorize or issue any additional shares of any class of its capital stock or any securities exchangeable for or convertible into any such shares or any options or rights to acquire any such shares, nor shall Capital Bank or FCB otherwise authorize or effect any change in its capitalization.

       (f) No dividends shall be paid by FCB. No dividends shall be paid by Capital Bank except dividends by Capital Bank to FCB to pay necessary and routine expenses of FCB.

       5.02 Limitation on Actions. Prior to the Effective Date or until the termination of this Agreement, FCB shall not, without the prior approval of the chief executive officer of DGC,

       (a)    solicit or encourage inquiries or proposals with respect to; or

       (b) furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, FCB or any subsidiary thereof, or any business combination with FCB or any subsidiary thereof, other than as contemplated by this Agreement; and shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above; provided, however, that nothing contained in this paragraph shall prohibit the Board of Directors of FCB from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited proposal to acquire FCB pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the Board of Directors of FCB determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders. If FCB furnishes information to or enters into discussions or negotiations with another party prior to September 30, 1997, and (ii) FCB enters into a definitive agreement with such party prior to March 31, 1998, then FCB shall pay DGC a fee of $100,000, unless the Agreement is terminated by DGC, DG Louisiana, or DGNB Louisiana pursuant to Section 8.01(b) prior to FCB entering into a definitive agreement with such party.

       Capital Bank and FCB agree to notify DGC by telephone within twenty-four
(24) hours of receipt of any inquiry with respect to a proposed merger, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, OCC or other governmental authority with respect to a proposed acquisition of Capital Bank or FCB by another party.

       5.03 Current Information. (a) During the period from the date of this Agreement to the Effective Date, Capital Bank and FCB will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of DGC and to report the general status of its ongoing operations. In addition, separate reporting on matters involving the loan portfolio will occur monthly and will include, but not be limited to, (i) all board reports, (ii) a listing of all new and renewed loans, and loan applications on new loans in an amount greater than $50,000 and on renewed loans that have changes in substantive terms and conditions, (iii) delinquency reports, (iv) a listing of loan extensions (v) to the extent possible, loan policy exceptions, loan documentation exceptions, and financial statement exceptions, (vi) watch list reports, (vii) all written communications concerning problem loan accounts greater than $50,000, (viii) notification and written details involving new loan products and/or loan programs, and (ix) such other information regarding specific loans, the loan portfolio and management of the loan portfolio as may be requested. Capital Bank and FCB will promptly notify DGC of any material change in the normal course of their business or in the operation of their properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving either party, and will keep DGC fully informed of such events.

       (b) DGC will provide FCB with: (i) prompt written notice of any material adverse change in the financial condition, results of operations or business of the DGC Consolidated Group, and (ii) as soon as they become available and are publicly disclosed, copies of any reports filed by DGC with the SEC.


       5.04 Access to Properties and Records; Confidentiality. (a) Upon reasonable notice and subject to applicable laws relating to the disclosure of information by them, Capital Bank and FCB shall permit DGC reasonable access to their properties during normal business hours, and shall disclose and make available to DGC and its agents such books, papers and records relating to their assets, stock ownership, properties, operations, obligations and liabilities as DGC may reasonably request, including, but not limited to: their books of account (including their general ledgers); tax records; minute books of directors' and shareholders' meetings; charter documents; bylaws; material contracts and agreements; filings with any regulatory authority; litigation files; compensatory plans affecting its employees; and any other materials pertaining to business activities, projects or programs in which the other parties may have a reasonable interest in light of the proposed Mergers. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the business of the FCB Consolidated Group. No member of the FCB Consolidated Group shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

       (b) All information furnished by any member of the FCB Consolidated Group pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Mergers contemplated hereby and, if such Mergers shall not occur, DGC, DG Louisiana, and DGNB Louisiana shall return to FCB all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose and shall cause its employees, agents and representatives to comply with the foregoing confidentiality obligations, and shall be responsible for the breach of any such obligations by such employees, agents and representatives. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed Mergers are abandoned and shall not apply to (a) any information which (i) DGC, DG Louisiana and DGNB Louisiana can establish by convincing evidence was already in its possession prior to the disclosure thereof by FCB or Capital Bank, (ii) was then generally known to the public or set forth in public records, (iii) became known to the public through no fault of DGC, DG Louisiana or DGNB Louisiana, or (iv) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality, or
(b) disclosures in accordance with an order of a court of competent jurisdiction.


       5.05 Interim Financial Statements. As soon as reasonably available, but in no event more than fifteen (15) days after the end of each month ending after the date of this Agreement, Capital Bank and FCB will deliver to DGC copies of their monthly financial statements.


       5.06 Regulatory Matters. (a) Each of the parties to this Agreement will cooperate with the other parties and use its best efforts to (i) procure all necessary consents and approvals of third parties, (ii) complete all necessary filings, registrations, applications, schedules and certificates,
(iii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Mergers and the transactions contemplated hereby, and (iv) effect the transactions contemplated by this Agreement.

       (b) Each of the parties to this Agreement will cooperate in the preparation of the Registration Statement referred to in Section 5.06(c) below and a proxy statement of FCB (the "Proxy Statement") which complies with the requirements of the Securities Act, the rules and regulations promulgated thereunder and other applicable federal and state laws, for the purpose of submitting this Agreement and the transactions contemplated hereby to FCB's shareholders for approval. Each of the parties to this Agreement will as promptly as practicable after the date hereof furnish all such data and information relating to it and its subsidiaries as any of the other parties may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement. It shall be a condition to FCB's obligation to mail the Proxy Statement that FCB shall have received an opinion of its financial advisor, dated within ten (10) days prior to the date of the Proxy Statement, to the effect that, as of the date thereof, the consideration to be received by the holders of FCB Common Stock pursuant to the Holding Company Merger is fair to such shareholders from a financial point of view.

       (c) DGC shall prepare and file a registration statement with the SEC on Form S-4 under the Securities Act (the "Registration Statement"), which will include the Proxy Statement, as soon as reasonably practicable following the date of this Agreement. The Registration Statement shall comply in all material respects with the Securities Act and DGC will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable, to qualify the DGC Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby.

       (d) DGC will indemnify and hold harmless FCB, each of its directors, each of its officers and each person, if any, who controls FCB within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the Securities Act or the Securities Exchange Act of 1934, any state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Proxy Statement, or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred, promptly as they are incurred, by such person in connection with investigating or defending any such action or claim; provided, however, that DGC shall not be liable in any case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Proxy Statement or any such amendment or supplement in reliance upon or in conformity with information furnished to DGC by or on behalf of the FCB Consolidated Group for use therein.

       (e)    Promptly after receipt by an indemnified party under subparagraph
(d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against DGC under such subparagraph, notify DGC in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify DGC of the commencement thereof, DGC shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from DGC to such indemnified party of its election so to assume the defense thereof, DGC shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if DGC elects not to assume such defense or counsel for the indemnified parties advises in writing that there are material substantive issues which raise conflicts of interest between DGC or FCB and one or more of the indemnified parties, such indemnified parties may retain counsel satisfactory to them, and DGC shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received.

       (f) DGC will use its best efforts to prepare, as promptly as practicable, all necessary documentation, to effect all necessary regulatory applications and filings and obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including those required by the OCC, the Federal Reserve Board, the FDIC and the Commissioner.


       5.07 Approval of Shareholders. (i) FCB will take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, (ii) its Board of Directors will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement, subject to any action taken by, or upon the authority of, such Board of Directors in the exercise of its good faith judgment as to its fiduciary duties to its shareholders, and (iii) FCB will cooperate and consult with DGC, DG Louisiana, and DGNB Louisiana with respect to each of the foregoing matters. FCB, as the sole shareholder of Capital Bank, shall approve this Agreement and the Bank Merger. DG Louisiana, as the sole shareholder of DGNB Louisiana, shall approve this Agreement and the Bank Merger.


       5.08 Compliance with SEC Rules 144 and 145. FCB shall identify in a letter to DGC, after consultation with its counsel and with DGC and its counsel, persons who may be deemed to be affiliates of FCB as that term is defined in Rule 144 under the Securities Act and who will become beneficial owners of Common Stock of DGC pursuant to the Holding Company Merger ("FCB Affiliates"). FCB shall use its best efforts to cause all FCB Affiliates to execute and deliver to DGC written agreements to comply with the applicable resale restrictions set forth in Rules 144 and 145 under the Securities Act and, unless waived by DGC, with such restrictions as are necessary to permit the Mergers to be treated for accounting purposes as a pooling of interests.


       5.09 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.


       5.10 Public Announcements. DGC, DG Louisiana, DGNB Louisiana, Capital Bank and FCB will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. No party to this Agreement shall make any public announcement or otherwise make any disclosure (either public or private), other than such disclosure to employees or agents of any such party as may be required to carry out the transactions contemplated by this Agreement and except as may be required by law, without the written consent of all parties hereto. Each party hereto shall undertake such reasonable steps as may be required to ensure that its employees and agents comply with the provisions of this Section 5.10.


       5.11 Benefits. From and after the Effective Date, DGC will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all Capital Bank employees under all DGC employee benefit plans for which they are eligible, as soon as practicable after the Effective Date. For eligible participants, there shall be no waiting period for coverage under any health or group term life benefit plan, and no employee shall be denied benefits under any health or group term life benefit plan for pre-existing conditions. All prior years of service of Capital Bank employees will be counted for vesting and eligibility purposes under all applicable DGC employee benefit plans to the extent permitted by applicable law. Any Capital Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in a Capital Bank employee benefit plan listed in Schedule 3.19 of this Agreement, shall, on the Effective Date, be covered by or participate in the comparable DGC employee benefit plan if a comparable plan otherwise is maintained by DGC and if the eligibility requirements of the DGC plan are met.


       5.12 Indemnification. (a) From and after the Effective Date, DG Louisiana shall indemnify, defend, and hold harmless the former directors, officers, employees and agents of FCB (each such director, officer, employee or agent referred to as a "Holding Company Indemnified Party") against all losses, claims, damages, liabilities, judgments (and related expenses including but not limited to, attorney's fees and amounts paid in settlement), joint, several or solidary, and any action or other proceeding in respect thereof, to which the Holding Company Indemnified Parties or any of them become subject, based upon or arising out of actions or omissions or alleged actions or omissions of such persons occurring (or alleged to have occurred) at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law or by FCB's Articles of Incorporation and Bylaws as in effect on the date hereof, whichever is greater.

       (b) From and after the Effective Date, DGNB Louisiana shall indemnify, defend, and hold harmless the former directors, officers, employees and agents of Capital Bank (each such director, officer, employee or agent referred to as a "Bank Indemnified Party") against all losses, claims, damages liabilities, judgments (and related expenses including but not limited to, attorney's fees and amounts paid in settlement), joint, several or solidary, and any action or other proceeding in respect thereof, to which the Bank Indemnified Parties or any of them become subject, based upon or arising out of actions or omissions or alleged actions or omissions of such persons occurring (or alleged to have occurred) at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law or by Capital Bank's Articles of Incorporation and Bylaws as in effect on the date hereof, whichever is greater.

       (c) Each of DGNB Louisiana and DG Louisiana shall use its best efforts to maintain the existing directors' and officers' liability insurance policy of Capital Bank and FCB, respectively, covering persons who are currently covered by such insurance for a period of five (5) years after the Effective Date on terms generally no less favorable than those in effect on the date of this Agreement; provided, however, that DGNB Louisiana and DG Louisiana may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date of this Agreement.

       (d) The rights granted to the Holding Company Indemnified Parties and the Bank Indemnified Parties hereby shall be contractual rights inuring to the benefit of all such parties and shall survive this Agreement and the Mergers, and any merger, consolidation or reorganization of DGC.

       5.13 Post-Merger Financial Information. During the six-month period following the Effective Date, DGC shall file all Forms 10-Q and 10-K required to be filed by it with the SEC timely and will issue press releases concerning earnings in accordance with its established practice.

       5.14 Listing Application. DGC shall promptly prepare and submit to the New York Stock Exchange a listing application covering the shares of DGC Common Stock issuable in the Holding Company Merger, and shall use its best efforts to obtain, prior to the Effective Date, approval for the listing of such DGC Common Stock for trading on the New York Stock Exchange upon official notice of issuance.

       5.15 Retirement of Stock. Prior to the Effective Date, FCB shall retire all outstanding shares of FCB Preferred Stock at a cost not exceeding the par value of the FCB Preferred Stock.

       5.16 Severance and Employment Agreements. After the Effective Date, DGNB Louisiana will honor the severance and retention payment provisions of the employment agreements described in Schedule 5.16 regardless of whether the Mergers are consummated prior to the expiration of the terms of such agreements, and will provide severance benefits to former employees of Capital Bank that are at least equivalent to the benefits that would have been provided under the severance policy applicable to DGNB Louisiana, provided that persons who are paid severance benefits pursuant to an employment agreement described in Schedule 5.16 shall not be entitled to any severance benefits other than those set forth in the employment agreement. FCB and Capital Bank agree not to extend the term of any employment agreement described in Schedule 5.16, and to provide any notice required to prevent the automatic extension of the term of any employment agreement described in Schedule 5.16.



                                      VI.

                               CLOSING CONDITIONS

       6.01 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, none of which may be waived:


       (a) This Agreement and the transactions contemplated hereby shall have been approved by two-thirds of the voting power present at the special meeting of shareholders of FCB called pursuant to Section 5.07 hereof, and by the sole shareholders of Capital Bank, DG Louisiana and DGNB Louisiana.

       (b) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Mergers.

       (c) DGC, DG Louisiana, DGNB Louisiana, FCB and Capital Bank shall have received an opinion of Messrs. Watkins Ludlam & Stennis, P.A., in form and substance satisfactory to such parties and their counsel, substantially to the effect that the transactions contemplated by this Agreement will be treated for federal income tax purposes as tax-free reorganizations under Section 368 of the Code.

       (d) A Registration Statement relating to the shares of DGC Common Stock to be issued pursuant to this Agreement shall have become effective under the Securities Act and shall not be subject to any stop order nor shall have any proceedings for that purpose been initiated. All necessary consents or permits from or registrations or filings with state securities commissions shall have been obtained or made.

       (e) This Agreement and the transactions contemplated hereby shall have been approved by the OCC and all other applicable federal and state authorities, and all statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.

       6.02 Conditions to the Obligations of DGC, DG Louisiana, and DGNB Louisiana under this Agreement. The obligations of DGC, DG Louisiana and DGNB Louisiana under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by DGC, DG Louisiana and DGNB Louisiana:

       (a) Each of the obligations of Capital Bank and FCB required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with, and the representations and warranties of Capital Bank and FCB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as otherwise contemplated by this Agreement) and DGC, DG Louisiana and DGNB Louisiana shall have received a certificate to that effect signed by the president of Capital Bank and FCB.

       (b) All action required to be taken by, or on the part of, Capital Bank and FCB to authorize the execution, delivery and performance of this Agreement by Capital Bank and FCB and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Capital Bank, and FCB, and DGC, DG Louisiana and DGNB Louisiana shall have received certified copies of the resolutions evidencing such authorization.

       (c) Any and all permits, consents, waivers, clearances, approvals and authorizations (in addition to those referred to in Section 6.01 hereof) of all third parties and governmental bodies shall have been obtained by Capital Bank and FCB, which are necessary in connection with the consummation of the Mergers by FCB and Capital Bank and the other transactions contemplated hereby.

       (d) DGC, DG Louisiana and DGNB Louisiana shall have received an opinion from McGlinchey Stafford Lang, A Professional Limited Liability Company, counsel to Capital Bank and FCB, dated the date of the Closing, in form and substance satisfactory to DGNB Louisiana, DGC and DG Louisiana to the effect that:

              i) FCB is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Capital Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of Louisiana and (a) has all requisite corporate power to own or lease its properties and to carry on its business as now being conducted, (b) is duly authorized to conduct a general banking business under the Banking Laws of the State of Louisiana, and (c) is an insured bank as defined in the Federal Deposit Insurance Act;

              ii) This Agreement has been duly and validly authorized, executed and delivered by FCB and Capital Bank and is a valid and binding agreement enforceable against each of them, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles;

              iii) The authorized capital stock of FCB consists of 2,000,000 shares of FCB Common Stock and 60 shares of FCB Preferred Stock, of which, as of September 30, 1996, all shares described in Section 3.02 of this Agreement as issued and outstanding have been duly authorized and validly issued and are fully paid and non- assessable;

              iv) The authorized capital stock of Capital Bank consists of 75,000 shares of Capital Bank Common Stock of which, as of September 30, 1996, all shares described in Section 3.02 of this Agreement as issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable (except as provided in La. R.S. Section 6:262);

              v) The execution and delivery by FCB and Capital Bank of this Agreement, consummation by FCB and Capital Bank of the transactions contemplated hereby and compliance by FCB and Capital Bank with the provisions hereof will not violate the Articles of Incorporation of FCB or Capital Bank or violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree known to us to which FCB or Capital Bank is a party or to which they are subject;

              vi) Such counsel has participated in several conferences with representatives of the parties to this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented at the time it became effective and as amended or supplemented (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which no opinion need be rendered).

       As to matters of fact, counsel to FCB and Capital Bank may rely, to the extent they deem appropriate, upon certificates of officers of FCB and Capital Bank, provided such certificates are delivered to DGC and DGNB Louisiana prior to the Closing or attached to the opinion of counsel.

       (e) There shall not have occurred any material adverse change in the financial condition, results of operations, business or prospects of FCB or Capital Bank from the date of the FCB Latest Balance Sheet to the Closing.

       (f) FCB shall have used it bests efforts to cause all FCB Affiliates to execute and deliver to DGC written agreements to comply with the applicable resale restrictions set forth in Rule 145 under the Securities Act and, unless waived by DGC, with such restrictions as are necessary to permit the Mergers to be treated for accounting purposes as a pooling of interests.

       (g) DGC shall have received an opinion of KPMG Peat Marwick, in form and substance satisfactory to DGC, and substantially to the effect that on the basis of a review of this Agreement and all of the circumstances related thereto, in the opinion of KPMG Peat Marwick under Accounting Principles Board Opinion No. 16, the Mergers may be accounted for as a pooling of interests.

       (h) FCB shall have retired all outstanding shares of FCB Preferred Stock at a cost not exceeding the par value of the FCB Preferred Stock.

       Capital Bank and FCB will furnish DGC, DG Louisiana and DGNB Louisiana with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.02 as DGC, DG Louisiana and DGNB Louisiana may reasonably request.

       6.03 Conditions to the Obligations of Capital Bank and FCB under this Agreement. The obligations of Capital Bank and FCB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by Capital Bank and FCB:


       (a) Each of the obligations of DGC, DG Louisiana or DGNB Louisiana, respectively, required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of DGC, DG Louisiana and DGNB Louisiana contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as otherwise contemplated by this Agreement) and Capital Bank and FCB shall have received certificates to that effect signed by the presidents of DGC, DG Louisiana and DGNB Louisiana, respectively.

       (b) All action required to be taken by, or on the part of, DGC, DG Louisiana and DGNB Louisiana to authorize the execution, delivery and performance of this Agreement of DGC, DG Louisiana and DGNB Louisiana and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of DGC, DG Louisiana and DGNB Louisiana, respectively, and Capital Bank and FCB shall have received certified copies of the resolutions evidencing such authorization.

       (c) There shall not have occurred any material adverse change in the financial condition, results of operations, business or prospects of the DGC Consolidated Group from the date of the DGC Latest Balance Sheet to the Closing.

       (d) FCB and Capital Bank shall have received from Messrs. Watkins, Ludlam and Stennis, P.A., counsel for DGC, DG Louisiana and DGNB Louisiana (or as to certain matters involving Louisiana law from Louisiana counsel to DGC, DG Louisiana and DGNB Louisiana), an opinion, dated as of the Closing, in form and substance satisfactory to FCB and Capital Bank, to the effect that:

              i) DGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DGC is qualified to do business as a foreign corporation in Louisiana. DG Louisiana is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DGNB Louisiana is a national bank duly organized, validly existing and in good standing under the laws of the United States and (a) has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, (b) is duly authorized to conduct a general banking business under the Banking Laws of the United States, and (c) is an insured bank as defined in the Federal Deposit Insurance Act;

              ii) This Agreement has been duly and validly authorized, executed and delivered by DGC, DG Louisiana and DGNB Louisiana and is a valid and binding agreement enforceable against each of them, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. All corporate acts required on the part of DGC, DG Louisiana and DGNB Louisiana for the consummation of the Mergers have been taken. Upon filing of the Certificate of Merger attached as Exhibit A hereto with the Secretary of State of Louisiana, the Holding Company Merger will be effective as of the Effective Date. The Bank Merger will be effective as of the date specified in the notice to the OCC specifying the effective date required by OCC procedures;

              iii) The authorized capital stock of DGC consists of 100,000,000 shares of DGC Common Stock, 25,000,000 shares of Class A Voting Preferred Stock, no par value, and 25,000,000 shares of Class B Non-Voting Preferred Stock, no par value of which, as of September 30, 1996, all shares described in Section 4.02 of this Agreement as issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable. All shares of DGC Common Stock to be issued to holders of FCB Common Stock will be, when issued as described in this Agreement and the Registration Statement, duly authorized and validly issued, fully paid and non-assessable, free of liens, security interests, pledges or other encumbrances and all preemptive or similar rights other than liens, security interests, pledges or other encumbrances placed thereon by the holders of FCB Common Stock, and except for the restrictions set forth in the Escrow Agreement;

              iv) The execution and delivery by DGC, DG Louisiana and DGNB Louisiana of this Agreement, consummation by DGC, DG Louisiana and DGNB Louisiana of the transactions contemplated hereby and compliance by DGC, DG Louisiana and DGNB Louisiana with the provisions hereof will not violate the Articles of Incorporation or Association, as the case may be, of DGC, DG Louisiana and DGNB Louisiana, or violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree to which DGC, DG Louisiana and DGNB Louisiana is a party or to which they may be subject;

              v) the Registration Statement became effective prior to the mailing of the Proxy Statement, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted nor are any such proceedings threatened;

              vi) the Registration Statement and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and we do not know of any contracts or documents required to be filed as exhibits to the Registration Statement which are not filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Proxy Statement; and

              vii) Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

       As to matters of fact, counsel to DGC, DG Louisiana and DGNB Louisiana may rely, to the extent they deem appropriate, upon certificates of officers of DGC, DG Louisiana and DGNB Louisiana, provided such certificates are delivered to FCB and Capital Bank prior to the Closing or attached to the opinion of counsel.

       (e) FCB shall have received an opinion of its financial advisor referred to in Schedule 3.08, dated within ten (10) days prior to the date of the Proxy Statement, in form and substance satisfactory to FCB, to the effect that, as of the date thereof, the consideration to be received by holders of FCB Common Stock pursuant to the Holding Company Merger is fair to such shareholders from a financial point of view.

       (f) The shares of DGC Common Stock which shall be issued to the holders of FCB Common Stock upon consummation of the Holding Company Merger shall have been approved for listing for trading on the New York Stock Exchange upon official notice of issuance.

       DGC, DG Louisiana and DGNB Louisiana will furnish Capital Bank and FCB with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.03 as Capital Bank and FCB may reasonably request.

                                      VII.

                                    CLOSING


       7.01 Time and Place. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the offices of DGC, One Deposit Guaranty Plaza, 210 East Capitol Street, Jackson, Mississippi 39205 at 9:00 A.M., local time, on the last business day of the month after all of the conditions contained in Section 6.01(a) and Section 6.01(e) are satisfied or at such other place, at such other time, or on such other date as DGC, DG Louisiana, DGNB Louisiana, FCB and Capital Bank may mutually agree upon for the Closing to take place.


       7.02 Deliveries at the Closing. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to DGC, DG Louisiana, DGNB Louisiana, FCB and Capital Bank the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof, and the parties shall take such further action as is required to effect the Mergers.



                                     VIII.

                                  TERMINATION

       8.01 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Holding Company Merger by the shareholders of FCB:

       (a) by mutual written consent of the parties, properly authorized by their respective Boards of Directors;

       (b) by DGC, DG Louisiana and DGNB Louisiana, if at the time of such termination there shall have been any material adverse change in the financial condition, results of operations, business or prospects of FCB or Capital Bank from the date of the FCB Latest Balance Sheet;

       (c) by FCB and Capital Bank, if at the time of such termination there shall have been any material adverse change in the financial condition, results of operations, business or prospects of DGC from the date of the DGC Latest Balance Sheet;

       (d) by any party hereto, if a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the transactions contemplated by this Agreement violate the antitrust laws of the United States;

       (e) by any party hereto, if at the special meeting of shareholders to be called by FCB pursuant to this Agreement, this Agreement shall not have been approved by the required vote at the special meeting of shareholders of FCB called pursuant to Section 5.07 hereof;

       (f) by DGC, DG Louisiana and DGNB Louisiana, in the event there are dissenting shareholders who hold more than ten percent (10%) of the shares of FCB Common Stock;

       (g) by any party hereto if Closing shall not have occurred by September 30, 1997.

       8.02 Effect of Termination. In the event of termination of this Agreement by either DGC, DG Louisiana, DGNB Louisiana, FCB or Capital Bank as provided above, this Agreement shall forthwith become void and except as provided in Section 5.04 and Section 9.01 hereof there shall be no further liability on the part of Capital Bank, FCB, DGC, DG Louisiana, DGNB Louisiana or their respective officers or directors.

                                      IX.

                                 MISCELLANEOUS

       9.01 Expenses. All out-of-pocket costs and expenses incurred in connection with the Mergers (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses regardless of whether the Mergers are consummated.

       9.02 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified first class mail (return receipt requested) or by facsimile, cable, telegram or telex addressed as follows:

       (a)    If to DGC,  DG Louisiana or DGNB Louisiana, to:

              Deposit Guaranty Corp.
              One Deposit Guaranty Plaza
              210 East Capitol Street
              P.0. Box 730
              Jackson, Mississippi  39205
              Attention:  Arlen L. McDonald
              Fax Number: (601) 354-8192

              Copy to:

              Watkins Ludlam & Stennis, P.A.
              633 North State Street  (39202)
              Post Office Box 427
              Jackson, Mississippi  39205-0427
              Attention: L. Keith Parsons, Esq.
              Fax Number: (601) 949-4804

       (b)    If to Capital Bank or FCB, to:

              First Capital Bancorp, Inc.
              2400 Forsythe Avenue
              Monroe, Louisiana 71201-2939
              Attn.: George W. Cummings
              Fax Number: (318) 325-1718

              Copy to:

              B. Franklin Martin, III, Esq.
              McGlinchey Stafford Lang
              A Professional Limited Liability Company
              643 Magazine Street
              New Orleans, Louisiana 70130
              Fax Number: (504) 596-2879

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

       9.03 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except as expressly provided herein.

       9.04 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Mergers, whether before or after approval thereof by the FCB shareholders, DGC, DG Louisiana, DGNB Louisiana, FCB and Capital Bank may, by action taken by their respective Boards of Directors (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than the conditions set forth in Section 6.01 hereof); provided, however, that, except as explicitly set forth in Section 1.01 hereof, after any approval of the Holding Company Merger by the shareholders of FCB, there may not be, without further approval of such shareholders, any amendment, extension or waiver of this Agreement which changes the amount or form of consideration to be delivered to shareholders of FCB. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

       9.05 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

       9.06 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Date, or the earlier termination of this Agreement pursuant to Article VIII hereof. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or a warranty by the other party shall be to not consummate the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 6.02(a) or 6.03(a) hereof, provided, however, that the foregoing shall not be deemed a waiver of any claim for intentional misrepresentation or fraud.

       9.07 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

       9.08 Governing Law. This Agreement shall be governed by the laws of the State of Louisiana, without giving effect to the principles of conflicts of laws thereof.

       9.09 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, a majority of the members of the Boards of Directors of DGNB Louisiana and Capital Bank, respectively, have each executed this Agreement and directed the authorized signature and seal of each respective bank to be set hereunto by its President and attested to by its Secretary or Cashier, and the Boards of Directors of DGC, DG Louisiana and FCB have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

Attest:       DEPOSIT GUARANTY CORP.




                                   By
------------------------------
Secretary                                  President



Attest:                            DEPOSIT GUARANTY LOUISIANA CORP.



                                   By
------------------------------
Secretary                                  President



Attest:                            FIRST CAPITAL BANCORP, INC.


                                   By
------------------------------
Secretary                                  President



[EXECUTION BELOW BY DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA AND CAPITAL
BANK]






Attest:                            DEPOSIT GUARANTY NATIONAL BANK
                                   OF LOUISIANA


                                   By
------------------------------
Secretary                                  Chairman



(Seal of Bank)




Attest:                            CAPITAL BANK


                                   By
------------------------------
Cashier                                    President



(Seal of Bank)

                                   EXHIBIT B

                   OPINION OF MERCER CAPITAL MANAGEMENT, INC.

                          [MERCER CAPITAL LETTERHEAD]


                                _________, 1997

The Board of Directors
c/o Mr. F. Ronnie Myrick
       President and Chief Executive Officer
       First Capital Bancorp, Inc.
       2400 Forsythe Avenue
       Monroe, Louisiana  71201-2939

Re: Fairness Opinion Regarding the Proposed Acquisition of First Capital Bancorp, Inc., by Deposit Guaranty Corp.

Dear Directors:

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Board of Directors of First Capital Bancorp, Inc. ("First Capital") to issue a fairness opinion for the proposed merger between First Capital and Deposit Guaranty Corp. ("Deposit Guaranty"). A representative of Mercer Capital previously presented an oral, preliminary fairness opinion to the Board of Directors on December 16, 1996 and December 23, 1996. The fairness opinion is issued from a financial point of view on behalf of First Capital shareholders.

Under the terms of the Agreement and Plan of Merger by and among Deposit Guaranty Corp., Deposit Guaranty Louisiana Corp., Deposit Guaranty National Bank of Louisiana, First Capital Bancorp, Inc., and Capital Bank ("the Agreement"), dated December 26, 1996, First Capital will be merged into Deposit Guaranty Louisiana Corp. and Capital Bank will be merged into Deposit Guaranty National Bank of Louisiana. Upon consummation of the mergers, First Capital Common Stock will be converted into Deposit Guaranty Common Stock based upon the following: (a) 1,702,126 shares of Deposit Guaranty Common Stock if Deposit Guaranty's "average market price" is less than $23.50 per share; (b) 1,568,626 shares of Deposit Guaranty Common Stock if the average market price is greater than $25.50 per share; or (c) $40,000,000 worth of Deposit Guaranty Common Stock if the average market price is between $23.50 per share and $25.50 per share. In each case, a number of shares of Deposit Guaranty Common Stock equal to $3,000,000 divided by the average market price will be subject to the Escrow Agreement. The average market price is defined in the Agreement as the average closing price of Deposit Guaranty's Common Stock as reported by the New York Stock Exchange for the ten trading days ending ten days before the effective date.

The Board of Directors
c/o Mr. F. Ronnie Myrick
________, 1997
Page two


Based upon the terms of the Agreement and the approximate trading value of Deposit Guaranty's Common Stock on the date the oral fairness opinion was rendered ($29.50 per share), and assuming that all escrow shares will ultimately be released to First Capital shareholders, the implied value of the proposed merger is $46.3 million, or $100.60 per share. The price represented 351% of First Capital's September 30, 1996 book value, 351% of tangible book value, 18.6x estimated 1996 consolidated earnings of approximately $2.5 million before giving consideration to merger related expenses. The ultimate value of the merger to First Capital stockholders will be contingent upon the market value of Deposit Guaranty's Common Stock during the calculation period and receipt of the escrow shares. As part of the engagement, representatives of Mercer Capital visited with First Capital management on numerous occasions and with Deposit Guaranty management in Jackson, Mississippi. Mercer Capital also
assisted in negotiating the primary financial terms of the Agreement.   Factors
considered in rendering the opinion include:

    1.   Terms of the Agreement;

    2.   The process by which the Agreement was negotiated;

    3. The valuation analysis of First Capital presented by Mercer Capital to the Board of Directors at the December 16, 1996 meeting;

    4. An analysis of the estimated pro-forma changes in book value per share, earnings per share, and dividends per share from the perspective of the First Capital shareholders;

    5. A review of Deposit Guaranty's historical financial performance, historical stock pricing, the liquidity of its shares and current pricing in relation to other publicly traded bank holding companies based in the U.S.;

    6.   Tax consequences of the merger for First Capital shareholders; and,

    7.   Restrictions placed on Deposit Guaranty shares received in the merger.

Mercer Capital did not compile nor audit First Capital's or Deposit Guaranty's financial statements, nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution.

The Board of Directors
c/o Mr. F. Ronnie Myrick
________, 1997
Page three


Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger; nor have we expressed any opinion as to the prices at which any security of Deposit Guaranty or First Capital might trade in the future.

Based upon our analysis of the proposed transaction, it is our opinion that the consideration to be received by the holders of First Capital Common Stock is fair, from a financial point of view, to the common shareholders of First Capital.

                                        Sincerely yours,

                                        MERCER CAPITAL MANAGEMENT, INC.


                                        Jeff K. Davis, ASA, CFA
                                        Vice President

                                   EXHIBIT C

                     SECTION 131 OF THE LOUISIANA BUSINESS
                                CORPORATION LAW

                                   EXHIBIT C



                             La. R.S. 12:131 (1993)

Section 131. Rights of a shareholder dissenting from certain corporate actions

         A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. The right to dissent provided by this Section shall not exist in the case of:

         (1) A sale pursuant to an order of a court having jurisdiction in the premises.

         (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

         (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                                   EXHIBIT D


                                ESCROW AGREEMENT

                                ESCROW AGREEMENT


         This Escrow Agreement is made effective as of ________, 1997 by and among First Capital Bancorp, Inc. ("FCB"), and its wholly-owned subsidiary Capital Bank ("Capital Bank"), and Deposit Guaranty Corp. ("DGC"), its wholly-owned subsidiary Deposit Guaranty Louisiana Corp. ("DG Louisiana"), and DG Louisiana's wholly-owned subsidiary Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), and ________ (the "Escrow Agent"). This Escrow Agreement is entered into in accordance with Section 1.07(f) of the Agreement and Plan of Merger dated ____, among FCB, Capital Bank, DGC, DG Louisiana, and DGNB Louisiana (the "Merger Agreement"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Merger Agreement.

         In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Deposit of Escrow Shares. On the Effective Date, the Exchange Agent shall issue to the Escrow Agent, in its capacity as such, or to such nominees as the Escrow Agent shall designate, a certificate representing the number of whole shares of DGC Common Stock to be issued to holders of FCB Common Stock based on the Escrow Shares Exchange Ratio, which shares shall be held by Escrow Agent for the benefit of such holders of FCB Common Stock (the "Beneficial Owners") subject to the terms of this Escrow Agreement. The Escrow Agent agrees to accept and hold the Escrow Shares on deposit with it in accordance with the terms of this Escrow Agreement, and to release the Escrow Shares to the Beneficial Owners or DGC, or both, as the case may be, only in accordance with the terms hereof. The Exchange Agent shall provide the Escrow Agent a list setting forth the names and addresses of the Beneficial Owners and the number of shares assigned to each Beneficial Owner, and the percentage that such number of shares bears to the total number of Escrow Shares (such percentage is referred to herein as a Beneficial Owner's "Proportionate Interest").

         2. Dividends and Other Distributions; Voting. (a) The Escrow Agent shall promptly upon on its receipt of the same, pay over or transfer to each Beneficial Owner the same proportion of cash dividends paid on the Escrow Shares as the number of shares assigned to the Beneficial Owner bears to the total number of Escrow Shares. All other distributions made with respect to the Escrow Shares (including, without limitation, all dividends and distributions made in connection with any reclassification or recapitalization, split-up, consolidation or exchange of shares) shall be held by the Escrow Agent pursuant to the terms of this Escrow Agreement.

         (b) The Escrow Agent shall, in connection with all meetings of shareholders of DGC, designate a suitable proxy or proxies (who may be the proxies designated by the management of DGC in connection with a general solicitation of proxies from shareholders) to vote the shares held by the Escrow Agent hereunder and entitled to vote that portion of the shares held hereunder for the account of each Beneficial Owner in such manner as such Beneficial Owner shall, in written instructions delivered to the Escrow Agent, direct. The Escrow Agent shall, promptly after its receipt of the same, mail to each Beneficial Owner a copy of each annual report, notice of meeting of shareholders, proxy statement or other solicitation material distributed generally to shareholders of DGC in connection with each meeting of the shareholders of DGC, or otherwise.

         3. Demands for Release of Escrow Shares. (a) If any member of the DGC Consolidated Group pays a fine or civil money penalty or an amount in settlement of a claim by the United States for any such fine or civil money penalty as a result of matters described in Schedule 3.14. to the Merger Agreement or as a result of any other violation by Capital Bank of the Bank Secrecy Act or the Treasury Department regulations promulgated thereunder prior to the Effective Date (collectively, a "Covered Payment"), DGC may deliver to the Escrow Agent a certificate (the "Certificate") demanding that the Escrow Agent transfer to DGC a number of whole shares equal as nearly as possible to the amount of the Covered Payment, less the amount of any tax benefit to the DGC Consolidated Group as a consequence of such Covered Payment, divided by the Average Market Price of DGC Common Stock (as defined in the Merger Agreement). The Certificate shall specify the amount and nature of the Covered Payment, the tax treatment of such Covered Payment, the number of Escrow Shares for which release is demanded, and the basis for the demand. A copy of the Certificate shall be mailed by the Escrow Agent to each Beneficial Owner within five business days after receipt thereof by the Escrow Agent, along with a letter of instructions regarding the procedure for objecting to the release of the Escrow Shares demanded in the Certificate.

         (b) Unless the Escrow Agent receives a written objection (an "Objection") to the Certificate from Beneficial Owners having an aggregate Proportionate Interest greater than 10% within 45 days after the date of the Escrow Agent's mailing of a copy of the Certificate to the Beneficial Owners, the Escrow Agent shall release to DGC the number of Escrow Shares demanded in the Certificate. If the Escrow Agent receives a timely Objection to a Certificate, it shall forward a copy thereof to DGC within five business days of receipt of such Objection.

         (c) If Beneficial Owners having an aggregate Proportionate Interest greater than 10% deliver timely Objections to a Certificate to the Escrow Agent, the Escrow Agent shall not release any of the Escrow shares to DGC pursuant to the Certificate unless and until the Escrow Agent receives (i) a certified copy of an arbitration award from an arbitration conducted pursuant to Article 9 hereof, specifying the number of Escrow Shares, if any, to be released, or (ii) joint instructions from DGC and Beneficial Owners holding a majority of the Proportionate Interest owned by those Beneficial Owners submitting Objections, instructing the number of Escrow Shares to be released.

         4. Escrow Period. (a) Unless sooner terminated, the escrow created by this Escrow Agreement shall terminate thirty (30) days prior to the fifth anniversary of the Effective Date. If (i) the Treasury Department conducts an investigation of possible violations of the Bank Secrecy Act and the Treasury Department regulations promulgated thereunder by Capital Bank covering a period from the earliest date, as of the time of the investigation, as to which a penalty may be assessed for violations of the Bank Secrecy Act and the Treasury Department regulations by Capital Bank through December 1, 1995, (ii) the Treasury Department investigation has been completed, and (iii) Escrow Shares have been delivered to DGC pursuant to Section 3 of this Escrow Agreement, then DGC shall so notify the Escrow Agent and the Beneficial Owners, and the escrow created by this Escrow Agreement shall terminate.

         (b) Notwithstanding anything to the contrary in this Escrow Agreement, upon termination of the escrow period pursuant to Section 4(a) above, the Escrow Agent shall promptly exchange the DGC stock certificates in its name representing the remaining Escrow Shares for certificates in the names of each of the Beneficial Owners, in an amount as to a Beneficial Owner equal to the number of Escrow Shares then remaining in escrow, multiplied by such Beneficial Owner's Proportionate Interest. The Escrow Agent shall instruct DGC to distribute such new certificates to the Beneficial Owners, and DGC shall do so as promptly as practicable after receipt of such instruction. This Escrow Agreement shall terminate upon disbursement of all of the Escrow Shares. No certificates or scrip representing fractional interests in any Escrow Shares shall be released by the Escrow Agent. All fractional interests in Escrow Shares that a person at any time would otherwise be entitled to receive under this Escrow Agreement shall be disregarded and such person shall only be entitled to receive the resulting whole number of Escrow Shares.

         5. Transfer Restrictions. Neither the right to receive the Escrow Shares nor any interest therein shall be transferable or assignable by the Beneficial Owners other than by will or by the laws of descent and distribution.

         6. Fees and Expenses. DGC shall pay all fees and expenses of the Escrow Agent in accordance with the attached fee schedule.

         7. Limitation on Escrow Agent's Liability. The Escrow Agent shall incur no liability in respect of any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other paper or document believed by it to be genuine and duly authorized nor for anything except its own wilful misconduct, bad faith, or negligence. In all questions arising under this Escrow Agreement the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense shall be made or provide for in a manner satisfactory to it.

         8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified first class mail (return receipt requested) or by facsimile, cable, telegram or telex addressed as follows:

                 i.    If to DGC,  DG Louisiana or DGNB Louisiana, to:

                 Deposit Guaranty Corp.
                 One Deposit Guaranty Plaza
                 210 East Capitol Street
                 P.0. Box 730
                 Jackson, Mississippi  39205
                 Attention:  Arlen L. McDonald
                 Fax Number: (601) 354-8192

                 Copy to:

                 Watkins Ludlam & Stennis, P.A.
                 633 North State Street  (39202)
                 Post Office Box 427
                 Jackson, Mississippi  39205-0427
                 Attention: L. Keith Parsons, Esq.
                 Fax Number: (601) 949-4804

                 ii.   If to the Beneficial Owners:

                 The addresses shown on the books and records of the Escrow
                 Agent.

                 iii.  If to the Escrow Agent:



or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         9. Disputes. In the event of any disagreement among any of the parties hereto and the Beneficial Owners having an aggregate Proportionate Interest greater than 10% regarding any person's rights or obligations hereunder, any party, or Beneficial Owners having an aggregate Proportionate Interest greater than 10%, may submit the question to an arbitrator to be appointed by the American Arbitration Association for arbitration in accordance with its rules, whose determination shall be conclusive and binding on all parties to the Escrow Agreement and the Beneficial Owners. DGC shall pay the fees and expenses of the Arbitrator.

         10. No Admission. Nothing in this Escrow Agreement or the Merger Agreement is intended to or shall be interpreted as an admission or acknowledgment of liability or the extent thereof by any party with respect to the matters described in Schedule 3.14 to the Merger Agreement or any other matter.

         11. DGC Consolidated Group Obligation of Good Faith. DGC agrees that each member of the DGC Consolidated Group will use its best efforts to minimize the amount of any Covered Payment, and will act in good faith, based upon advice of counsel, in settling or defending any claims relating to such matters, provided that no member of the DGC Consolidated Group shall be required to agree to any extension of the statutory period during which claims may be brought for violations of the Bank Secrecy Act and the Treasury Department regulations promulgated thereunder .

         12. Third Party Beneficiaries. This Agreement is intended to be only for the benefit of and is enforceable only by the Beneficial Owners and the parties hereto. This Escrow Agreement is binding on the parties hereto and the Beneficial Owners, and their respective successors, assigns, heirs, administrators, and representatives.

         13. Valuation. For all purposes of this Escrow Agreement, each share of DGC Common Stock included in the Escrow Shares shall be valued at a price equal to the Average Market Price (as defined in the Agreement).

         14. Amendments. This Escrow Agreement may be amended only in writing and with the approval of DGC, the Escrow Agent, and Beneficial Owners having an aggregate Proportionate Interest greater than 50%.

         15. Counterparts. This Escrow Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         16. Governing Law. This Escrow Agreement shall be governed by the laws of the State of Louisiana, without giving effect to the principles of conflicts of laws thereof.

         17. Headings. The Section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

                                  [SIGNATURES]

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Deposit Guaranty is incorporated under the laws of Mississippi. Subarticle E of Article 8 of the Mississippi Business Corporation Act prescribes the conditions under which indemnification may be obtained by a present or former director or officer of Deposit Guaranty who incurs expenses or liability as a consequence of matters arising out of his activities as a director or officer.

         Article Nine of Deposit Guaranty's Articles of Incorporation also provides for indemnification of officers and directors under certain circumstances. Deposit Guaranty has purchased a liability policy which, subject to any limitations set forth in the policy, indemnifies Deposit Guaranty's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed by such person in his capacity as an officer or director.


ITEM 21.  EXHIBITS

         The following exhibits are furnished (or incorporated by reference) as a part of this Registration Statement:

         Exhibit Number                            Description
         --------------                            -----------
               2                  Agreement and Plan of Merger dated as of
                                  December 26, 1996, as amended, included as
                                  Exhibit A to the Proxy Statement/Prospectus
                                  contained herein

               5                  Opinion of Watkins Ludlam & Stennis, P.A.
                                  regarding legality of common stock registered hereby

               8                  Opinion of Watkins Ludlam & Stennis, P.A.
                                  regarding tax matters

               23(a) Consent of KPMG Peat Marwick LLP, independent accountants, with respect to consolidated financial statements of Deposit Guaranty
                                  Corp.

               23(b) Consent of KPMG Peat Marwick LLP, independent accountants, with respect to consolidated financial statements of First Capital
                                  Bancorp, Inc.

               23(c) Consent of Watkins Ludlam & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement

               23(d)              Consent of Mercer Capital Management, Inc.

               24                 Power of attorney included as part of
                                  signature page

               99                 Form of Proxy


ITEM 22.  UNDERTAKINGS

         (1) The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (4) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Deposit Guaranty certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on this the 21st day of January, 1997.



DEPOSIT GUARANTY CORP.



BY: /s/ E. B. ROBINSON, JR.
    -------------------------------
       E. B. Robinson, Jr.
       Chairman of the Board and
       Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints E. B. Robinson, Jr., Howard L. McMillan, Jr., and J. Clifford Harrison, and each of them (with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and affix his name and signature to and file any and all documents relating to the registration under the Securities Act of 1933 of shares of Deposit Guaranty Common Stock for issuance to the shareholders of First Capital Bancorp, Inc. in accordance with the Merger Agreement, and do hereby grant to said attorneys, and each of them full power and authority to do and perform each and every act and thing necessary to be done in and about the premises in order to effectuate such registration as fully to all intents and purposes as he might do personally, and do hereby ratify and confirm all that said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. The documents referred to include a Registration Statement under the Securities Act of 1933 on Form S-4, and any amendments (including post effective amendments) thereto, and all documents deemed necessary or desirable by said attorneys-in-fact to be filed with departments or agencies of the several states regulating the qualification or registration of securities under Blue Sky laws of said states, together with any and all documents and all exhibits relating to the registration statement, amendments, or exhibits required to be filed with any administrative or regulatory agency or authority.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         NAME                               TITLE                                       DATE
         ----                               -----                                       ----
/s/ E. B. ROBINSON, JR.                Chairman of the Board                      January 21, 1997
-----------------------------------    and Director  (Principal
E. B. Robinson, Jr.                    Executive Officer)

/s/ HOWARD L. McMILLAN, JR.            President and Director                     January 21, 1997
----------------------------------
Howard L. McMillan, Jr.

/s/ ARLEN L. McDONALD                  Executive Vice President                   January 21, 1997
----------------------------------     (Principal Financial
Arlen L. McDonald                      Officer)


/s/ STEPHEN E. BARKER             Controller (Principal                           January 21, 1997
-------------------------------   Accounting Officer)
Stephen E. Barker


/s/ MICHAEL B. BEMIS              Director                                        January 21, 1997
-------------------------------
Michael B. Bemis


                                  Director                                        January __, 1997
-----------------------------
Richard H. Bremer


/s/ WARREN A. HOOD, JR.           Director                                        January 21, 1997
----------------------------
Warren A. Hood, Jr.


/s/ CHARLES L. IRBY               Director                                        January 21, 1997
----------------------------
Charles L. Irby


/s/ RICHARD D. McRAE, JR.         Director                                        January 21, 1997
----------------------------
Richard D. McRae, Jr.


/s/ W. R. NEWMAN, III             Director                                        January 21, 1997
----------------------------
W. R. Newman, III


/s/ JOHN N. PALMER                Director                                        January 21, 1997
----------------------------
John N. Palmer


/s/ STEVEN C. WALKER              Director                                        January 21, 1997
----------------------------
Steven C. Walker


/s/ J. KELLEY WILLIAMS            Director                                        January 21, 1997
----------------------------
J. Kelley Williams

                               INDEX TO EXHIBITS


 Exhibit Number       Description                                               Page Number
 --------------       -----------                                               -----------
 2                    Agreement and Plan of Merger dated as of December 26,
                      1996, as amended, included as Exhibit A to the Proxy
                      Statement/Prospectus contained herein

 5 Opinion of Watkins Ludlam & Stennis, P.A. regarding legality of common stock registered hereby

 8 Opinion of Watkins Ludlam & Stennis, P.A. regarding tax matters

 23(a) Consent of KPMG Peat Marwick LLP, independent accountants, with respect to consolidated financial statements of Deposit Guaranty Corp.

 23(b) Consent of KPMG Peat Marwick LLP, independent accountants, with respect to consolidated financial statements of First Capital Bancorp, Inc.

 23(c) Consent of Watkins Ludlam & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration
                      Statement

 23(d)                Consent of Mercer Capital Management, Inc.

 24                   Power of attorney included as part of signature page

 99                   Form of Proxy